Exhibit 5(a)














COMBINATION AGREEMENT

BETWEEN

ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

and

TELEPANEL SYSTEMS INC.




October 29, 1997























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                        TABLE OF CONTENTS
                                                             Page
ARTICLE 1      THE ARRANGEMENT AND RELATED MATTERS . . . . . .  1

     1.1   The Arrangement and Related Matters . . . . . . . .  1
     1.2   Adjustments in Exchange Ratio . . . . . . . . . . .  4
     1.3   Dissenting Shares . . . . . . . . . . . . . . . . .  5
     1.4   Telepanel Options . . . . . . . . . . . . . . . . .  5
     1.5   Telepanel Warrants; Telepanel Convertible
           Securities. . . . . . . . . . . . . . . . . . . . .  6
     1.6   Other Effects of the Arrangement. . . . . . . . . .  7
     1.7   Joint Management Information Circular/
           Proxy Statement; Registration Statement . . . . . .  7
     1.8   Reorganization. . . . . . . . . . . . . . . . . . .  8
     1.9   "Pooling of Interests"; Affiliate Agreements. . . .  8
     1.10  Material Adverse Effect . . . . . . . . . . . . . .  9
     1.11  Currency. . . . . . . . . . . . . . . . . . . . . .  9
     1.12  Best Efforts. . . . . . . . . . . . . . . . . . . .  9

ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF TELEPANEL . .  9

     2.1   Organization; Good Standing; Qualification
           and Power . . . . . . . . . . . . . . . . . . . . . 10
     2.2   Capital Structure . . . . . . . . . . . . . . . . . 10
     2.3   Authority . . . . . . . . . . . . . . . . . . . . . 12
     2.4   Securities Regulatory Authority Reports;
           Financial Statements. . . . . . . . . . . . . . . . 14
     2.5   Information Supplied. . . . . . . . . . . . . . . . 15
     2.6   Compliance with Applicable Laws . . . . . . . . . . 16
     2.7   Title to Assets . . . . . . . . . . . . . . . . . . 16
     2.8   Litigation. . . . . . . . . . . . . . . . . . . . . 17
     2.9   Benefit Plans and Other Compliance. . . . . . . . . 18
     2.10  Absence of Certain Changes or Events. . . . . . . . 19
     2.11  Certain Agreements. . . . . . . . . . . . . . . . . 20
     2.12  Taxes . . . . . . . . . . . . . . . . . . . . . . . 21
     2.13  Fees and Expenses . . . . . . . . . . . . . . . . . 22
     2.14  Environmental Matters . . . . . . . . . . . . . . . 22
     2.15  Interested Party Transactions . . . . . . . . . . . 23
     2.16  Real Estate and Leases. . . . . . . . . . . . . . . 24
     2.17  Material Contracts; No Defaults . . . . . . . . . . 25
     2.18  Intellectual Property . . . . . . . . . . . . . . . 26
     2.19  Insurance . . . . . . . . . . . . . . . . . . . . . 27
     2.20  Restrictions on Business Activities . . . . . . . . 28
     2.21  Books and Records . . . . . . . . . . . . . . . . . 28
     2.22  Board Approval. . . . . . . . . . . . . . . . . . . 28
     2.23  Vote Required.. . . . . . . . . . . . . . . . . . . 28
     2.24  Fairness Opinion. . . . . . . . . . . . . . . . . . 29
     2.25  Pooling Matters . . . . . . . . . . . . . . . . . . 29

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ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF ERS . . . . . 29

     3.1  Organization; Good Standing; Qualification and
          Power. . . . . . . . . . . . . . . . . . . . . . . . 29
     3.2  Capital Structure. . . . . . . . . . . . . . . . . . 30
     3.3  Authority. . . . . . . . . . . . . . . . . . . . . . 31
     3.4  SEC Reports and Financial Statements . . . . . . . . 32
     3.5  Information Supplied . . . . . . . . . . . . . . . . 33
     3.6  Compliance with Applicable Laws. . . . . . . . . . . 34
     3.7  Title to Assets. . . . . . . . . . . . . . . . . . . 34
     3.8  Litigation . . . . . . . . . . . . . . . . . . . . . 35
     3.9  ERISA and Other Compliance.. . . . . . . . . . . . . 35
     3.10 Absence of Certain Changes or Events . . . . . . . . 36
     3.11 Certain Agreements . . . . . . . . . . . . . . . . . 37
     3.12 Taxes. . . . . . . . . . . . . . . . . . . . . . . . 37
     3.13 Fees and Expenses. . . . . . . . . . . . . . . . . . 38
     3.14 Environmental Matters. . . . . . . . . . . . . . . . 38
     3.15 Interested Party Transactions. . . . . . . . . . . . 38
     3.16 Certain Material Contracts . . . . . . . . . . . . . 39
     3.17 Intellectual Property. . . . . . . . . . . . . . . . 39
     3.18 Insurance. . . . . . . . . . . . . . . . . . . . . . 40
     3.19 No Defaults. . . . . . . . . . . . . . . . . . . . . 40
     3.20 Restrictions on Business Activities. . . . . . . . . 40
     3.21 Books and Records. . . . . . . . . . . . . . . . . . 40
     3.22 Board Approval . . . . . . . . . . . . . . . . . . . 41
     3.23 Vote Required. . . . . . . . . . . . . . . . . . . . 41
     3.24 Fairness Opinion . . . . . . . . . . . . . . . . . . 41
     3.25 Pooling Matters. . . . . . . . . . . . . . . . . . . 41

ARTICLE 4      COVENANTS . . . . . . . . . . . . . . . . . . . 42

     4.1  Interim Operations . . . . . . . . . . . . . . . . . 42
     4.2  Shareholder Approval . . . . . . . . . . . . . . . . 46
     4.3  Additional Affiliate Agreements. . . . . . . . . . . 46
     4.4  Joint Proxy Statement. . . . . . . . . . . . . . . . 47
     4.5  Regulatory Approvals . . . . . . . . . . . . . . . . 48
     4.6  Necessary Consents; Certain Notices. . . . . . . . . 48
     4.7  Access to Information and Properties . . . . . . . . 49
     4.8  Satisfaction of Conditions Precedent . . . . . . . . 50
     4.9  No Other Negotiations. . . . . . . . . . . . . . . . 50
     4.10 Pooling. . . . . . . . . . . . . . . . . . . . . . . 54
     4.11 Notification of Certain Matters;
          Interim Financial Statements . . . . . . . . . . . . 54
     4.12 Indemnification. . . . . . . . . . . . . . . . . . . 55
     4.13 Closing; Listing . . . . . . . . . . . . . . . . . . 56
     4.14 Continued Telepanel Operations . . . . . . . . . . . 56
     4.15 Governance . . . . . . . . . . . . . . . . . . . . . 56
     4.16 Installation Representation. . . . . . . . . . . . . 58

ARTICLE 5      CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
               PARTY . . . . . . . . . . . . . . . . . . . . . 59

     5.1  Compliance with Law. . . . . . . . . . . . . . . . . 59
     5.2  Government Consents. . . . . . . . . . . . . . . . . 59
     5.3  SEC Filings. . . . . . . . . . . . . . . . . . . . . 59
     5.4  Shareholder Approval . . . . . . . . . . . . . . . . 60
     5.5  No Legal Action. . . . . . . . . . . . . . . . . . . 60
     5.6  Tax Opinion. . . . . . . . . . . . . . . . . . . . . 60
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     5.7  Pooling Opinion. . . . . . . . . . . . . . . . . . . 60
     5.8  Court Approval . . . . . . . . . . . . . . . . . . . 60
     5.9  OSC, Etc.. . . . . . . . . . . . . . . . . . . . . . 61
     5.10 Appointment to ERS Board; ERS Charter Changes;
          ERS By-Law Amendments. . . . . . . . . . . . . . . . 61
     5.11 High Yield Bonds . . . . . . . . . . . . . . . . . . 61

ARTICLE 6      CONDITIONS PRECEDENT TO OBLIGATIONS OF
               TELEPANEL . . . . . . . . . . . . . . . . . . . 61

     6.1  Accuracy of Representations and Warranties . . . . . 61
     6.2  Covenants. . . . . . . . . . . . . . . . . . . . . . 62
     6.3  Absence of Material Adverse Effect . . . . . . . . . 62
     6.4  Certified Resolutions. . . . . . . . . . . . . . . . 62
     6.5  Third Party Consents . . . . . . . . . . . . . . . . 62
     6.6  FIRPTA . . . . . . . . . . . . . . . . . . . . . . . 63
     6.7  Letter of ERS' Accountants . . . . . . . . . . . . . 63
     6.8  Other Certificates . . . . . . . . . . . . . . . . . 63

ARTICLE 7      CONDITIONS PRECEDENT TO OBLIGATIONS OF ERS. . . 63

     7.1  Accuracy of Representations and Warranties . . . . . 63
     7.2  Covenants. . . . . . . . . . . . . . . . . . . . . . 64
     7.3  Absence of Material Adverse Change . . . . . . . . . 64
     7.4  Dissenting Shares. . . . . . . . . . . . . . . . . . 64
     7.5  Affiliate Agreements . . . . . . . . . . . . . . . . 64
     7.6  Certified Resolutions; Capitalization. . . . . . . . 64
     7.7  Third Party Consents . . . . . . . . . . . . . . . . 65
     7.8  Resignations . . . . . . . . . . . . . . . . . . . . 65
     7.9  Letter of Accountants for Telepanel. . . . . . . . . 65
     7.10 Relief from Telepanel Reporting Obligations. . . . . 65
     7.11 Telepanel Europe . . . . . . . . . . . . . . . . . . 65
     7.12 Certain Adjustments. . . . . . . . . . . . . . . . . 66
     7.13 Other Certificates . . . . . . . . . . . . . . . . . 66

ARTICLE 8      TERMINATION OF AGREEMENT. . . . . . . . . . . . 66

     8.1  Termination. . . . . . . . . . . . . . . . . . . . . 66
     8.2  Notice of Termination. . . . . . . . . . . . . . . . 67
     8.3  Effect of Termination. . . . . . . . . . . . . . . . 67
     8.4  Subsequent Payments. . . . . . . . . . . . . . . . . 67

ARTICLE 9      SURVIVAL OF REPRESENTATIONS . . . . . . . . . . 69

ARTICLE 10     MISCELLANEOUS . . . . . . . . . . . . . . . . . 69

     10.1  Governing Law . . . . . . . . . . . . . . . . . . . 69
     10.2  Assignment; Binding Upon Successors and Assigns . . 69
     10.3  Severability. . . . . . . . . . . . . . . . . . . . 69
     10.4  Counterparts. . . . . . . . . . . . . . . . . . . . 70
     10.5  Other Remedies; Specific Performance. . . . . . . . 70
     10.6  Amendment and Waivers . . . . . . . . . . . . . . . 70
     10.7  Expenses. . . . . . . . . . . . . . . . . . . . . . 70
     10.8  Notices . . . . . . . . . . . . . . . . . . . . . . 70
     10.9  Construction of Agreement . . . . . . . . . . . . . 72
     10.10 No Joint Venture. . . . . . . . . . . . . . . . . . 72
     10.11 Further Assurances. . . . . . . . . . . . . . . . . 72
     10.12 Absence of Third Party Beneficiary Rights . . . . . 72
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     10.13 Public Announcement . . . . . . . . . . . . . . . . 73
     10.14 Entire Agreement. . . . . . . . . . . . . . . . . . 73



Exhibit 1.1        -  Plan of Arrangement
Exhibit 1.1(b)(i)  -  Voting, Support and Exchange Trust Agreement
Exhibit 1.1(b)(ii) -  ERS Charter Changes
Exhibit 1.9(a)     -  ERS Affiliate Agreement
Exhibit 1.9(b)     -  Telepanel Affiliate Agreement
Exhibit 4.4(b)     -  Letter from Price Waterhouse, Chartered
                      Accountants
Exhibit 4.4(c)     -  Letter from Price Waterhouse LLP
Exhibit 5.10       -  ERS By-Law Amendments






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                     INDEX OF DEFINED TERMS

Additional Director........................  Section 4.15
Adjusted Telepanel Convertible Securities..  Section 2.2(d)
Adjusted Telepanel Options.................  Section 1.4
Adjusted Telepanel Warrants................  Section 2.2(c)
Affiliate..................................  Section 4.3
Agreement..................................  Recitals
AIM........................................  Section 3.3(c)
Arrangement................................  Section 1.1(a)

best efforts...............................  Section 1.11

Canadian GAAP..............................  Section 2.4(c)
CBCA.......................................  Section 1.1(a)
Closing....................................  Section 4.13
Closing Date...............................  Section 4.13
Closing Directors..........................  Section 4.15
Code.......................................  Recitals
Confidentiality Agreement..................  Section 8.3
Court......................................  Section 1.1(a)
Currency...................................  Section 1.10

DGCL.......................................  Section 1.1(b)(iii)
Dissenting Shareholders....................  Section 1.3

Effective Date.............................  Section 1.1(a)
Effective Time.............................  Section 1.1(a)
Environmental Law..........................  Section 2.14
ERISA......................................  Section 3.9(a)
ERS........................................  Recitals
ERS Acquisition Agreement..................  Section 4.9(d)
ERS Balance Sheet Date.....................  Section 3.10
ERS Board..................................  Recitals
ERS Charter Changes........................  Section 1.1(b)(ii)
ERS Common Stock...........................  Section 1.1(a)(ii)
ERS Competing Transaction..................  Section 4.9(c)
ERS Disclosure Letter......................  Article 3
ERS Employee Plan..........................  Section 3.9(a)
ERS Group..................................  Section 4.15
ERS Indenture..............................  Section 4.1(a)
ERS Liens..................................  Section 3.7
ERS Notes..................................  Section 5.11
ERS Notice.................................  Section 4.9(d)
ERS Options................................  Section 1.4(a)
ERS Pension Plan...........................  Section 3.9(b)
ERS SEC Documents..........................  Section 3.4(a)
ERS Special Voting Stock...................  Section 1.1(b)(ii)
ERS Stockholders Meeting...................  Section 1.6(a)
ERS Subsidiaries...........................  Section 3.1
ERS Superior Proposal......................  Section 4.9(d)
Exchange Act...............................  Section 1.7(a)
Exchange Ratio.............................  Section 1.1(a)(iii)
Exchangeable Shares........................  Section 1.1(a)(i)

Final Order................................  Section 1.1(a)
5% Senior Convertible Note.................  Section 4.6

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Governmental Entity........................  Section 2.3(c)
Group......................................  Section 4.15

Hazardous Substances.......................  Section 2.14
HSR Act....................................  Section 2.3(c)

Initial Coverage...........................  Section 4.12
Intellectual Property......................  Section 2.18
Interim Order..............................  Section 1.1(a)
ITA........................................  Recitals

Joint Proxy Statement......................  Section 1.7(a)

material...................................  Section 1.9
Material Adverse Effect....................  Section 1.9
Measurement Date...........................  Section 2.2

Nasdaq....................................   Section 2.3(c)
No Action Request..........................  Section 1.6(a)

Option/Warrant Share Equivalents...........  Section 1.2
OSC........................................  Section 2.3(c)

PFIC.......................................  Section 2.12
Plan of Arrangement........................  Section 1.1(a)

Registration Statement.....................  Section 1.7(a)

SEC........................................  Section 1.4(b)
Securities Act.............................  Section 1.4(b)
Senior Conversion Share Equivalents........  Section 1.2

Tax........................................  Section 2.12
Tax Returns................................  Section 2.12
Telepanel..................................  Recitals
Telepanel Agreements.......................  Section 2.17
Telepanel Balance Sheet Date...............  Section 2.10
Telepanel Board............................  Recitals
Telepanel Common Shares....................  Section 1.1(a)(i)
Telepanel Competing Transaction............  Section 4.9(a)
Telepanel Convertible Securities...........  Section 2.2
Telepanel Disclosure Letter................  Section 2.1
Telepanel Employee Plans...................  Section 2.9(a)
Telepanel Europe...........................  Section 5.11
Telepanel Europe Incorporation Agreement...  Section 4.5
Telepanel Europe Put Option................  Section 4.5
Telepanel Europe Shareholders Agreement....  Section 4.5
Telepanel Form 20-F........................  Section 2.17
Telepanel Group............................  Section 4.15
Telepanel Liens............................  Section 2.7(b)
Telepanel Notices..........................  Section 4.9(b)(i)
Telepanel Options..........................  Section 1.4
Telepanel Option Plan......................  Section 1.1(b)(ii)
Telepanel OSC Reports......................  Section 2.4(a)
Telepanel SEC Documents....................  Section 2.4(b)
Telepanel Share Equivalents................  Section 1.2
Telepanel Shareholders Meeting.............  Section 1.7(a)
Telepanel Subsidiaries.....................  Section 2.1
Telepanel Superior Proposal................  Section 4.9(b)(i)
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Telepanel Warrants.........................  Section 2.2
Term.......................................  Section 4.15
TSE........................................  Section 2.3(c)

U.S. GAAP..................................  Recitals

Vengrowth Conversion Share Equivalents.....  Section 1.2
Voting, Support and Exchange Trust
 Agreement.................................  Section 1.1(b)(i)



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                      COMBINATION AGREEMENT

     THIS COMBINATION AGREEMENT (the "Agreement") is entered into as of October 29, 1997 by and between Electronic Retailing Systems International, Inc., a Delaware corporation ("ERS"), and Telepanel Systems Inc., a corporation incorporated under the Canada Business Corporations Act ("Telepanel").

                      W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Telepanel and ERS have approved the transactions contemplated by this Agreement and the Board of Directors of Telepanel (the "Telepanel Board") has agreed to submit the Plan of Arrangement (as defined in Section 1.1) and the other transactions contemplated hereby to its shareholders for approval and the Board of Directors of ERS (the "ERS Board") has agreed to submit the ERS Charter Changes (as hereinafter defined), the transactions contemplated by this Agreement and related matters to its stockholders for approval; and

     WHEREAS, the Arrangement is intended to be treated as (i) a reorganization pursuant to the provisions of section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code"), (ii) a "pooling of interests" under United States generally accepted accounting principles ("U.S. GAAP") and (iii) a reorganization of capital for purposes of section 86 of the Income Tax Act (Canada) (the "ITA") to the extent that Exchangeable Shares are received in exchange for Telepanel Common Shares.

     NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties hereto hereby agree as follows:

                            ARTICLE 1

               THE ARRANGEMENT AND RELATED MATTERS

     1.1  The Arrangement and Related Matters.

     (a) The Arrangement. As promptly as practicable after the execution of this Agreement, Telepanel will apply to the Ontario Court of Justice (General Division) (the "Court") pursuant to section 192 of the Canada Business Corporations Act (the "CBCA") for an interim order in form and substance satisfactory to ERS (such approval not to be unreasonably withheld or delayed) (the "Interim Order") providing for, among other things, the calling and holding of the Telepanel Shareholders Meeting (as defined below) for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under section 192 of the CBCA and pursuant to the Plan of Arrangement in the form of Exhibit 1.1 hereto (with the date of the Joint Proxy Statement inserted in the definition thereof contained therein, the number of Exchangeable Shares [as hereinafter defined] exchangeable for each Telepanel Common Share [as hereinafter defined] inserted in Section 2.5 thereof, and Section 2.8 thereof completed as set forth under
Section 1.5 hereof, in each case prior to the Closing [as hereinafter defined]), together with such amendments or modifications thereto as are approved by both Telepanel and ERS (the "Plan of Arrangement"). If the shareholders of Telepanel approve the Arrangement, thereafter Telepanel will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"). At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the certificate of arrangement issued by the Director under the CBCA giving effect to the Arrangement, the following reorganization of capital and other transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

          (i) (a) the articles of incorporation of Telepanel shall be amended, among other things, to (A) replace the rights, privileges, restrictions and conditions attaching to the common shares, without par value ("Telepanel Common Shares"), of Telepanel with those set forth in Appendix A to the Plan of Arrangement, and (B) authorize an unlimited number of Exchangeable Shares ("Exchangeable Shares") having rights, privileges, restrictions and conditions as set forth in Appendix A to the Plan of Arrangement and (b) the By-laws of Telepanel shall be amended as set forth in Appendix B to the Plan of Arrangement;

          (ii) Telepanel shall issue to ERS 1,000 of Telepanel Common Shares in consideration of the delivery by ERS to Telepanel of a number of shares of Common Stock, par value $.01 per share, of ERS ("ERS Common Stock") equal to the number of Exchangeable Shares exchangeable for 1,000 Telepanel Common Shares in the Arrangement;

          (iii) the Telepanel Common Shares (other than the Telepanel Common Shares held by ERS and by holders who have exercised their rights of dissent in accordance with Article
     3 of the Plan of Arrangement and who are ultimately entitled to be paid fair value for such shares) shall be exchanged for Exchangeable Shares in a ratio of .5566 Exchangeable Shares for each Telepanel Common Share (the ratio of .5566:1, as may be adjusted pursuant to Section 1.2, the "Exchange Ratio"). No fractional Exchangeable Shares will be delivered. In lieu thereof, each holder of a Telepanel Common Share who otherwise would be entitled to receive a fraction of an Exchangeable Share shall be paid by Telepanel an amount determined in accordance with the Plan of Arrangement;

          (iv) upon the exchange referred to in paragraph (iii) above, each holder of a Telepanel Common Share whose shares shall have been so exchanged shall cease to be a holder, shall have his, her or its name removed from the register of holders of Telepanel Common Shares, and shall become a holder of a number of fully paid Exchangeable Shares to which such holder is entitled as above described and such holder's name shall be added to the register of holders of Exchangeable Shares;

          (v) the stated capital attributable to the Exchangeable Shares will be as set out in the Plan of Arrangement; and

          (vi) all of the shares of ERS Common Stock delivered by ERS to Telepanel under sub-paragraph (ii) immediately preceding owned by Telepanel will be distributed to ERS.

     (b)  Ancillary Agreements. On or before the Effective Date:

          (i) ERS, Telepanel and The Montreal Trust Company of Canada (or if such trustee shall decline to serve, such other Canadian trust company to be selected by ERS, which shall be satisfactory to Telepanel, acting reasonably), shall execute and deliver a Voting, Support and Exchange Trust Agreement in the form set forth in Exhibit 1.1 (b)(i) hereto (dated as of the Effective Date, with the Effective Date inserted in the first reference therein to the articles of arrangement), together with such amendments or modifications as are approved by both Telepanel and ERS (the "Voting, Support and Exchange Trust Agreement"); and

          (ii) ERS shall file with the Secretary of State of Delaware amendments to its Certificate of Incorporation pursuant to the Delaware General Corporation Law (the "DGCL") which, effective on the Effective Date, effect changes as set forth in Exhibit 1.1(b)(ii) hereto (with the date of the Voting, Support and Exchange Trust Agreement inserted therein), together with such amendments or modifications as are approved by both Telepanel and ERS (the "ERS Charter Changes") and which shall:

               (A) create one share of Special Voting Stock, par value $.01 per share ("ERS Special Voting Stock"), of
          ERS; and

               (B) authorize the shares of ERS Common Stock to be issued in the Arrangement and a sufficient number of shares of ERS Common Stock so that the retraction and exchange rights attached to the Exchangeable Shares (including, without limitation, those issuable upon exercise of the Telepanel Warrants [as defined in Section 2.2] and upon conversion of the Telepanel Convertible Securities [as defined in Section 2.2]) and the rights of holders of options issued pursuant to the Telepanel Stock Option Plan (the "Telepanel Option Plan") (after giving effect to the exchange described in Section 1.4 of this Agreement) may be honored.
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     (c)  Options; Warrants; Convertible Securities. Promptly after the Effective Time: (i) ERS will notify in writing each holder of a Telepanel Option (as defined in Section 1.4) of (x) the adjustment of such Telepanel Option so as to constitute an Adjusted Telepanel Option (as defined in Section 1.4), the number of Exchangeable Shares that are then subject to such option, and the exercise price of such option, as determined pursuant to Section
1.4 or (y) the exchange of such Telepanel Option for an ERS Option (as defined in Section 1.4), the number of shares of ERS Common Stock that are then subject to such option, and the exercise price of such option, as determined pursuant to Section 1.4; and (ii) ERS will notify in writing each holder of a Telepanel Warrant of the adjustment of such Telepanel Warrant so as to constitute an Adjusted Telepanel Warrant (as defined in Section 2.2(c)), the number of Exchangeable Shares that are then subject to such warrant, and the exercise price of such warrant, as set forth under
Section 2.2(c); and (iii) ERS will notify in writing each holder of a Telepanel Convertible Security of the adjustment of such Telepanel Convertible Security so as to constitute an Adjusted Telepanel Convertible Security (as defined in Section 2.2(d)) and the conversion price of such convertible security, as set forth under Section 2.2(d).

     1.2  Adjustments in Exchange Ratio.

     (a) If, prior to the Effective Time, Telepanel enters into the financing contemplated by Sections 4.1(a)(iii)(a) or 4.1(a)(vii)(a) of the Telepanel Disclosure Letter hereinafter identified, or any portion thereof, and in connection with such financing Telepanel shall at any time potentially be obligated to issue Telepanel Common Shares, or warrants or options with respect thereto, the number of Exchangeable Shares exchangeable for each Telepanel Common Share in the Arrangement shall be adjusted downwards from .5566 so that the product obtained by multiplying
(i) the sum of all Telepanel Common Shares then outstanding, plus the Telepanel Share Equivalents (as hereinafter defined), by (ii) the number of Exchangeable Shares exchangeable for each Telepanel Common Share in the Arrangement, shall equal 11,274,790 (with the Exchange Ratio adjusted downwards from .5566:1 to equal the ratio of such number of Exchangeable Shares to 1).

     (b)  For purposes hereof:

          (i) the "Telepanel Share Equivalents" shall mean the Option/Warrant Share Equivalents, the Vengrowth Conversion
     Share Equivalents and the Senior Conversion Share Equivalents (in each case, as hereinafter defined) plus 250,000;

          (ii) the "Option/Warrant Share Equivalents" shall mean the quotient obtained by dividing (x) the aggregate of each product obtained by multiplying a Telepanel Common Share issuable upon exercise of a Telepanel Option or a Telepanel
     Warrant outstanding by the difference (but not less than zero) obtained by subtracting the exercise price thereof (expressed in Canadian dollars) from Cdn. $4.05, by (y) Cdn. $4.05;

          (iii) the "Vengrowth Conversion Share Equivalents" shall mean the quotient obtained by dividing the aggregate outstanding principal amount of the Vengrowth Debenture (as defined in the Telepanel Disclosure Letter) by Cdn. $3.05; and

          (iv) the "Senior Conversion Share Equivalents" shall mean the quotient obtained by dividing the aggregate outstanding principal amount of the 5% Senior Convertible Notes (as defined in the Telepanel Disclosure Letter) by U.S.$2.55.

     1.3  Dissenting Shares.

     Holders of Telepanel Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in section 190 of the CBCA and Section 3.1 of the Plan of Arrangement (such holders referred to as "Dissenting Shareholders"). Telepanel shall give ERS (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the CBCA and received by Telepanel and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights.

     1.4  Telepanel Options.

     (a) Election. At the Effective Time, after the actions described in Sections 1.1(a) and (b), each of the then outstanding options granted by Telepanel to purchase Telepanel Common Shares
(collectively, the "Telepanel Options") granted under the Telepanel Option Plan will at the option of the holder:

          (x) by virtue of the terms thereof, be adjusted so as to constitute an option (an "Adjusted Telepanel Option") to purchase that number of Exchangeable Shares determined by multiplying the number of Telepanel Common Shares subject to such Telepanel Option at the Effective Time by the number of Exchangeable Shares exchangeable for each Telepanel Common Share pursuant to the Exchange Ratio, at an exercise price per Exchangeable Share, expressed in United States dollars, equal to the exercise price per Telepanel Common Share of such Telepanel Option immediately prior to the Effective Time, expressed in United States dollars, divided by the number of Exchangeable Shares exchangeable for each Telepanel Common Share pursuant to the Exchange Ratio; or

          (y) be exchanged for an option (an "ERS Option") to purchase that number of shares of ERS Common Stock determined by multiplying the number of Telepanel Common Shares subject to such Telepanel Option at the Effective Time by the number of Exchangeable Shares exchangeable for each Telepanel Common Share pursuant to the Exchange Ratio, at an exercise price per share of ERS Common Stock, expressed in United States dollars, equal to the exercise price per Telepanel Common Shares of such Telepanel Option immediately prior to the Effective Time, expressed in United States dollars, divided by the number of Exchangeable Shares exchangeable for each Telepanel Common
     Share pursuant to the Exchange Ratio.

If the foregoing calculation results in an adjusted or exchanged Telepanel Option being exercisable for a fraction of an Exchangeable Share or of a share of ERS Common Stock, as the case may be, then the number of Exchangeable Shares or shares of ERS Common Stock, as the case may be, subject to such option will be rounded down to the nearest whole number of shares and the total exercise price for the option will be reduced by the exercise price of the fractional share. The Adjusted Telepanel Options and the ERS Options will provide that the term, exercisability, vesting schedule and all other terms and conditions of the Telepanel Options will otherwise continue with respect to the Adjusted Telepanel Options and the ERS Options, respectively; except that, pursuant to Section 13 of the Telepanel Option Plan, the Telepanel Board shall, as advised by counsel for ERS and confirmed by counsel for Telepanel, in each case acting reasonably, require that each Adjusted Telepanel Option shall be exercisable subject to such provisions as will ensure that the issuance of the Exchangeable Shares thereunder shall be exempt from the registration requirements of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"). Continuous employment with Telepanel or any of the Telepanel Subsidiaries (as hereinafter defined) prior to the Effective Time will be credited to the holder of a Telepanel Option or of an ERS Option for purposes of determining the number of Exchangeable Shares or shares of ERS Common Stock, as the case may be, subject to exercise under an adjusted or exchanged Telepanel Option after the Effective Time.

     (b) Registration. ERS will cause the ERS Common Stock issuable upon exchange of the Exchangeable Shares issuable upon exercise of the Adjusted Telepanel Options, and the ERS Common Stock issuable upon exercise of an ERS Option, to be registered pursuant to the Securities Act on an appropriate form or forms promulgated by the United States Securities and Exchange Commission (the "SEC") as soon as reasonably practicable after the Effective Time and will use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Adjusted Telepanel Options or ERS Options, as the case may be, shall remain outstanding. ERS will reserve a sufficient number of shares of ERS Common Stock for issuance upon exchange of the Exchangeable Shares issuable upon exercise of the Adjusted Telepanel Options, and for issuance upon exercise of the ERS Options, pursuant to this section.

     1.5  Telepanel Warrants; Telepanel Convertible Securities.

     (a)  ERS will reserve a sufficient number of shares of ERS
Common Stock for issuance upon exchange of the Exchangeable Shares issuable upon the exercise of the Adjusted Telepanel Warrants in accordance with Section 2.2(c) hereof.

     (b)  ERS will reserve a sufficient number of shares of ERS
Common Stock for issuance upon exchange of the Exchangeable Shares issuable upon the conversion of the Adjusted Telepanel Convertible Securities in accordance with Section 2.2(d) hereof.

     1.6  Other Effects of the Arrangement.

     At the Effective Time: (a) the directors of Telepanel will be as set forth in the Plan of Arrangement prior to the Effective Time by written consent of a majority of the persons designated to be Closing Directors (as hereinafter defined); (b) the officers of Telepanel will be as set forth in the Plan of Arrangement prior to the Effective Time by written consent of a majority of the persons designated to be Closing Directors; (c) each Telepanel Common Share and each Telepanel Option and each Telepanel Warrant and each Telepanel Convertible Security outstanding immediately prior to the Effective Time will be exchanged or adjusted, as the case may be, as provided in Section 1.1 or Section 1.4 or as set forth in
Section 2.2(c) or Section 2.2(d); and (d) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the CBCA.

     1.7  Joint Management Information Circular/
          Proxy Statement; Registration Statement.

     (a) As promptly as practicable after execution of this Agreement, ERS and Telepanel shall cooperate in the preparation of a preliminary joint management information circular and proxy statement (the "Joint Proxy Statement"), which shall be filed by ERS with the SEC, and in the preparation and filing with the SEC of any other documents required by the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement. The Joint Proxy Statement shall constitute (i) the management information circular of Telepanel with respect to the special meeting of the shareholders of Telepanel to be held with respect to the approval of Telepanel's shareholders of this Agreement and the Arrangement (the "Telepanel Shareholders Meeting"); and (ii) the proxy statement of ERS with respect to the annual or special meeting of stockholders of ERS to be held with respect to the approval by ERS' stockholders of the issuance of the ERS Common Stock in connection with this Agreement, the ERS Charter Changes and related matters (in addition to such other matters as ERS may elect to submit to its stockholders at such meeting) (the "ERS Stockholders Meeting"). ERS and Telepanel shall use their respective best efforts to cause the Joint Proxy Statement to be cleared by the SEC under the Exchange Act. If ERS determines upon the advice of its counsel that it is necessary to file a registration statement (together with any other registration statement hereinafter referenced in this sentence, the "Registration Statement") in order to register the shares of ERS
Common Stock to be issued from time to time after the Effective
Time upon exchange of the Exchangeable Shares, then ERS shall file the Registration Statement with the SEC and, if necessary, shall use its best efforts to maintain the effectiveness of such registration, or to file and maintain such other registration statement, in order to register the shares of ERS Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares, for such period as such Exchangeable
Shares remain outstanding; and ERS and Telepanel shall take all such action as may be required under state or provincial blue sky or securities laws in connection with the issuance of such shares of ERS Common Stock and the Arrangement. Notwithstanding anything herein to the contrary, ERS shall be under no obligation to file or maintain the Registration Statement if it shall have determined on the advice of its counsel that the issuance of shares of ERS Common Stock upon exchange of the Exchangeable Shares after the Effective
Time is exempt from the registration requirements of Section 5 of the Securities Act. In connection with such determination, ERS, with the cooperation and assistance of Telepanel, shall prepare and file with the SEC a request for no action (the "No Action Request") seeking to confirm the availability of such an exemption by virtue of Sections 3(a)(9) and/or 3(a)(10) of the Securities Act.

     (b) Each party shall promptly furnish to the other party all information concerning such party and its shareholders as may be reasonably required in connection with any action contemplated by this Section 1.7. The Registration Statement, if filed, and the Joint Proxy Statement shall comply in all material respects with all applicable requirements of law. Each of ERS and Telepanel will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement, if filed, and the Joint Proxy Statement or for additional information, and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Registration Statement or the Joint Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement, ERS or Telepanel, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of ERS and Telepanel, such amendment or supplement.

     1.8  Reorganization.

     The parties intend to adopt this Agreement and the Plan of Arrangement as a plan of reorganization under section 368 of the Code, and the parties intend to adopt the Arrangement as a reorganization of capital of Telepanel under section 86 of the ITA to the extent that Exchangeable Shares are received in exchange for Telepanel Common Shares.

     1.9  "Pooling of Interests"; Affiliate Agreements.

     The parties intend that the Arrangement be treated as a "pooling of interests" under U.S. GAAP. Contemporaneously with the execution of this Agreement, ERS has obtained and delivered to Telepanel from its Affiliates (as hereinafter defined) an agreement in the form of Exhibit 1.9(a) hereto (collectively, the "ERS Affiliate Agreements"); and Telepanel has obtained and delivered to ERS from its Affiliates an agreement in the form of Exhibit 1.9(b) hereto (collectively, the "Telepanel Affiliate Agreements").

     1.10 Material Adverse Effect.

     In this Agreement, any reference to any event, change or effect being "material" with respect to a party means any event, change or effect material to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party and its subsidiaries, taken as a whole. In this Agreement, the term "Material Adverse Effect" used with respect to a party means any event, change or effect that is, or is reasonably likely to be, materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party and its subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not include or be deemed to result from any change in the market value of ERS Common Stock or Telepanel Common Shares or any adverse effect resulting from changes in general economic conditions or changes affecting the business of both Telepanel and ERS in developing, manufacturing, marketing, selling, distributing and maintaining electronic shelf label systems; and, provided, further, that, for purposes of Sections 2.10(i), 3.10(i), 6.3 and 7.3 hereof, the term "Material Adverse Effect" shall not extend to any events, changes or effects not materially worse than, or representing a materially different trend in, prior comparable events, changes or effects with respect to the same party.

     1.11  Currency.

     Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

     1.12 Best Efforts.

     For purposes of this Agreement, the term "best efforts" shall be interpreted to mean an obligation of such party to use every reasonable commercial effort and shall not be interpreted to require such party to enter into any agreement or undertaking to pay or otherwise confer anything of value to or for the benefit of a third party (except for fees of Governmental Entities [as hereinafter defined] and securities exchanges and except as otherwise expressly provided herein), to guarantee any obligation, to make whole or keep well a third party or the like or to take any other action which would have an unreasonably adverse effect on the business of such party or which would cause the transactions contemplated by this Agreement and the Arrangement not to qualify for pooling-of-interests accounting treatment under U.S. GAAP.

                            ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF TELEPANEL

     Telepanel hereby represents and warrants to ERS that:

     2.1  Organization; Good Standing; Qualification and Power.

     Each of Telepanel and (i) each corporation, partnership, company, joint venture, and other entity in which Telepanel beneficially owns or controls, directly or indirectly, more than 50% of the equity, voting rights, profits interest, capital, or other similar interest thereof and (ii) Telepanel Europe S.A. (the "Telepanel Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Telepanel. Section 2.1 of the letter dated the date of this Agreement and delivered by Telepanel to ERS concurrently herewith (the "Telepanel Disclosure Letter") (such letter, by this reference, incorporated into this Agreement) sets forth a correct and complete list of the Telepanel Subsidiaries, the number of each such subsidiary's outstanding capital stock or other ownership interest owned by Telepanel or another Telepanel Subsidiary and a correct and complete list of each jurisdiction in which each of Telepanel and each Telepanel Subsidiary is duly qualified and in good standing to do business, together with the name of each corporation, partnership, joint venture, business trust or other legal entity in which Telepanel or any Telepanel Subsidiary, directly or indirectly, beneficially or legally owns or holds any capital stock or other proprietary interest and Telepanel's direct or indirect ownership interest therein. Neither Telepanel nor any Telepanel Subsidiary, directly or indirectly, beneficially or legally owns or holds any capital stock of ERS. Telepanel has delivered to ERS complete and correct copies of the articles of incorporation and bylaws of Telepanel, and of each Telepanel Subsidiary, as amended to the date of this Agreement and currently in effect.

     2.2  Capital Structure.

     (a) Stock and Options. The authorized capital stock of Telepanel consists of an unlimited number of Common Shares of which 17,952,677 shares were issued and outstanding as of the date hereof (the "Measurement Date"). No shares of any class or series of the capital stock of Telepanel are held as treasury stock. All outstanding Telepanel Common Shares have been, and all Telepanel Common Shares issuable upon exercise of Telepanel Options and the warrants (the "Telepanel Warrants") and the convertible securities (the "Telepanel Convertible Securities") identified pursuant to
Section 2.2(b) hereof will be duly authorized and validly issued, fully paid and non-assessable and issued without violation of any pre-emptive rights. Telepanel has delivered to ERS true and complete copies of each form of stock option agreement evidencing the Telepanel Options. All issued and outstanding shares of the capital stock or other proprietary interest of each of the Telepanel Subsidiaries are owned as set forth in Section 2.2(a) of the Telepanel Disclosure Letter, have been duly authorized and validly issued, are fully paid and non-assessable, issued without violation of any preemptive rights, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Telepanel or the applicable Telepanel Subsidiary in compliance with all registration, qualification and prospectus requirements (or applicable exemptions therefrom) of applicable federal, provincial, state and applicable foreign securities laws. All of the shares of the capital stock or other proprietary interest of the Telepanel Subsidiaries are owned as set forth in Section 2.2(a) of the Telepanel Disclosure Letter, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

     (b) No Other Commitments. Except as disclosed in Section 2.2(b) of the Telepanel Disclosure Letter, there are no subscriptions, options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which Telepanel or any of the Telepanel Subsidiaries is a party or by which Telepanel or any of the Telepanel Subsidiaries is bound obligating Telepanel or any of the Telepanel Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other proprietary interest of Telepanel or any of the Telepanel Subsidiaries or securities convertible into or exchangeable for shares of capital stock or other proprietary interest of Telepanel or any of the Telepanel Subsidiaries, or obligating Telepanel or any of the Telepanel Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require the adjustment of the number, or price, of any securities subject to any of the Telepanel Options or the Telepanel Warrants or the Telepanel Convertible Securities, pursuant to any anti-dilution provisions therein or otherwise, except as set forth under Sections 1.4 and 2.2(c) and (d) hereof. Except as disclosed in Section 2.2(b) of the Telepanel Disclosure Letter, there are no voting trusts or other agreements or understandings to which Telepanel is a party or of which Telepanel is aware with respect to the voting of the capital stock or other proprietary interest, or control, of Telepanel or any of the Telepanel Subsidiaries.

     (c) Telepanel Warrants. At the Effective Time, after the actions described in Sections 1.1(a) and (b) hereof, each of the outstanding Telepanel Warrants will, without further action on the part of any holder thereof and by virtue of the terms thereof, be adjusted so as to constitute a warrant (an "Adjusted Telepanel Warrant") to purchase that number of Exchangeable Shares determined by multiplying the number of Telepanel Common Shares subject to such Telepanel Warrant at the Effective Time by the number of Exchangeable Shares exchangeable for each Telepanel Common Share pursuant to the Exchange Ratio, at an exercise price per Exchangeable Share, expressed in United States dollars, equal to the exercise price per Telepanel Common Share of such Telepanel Warrant immediately prior to the Effective Time, expressed in United States dollars, divided by the number of Exchangeable Shares exchangeable for each Telepanel Common Share pursuant to the Exchange Ratio. The Adjusted Telepanel Warrants will provide that the term, exercisability and all other terms and conditions of the Telepanel Warrants will otherwise continue with respect to the Adjusted Telepanel Warrants, except as contemplated by Section 7.12 hereof.

     (d) Telepanel Convertible Securities. At the Effective Time, after the actions described in sections 1.1(a) and (b), each of the outstanding Telepanel Convertible Securities will, without further action on the part of any holder thereof and by virtue of the terms thereof, be adjusted so as to constitute a convertible security (an "Adjusted Convertible Security") to purchase Exchangeable Shares, at a conversion price per Exchangeable Share, expressed in United States dollars, equal to the conversion price per Telepanel Common Share of such Telepanel Convertible Security immediately prior to the Effective Time, expressed in United States dollars, divided by the number of Exchangeable Shares exchangeable for each Telepanel Common Share pursuant to the Exchange Ratio. The Adjusted Telepanel Convertible Securities will provide that the term, convertibility and all other terms and conditions of the Telepanel Convertible Securities will otherwise continue with respect to the Adjusted Telepanel Convertible Securities, except as contemplated by Section
7.12 hereof.

     (e)  Registration Rights. Except as disclosed in Section
2.2(e) of the Telepanel Disclosure Letter, Telepanel is not under any obligation to register any of its securities under any securities laws.

     2.3  Authority.

     (a) Corporate Action. Telepanel has all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Arrangement by the shareholders of Telepanel and by the Court, to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Telepanel and, subject to approval of the Arrangement by the shareholders of Telepanel and by the Court, the consummation by Telepanel of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Telepanel. This Agreement has been duly executed and delivered by Telepanel and this Agreement is the valid and binding obligation of Telepanel, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) No Conflict. Neither the execution, delivery and performance of this Agreement or the Plan of Arrangement by Telepanel, nor the consummation of the transactions contemplated hereby or thereby by Telepanel, nor compliance with the provisions hereof or thereof by Telepanel will: (i) result in any breach or violation of the articles of incorporation or bylaws of Telepanel or the comparable governing instruments of any of the Telepanel Subsidiaries or, subject to compliance with the regulatory requirements specified under Section 2.3(c) hereof, any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any Governmental Entity (as hereinafter defined) binding upon Telepanel or any of the Telepanel
Subsidiaries; (ii) except as disclosed in Section 2.3(b) of the Telepanel Disclosure Letter, result in any breach or violation of or cause a default (with or without notice or lapse of time, or both), or require any consent or approval, under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon, or right of first refusal or other option to purchase or acquire, any of the properties or assets of Telepanel or any of the Telepanel Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract or agreement applicable to Telepanel or any of the Telepanel Subsidiaries or their respective properties or assets, other than any such breaches, violations, rights, defaults, losses, liens, security interests, charges or encumbrances or rights of first refusal or options which, individually or in the aggregate, would not have a Material Adverse Effect on Telepanel; or (iii) except for the requirement under the CBCA that the Arrangement be approved by the holders of at least two-thirds (or such other proportion as may be set out in the Interim Order) of the outstanding Telepanel Common Shares who are permitted to, and who do, vote in accordance with the CBCA at the Telepanel Shareholders Meeting, require any vote of the holders of issued and outstanding Telepanel Common Shares.

     (c) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, regulatory body or commission or other governmental authority or instrumentality, whether federal, provincial, state, or local and whether domestic or foreign (each, a "Governmental Entity"), is required to be obtained by Telepanel or any of the Telepanel Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Ontario Securities Commission (the "OSC"), all other Canadian provincial securities regulatory authorities having jurisdiction and the Court of the Joint Proxy Statement; (ii) (A) the filing with the SEC of the No Action Request, (B) the filing with and clearance by the SEC of the Joint Proxy Statement, and all information and other documents required by the SEC under the Exchange Act in connection therewith, and (C) the filing with the SEC of such reports under the Exchange Act and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (iii) approval of the Court of the Arrangement and the filings of the Articles of Arrangement and any other required amalgamation, arrangement or other documents as required by the CBCA; (iv) such filings, authorizations, orders and approvals as may be required under the Securities Act (Ontario) and other relevant Canadian securities statutes, any other applicable provincial or state securities laws and the rules of The Toronto Stock Exchange (the "TSE") and such filings as may be required under the rules of The Nasdaq Stock Market, Inc. ("Nasdaq"); (v) such filings and notifications and other compliance as may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (vi) any required notices and filings under the Investment Canada Act.

     2.4  Securities Regulatory Authority Reports;
          Financial Statements.

     (a) Canadian Compliance. Since December 31, 1993, Telepanel has filed all forms, reports and documents with the OSC required to be filed by it pursuant to the Securities Act (Ontario) and the regulations promulgated thereunder, the comparable statutes and regulations of all other Canadian provinces, and the applicable policies and rules of the OSC and all other Canadian provincial securities regulatory authorities having jurisdiction (such forms, reports and documents collectively, the "Telepanel OSC Reports"), all of which complied when filed in all material respects with all then applicable requirements of such statutes, regulations, policies and rules. None of the Telepanel OSC Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (b) SEC Reports. Telepanel has filed each report, schedule, registration statement definitive proxy statement and other filing with the SEC (the "Telepanel SEC Documents"), which Telepanel was required to file with the SEC on or after December 31, 1993 and, within the twelve months prior to the date hereof, all Telepanel SEC Documents have been timely filed. As of their respective dates or, in the case of registration statements, their effective dates (or, if amended by a filing prior to the date of this Agreement, then on the date of such filing), none of the Telepanel SEC Documents (including all schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Telepanel SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

     (c) Financial Statements. The audited consolidated financial statements (including the related notes and schedules thereto) of Telepanel contained in or incorporated by reference to the Telepanel OSC Reports and the Telepanel SEC Documents, without limitation for its fiscal year ended January 31, 1997, and the unaudited consolidated financial statements (including the related notes and schedules thereto) of Telepanel contained in or incorporated by reference to the Telepanel OSC Reports and the Telepanel SEC Documents, without limitation for its fiscal six months ended July 31, 1997, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the OSC and of the SEC with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of Telepanel and its consolidated subsidiaries as of the dates or for the periods presented therein, subject in the case of unaudited statements to normal year-end audit adjustments which are described therein. Except as disclosed in the Telepanel OSC Reports or in Section 2.4(c) of the Telepanel Disclosure Letter, and other than those incurred after July 31, 1997 in the ordinary course of business, neither Telepanel nor any of the Telepanel Subsidiaries has any liabilities, accrued, contingent or otherwise, that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on Telepanel.

     2.5  Information Supplied.

     None of the information relating to Telepanel or any of the Telepanel Subsidiaries contained in this Agreement or in the Telepanel Disclosure Letter, in the Telepanel OSC Reports and in the Telepanel SEC Documents, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. None of the information with respect to Telepanel, its directors, officers, stockholders or any Telepanel Subsidiary included or incorporated by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement is mailed to the shareholders of Telepanel and at the time of the Telepanel Shareholders Meeting (and, if filed, at the time the Registration Statement is declared effective and at the time of any post-effective amendment thereto prior to the Effective Time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the CBCA and applicable Canadian securities laws and the rules and regulations promulgated thereunder, and with all applicable United States securities laws.

     2.6  Compliance with Applicable Laws.

     Telepanel and the Telepanel Subsidiaries have complied, in the conduct of their respective businesses, with all applicable federal, provincial, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Telepanel. Telepanel has not been notified by any Governmental Entity of any investigation with respect to Telepanel or any of the Telepanel Subsidiaries that is pending or threatened, nor has any Governmental Entity notified Telepanel of such entity's intention to conduct the same, that would be reasonably likely to have a Material Adverse Effect on Telepanel. Each of Telepanel and the Telepanel Subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Telepanel. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, there has been no default or breach thereunder, and there is no pending or, to the best of the knowledge of Telepanel, threatened proceeding under which any may be revoked, terminated or suspended, except insofar as would not, individually or in the aggregate, have a Material Adverse Effect on Telepanel. The execution and delivery of this Agreement, and the consummation of the Arrangement, will not adversely affect or otherwise impair the ability of Telepanel or the Telepanel Subsidiaries, as the case may be, fully to enjoy the benefits of any such permits, licenses, certificates of authority, orders or approvals.

     2.7  Title to Assets.

     (a) Each of Telepanel and the Telepanel Subsidiaries has good and marketable title to its properties (other than property as to which it is lessee, in which case it has a valid leasehold interest), except for such defects in title that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Telepanel, in each case free and clear of all Telepanel Liens (as hereinafter defined). All real and tangible personal property owned or leased by Telepanel and each of the Telepanel Subsidiaries is in good repair and is operational and usable in the operation of Telepanel, subject to normal wear and tear, except for such property whose failure to be in such condition would not be reasonably likely to have a Material Adverse Effect on Telepanel. All leases and licenses pursuant to which Telepanel or the Telepanel Subsidiaries lease or license personal and intangible property from others are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default, or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim of force majeure or other claim of excusable delay or non-performance), other than any such default, event or claim that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Telepanel. Telepanel and the Telepanel Subsidiaries lease or own all properties and assets necessary for the operation of their respective businesses as presently conducted, and the assets and properties of Telepanel and the Telepanel Subsidiaries include all of the assets, of every kind and nature, whether tangible or intangible, and wherever located, which are utilized by Telepanel or the Telepanel Subsidiaries in the conduct of their respective businesses, in each case other than any assets or properties the failure to lease or own which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Telepanel.

     (b) For purposes of this Agreement, the term "Telepanel Lien" shall be defined to mean any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature whatsoever except: (a) liens disclosed in the financial statements contained in or incorporated by reference to the Telepanel SEC Documents; (b) liens for taxes, assessments, or governmental charges or levies not yet due and delinquent; (c) liens consisting of zoning or planning restrictions, easements, permits, any other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Telepanel or any of the Telepanel Subsidiaries and (d) liens disclosed in Section 2.7 of the Telepanel Disclosure Letter.

     2.8  Litigation.

     Except as disclosed in Section 2.8 of the Telepanel Disclosure Letter, there are no suits, actions, arbitrations, demands, claims or proceedings pending or, to the best of the knowledge of Telepanel, threatened against Telepanel or any of the Telepanel Subsidiaries that, individually or in the aggregate, would, if determined adversely, be reasonably likely to have a Material Adverse Effect on Telepanel nor are there any judgments, decrees, injunctions, writs, stipulations, determinations, awards, rules or orders of any Governmental Entity or arbitrator outstanding against Telepanel or any of the Telepanel Subsidiaries that individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on Telepanel.

     2.9  Benefit Plans and Other Compliance.

     (a) Section 2.9 of the Telepanel Disclosure Letter identifies all bonus, deferred compensation, incentive compensation, share purchase, share option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, health or other medical, life, disability or other insurance (whether insured or self-insured, supplementary unemployment benefit, pension, retirement, supplementary retirement and every other written or formal benefit plan, program, agreement or arrangement involving direct or indirect compensation or benefits (including any employment agreements entered into between Telepanel or any of the Telepanel Subsidiaries and any employee of Telepanel or any of the Telepanel Subsidiaries, maintained or contributed to by Telepanel of any of the Telepanel Subsidiaries (or under which Telepanel or any Telepanel Subsidiary has any present or future obligation or ability) for the benefit of any employee of Telepanel or any Telepanel Subsidiary or their respective dependents or beneficiaries (collectively, the "Telepanel Employee Plans").

     (b) There has been no amendment to, written interpretation of, or announcement by Telepanel or any of the Telepanel Subsidiaries relating to, or change in employee participation or coverage under, any Telepanel Employee Plan that would increase materially the expense of maintaining such Telepanel Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended January 31, 1997.

     (c) All of the Telepanel Employee Plans are, and have been since their establishment, duly registered where required by legislation (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in good standing under, and in material compliance with, all statutes, orders, rules and regulations, including the ITA and provincial pension standards legislation, which are applicable to the Telepanel Employee Plans.

     (d) All employer and, if applicable, employee contributions under the Telepanel Employee Plans due from Telepanel or any Telepanel Subsidiary have been or will be remitted in a timely manner through the Effective Time as required by applicable legislation or have been accrued on Telepanel's or any such Telepanel Subsidiary's financial statements as of January 31, 1997.

     (e) To the best of the knowledge of Telepanel, no event has occurred and there has been no failure to act on the part of Telepanel or any Telepanel Subsidiary, any funding agent or any administrator of any of the Telepanel Employee Plans that could subject Telepanel, any Telepanel Subsidiary, any officer or director or either of them or the fund of any Telepanel Employee Plan to the imposition of any tax, penalty or other disability, including the failure to maintain sufficient funds, with respect to any such plan, whether by way of indemnity or otherwise.

     (f) No Telepanel Employee Plan constitutes a multi-employer pension plan.

     (g) All Telepanel Employee Plans are maintained outside of the United States for the benefit of persons all of whom are United States non-resident aliens.

     2.10  Absence of Certain Changes or Events.

     Except as disclosed, respectively, in the corresponding clauses of Section 2.10 of the Telepanel Disclosure Letter, the Telepanel OSC Reports and Telepanel SEC Documents filed prior to the date of this Agreement, since July 31, 1997 (the "Telepanel
Balance Sheet Date"), there has not been: (i) any change or development or combination of changes or developments which, individually or in the aggregate, constitutes a Material Adverse
Effect on Telepanel or would be reasonably likely to result in a Material Adverse Effect on Telepanel; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to Telepanel's capital stock, or, directly or indirectly, any redemption, purchase, or other acquisition or disposition of any shares of Telepanel capital stock by Telepanel or any Telepanel Subsidiary; (iii) any change by Telepanel in its accounting methods, principles or practices; (iv) any writing down or writing off the value of any material assets of Telepanel or any Telepanel Subsidiary other than in the ordinary course of business; (v) any incurrence of any liability or obligation under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practice, any issuance of any notes or other corporate debt securities or payment or discharge of any outstanding indebtedness, except in the ordinary course of business consistent with past practice, or any waiver of any of its rights, in each case by Telepanel or any Telepanel Subsidiary; (vi) any mortgage, pledge or subjection to any Telepanel Lien of any assets or properties, entering into of any lease of real property or buildings, or, except in the ordinary course of business, entering into of any lease of machinery or equipment, or sale or transferring any tangible or intangible asset or property, in each case by Telepanel or any Telepanel Subsidiary;
(vii) any material increase in or material modification of the compensation payable or to become payable by any of Telepanel or the Telepanel Subsidiaries to any of its directors, officers, or employees, except in the ordinary course of business consistent with past practice (provided, however, that in no event was any such increase in compensation made with respect to any director, officer or employee earning in excess of $30,000 per annum, except as identified in Section 2.10(vii) of the Telepanel Disclosure
Letter); (viii) any bonus, pension, option, deferred compensation, or retirement payment, severance, profit sharing, or like payment to any director, officer or employee, except as required by the terms of plans or arrangements existing prior to such date
(provided, however, that in no event was any such payment made with respect to any employee or agent earning in excess of $30,000 per annum, except as identified in Section 2.10(viii) of the Telepanel Disclosure Letter); (ix) any execution or other entering into of any salary, wage, severance, or other compensation agreement with a term of one year or longer with any director, officer or employee or any contribution to any trust or plan for the benefit of any director, officer or employee, except as required by the terms of plans or arrangements existing prior to such date; (x) any entering into of any transaction other than in the ordinary course of business consistent with past practice, in each case by Telepanel or any Telepanel Subsidiary, except in connection with the execution and performance of this Agreement and the transactions contemplated hereby; (xi) any damage, destruction, or loss to any assets or properties of Telepanel or any Subsidiary (whether or not covered by insurance) except for damage, destruction or loss occurring in the ordinary course of business which, individually or in the aggregate, would not have a Material Adverse Effect on Telepanel; (xii) any acquisition or sale of a material amount of property or assets of Telepanel or any Telepanel Subsidiary, other than in the ordinary course of business consistent with past practice; or (xiii) to the knowledge of Telepanel, any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of Telepanel or any Telepanel Subsidiary or any campaign conducted to solicit authorization from employees to be represented by such labor union that, in any such case under this clause (xiii), would be reasonably likely to have a Material Adverse Effect on Telepanel.

     2.11  Certain Agreements.

     Except as disclosed in Section 2.11 of the Telepanel Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Telepanel or any of the Telepanel Subsidiaries from Telepanel or any of the Telepanel Subsidiaries, under any Telepanel Employee Plan, Telepanel Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any Telepanel Employee Plan or Telepanel Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits, including but not limited to the time of exercise of stock options. Telepanel and each Telepanel Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. Set forth in Section 2.11 of the Telepanel Disclosure Letter is a list of all employees of Telepanel and each Telepanel Subsidiary entitled to receive annual compensation in excess of $30,000 and their respective positions, job descriptions and salaries. Except for those unions identified in Section 2.11 of the Telepanel Disclosure Letter, no union or other collective bargaining unit has been certified or recognized by Telepanel or any Telepanel Subsidiary as representing any of their respective employees. Telepanel and each Telepanel Subsidiary believes it has satisfactory labor relations; nothing has come to Telepanel's attention as a result of the negotiation or entering into of this Agreement that would lead Telepanel to believe that the consummation of the transactions contemplated hereby will have a Material Adverse Effect on Telepanel with respect to labor relations; and Telepanel has no knowledge that any of its "executive officers" (as defined under Rule 3b-7 pursuant to the Exchange Act) intends to leave its employ. Neither Telepanel nor any of the Telepanel Subsidiaries has an employment contract or material consulting agreement currently in effect that is not terminable at will or upon reasonable notice (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions), except as such termination rights are limited under applicable employment laws.

     2.12  Taxes.

     (a) Telepanel and each of the Telepanel Subsidiaries have timely filed, or caused to be filed, all Tax Returns (as defined below) required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes (as defined below) that are due and payable, in each case except for any such Tax Returns or Taxes the non-filing or non-payment of which have not had and would not be reasonably likely to have a Material Adverse Effect on Telepanel, and Telepanel has provided adequate accruals in accordance with Canadian GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.
Since the Telepanel Balance Sheet Date, no material Tax liability has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. Neither Telepanel nor any Telepanel Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue
Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and no waivers of statutes of limitations have been given or requested with respect to Telepanel or any of the Telepanel Subsidiaries, in each case except for any such written notices or waivers which have not had and would not be likely to have a Material Adverse Effect on Telepanel. To the best of the knowledge of Telepanel, there are no material proposed (but unassessed) additional Taxes and none have been asserted. No Tax liens have been filed other than for Taxes not yet due and payable.
None of Telepanel or any of the Telepanel Subsidiaries (i) has made an election to be treated as a "consenting corporation" under section 341(f) of the Code, (ii) is a "personal holding company" within the meaning of section 542 of the Code or (iii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person pursuant to which Telepanel or any of the Telepanel Subsidiaries has or could have any liabilities in respect of Taxes. Telepanel is not, and has not been, at any time within the last five years prior to the date hereof, a "United
States real property holding corporation" within the meaning of
Section 897 of the Code. Neither Telepanel, any corporation to which Telepanel is the successor in a reorganization described in section 368(a) of the Code nor any Telepanel Subsidiary has, for any prior taxable year, been a "passive foreign investment company"
(a "PFIC") within the meaning of section 1296 of the Code, and, on the basis of its income and assets for the current taxable year to date, would not be a PFIC for such year.

     (b) As used in this Agreement, "Tax" and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital, gross receipts, environmental, sales, use, ad valorem, value added, transfer, franchise, license, withholding, payroll, employment, Canada or Quebec Pension Plans, excise, severance, utility, compensation, social security, workers' compensation, unemployment insurance or compensation, stamp, occupation, premium, property, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group. As used in this Agreement, "Tax Returns" means all returns, declarations, reports, information returns and statements relating to Taxes.

     2.13  Fees and Expenses.

     Except for the fees and expenses set forth in Section 2.13 of the Telepanel Disclosure Letter payable to Deutsche Morgan Grenfell Inc., neither Telepanel nor any of the Telepanel Subsidiaries, nor any director, officer, agent or employee thereof, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     2.14  Environmental Matters.

     (a) Except as disclosed in the Telepanel OSC Reports, neither Telepanel nor any Telepanel Subsidiary: (i) has filed any notice under any Environmental Law (as hereinafter defined) indicating past or present treatment, storage, or disposal of a hazardous waste or reporting a spill or release of a Hazardous Substance (as hereinafter defined) or other substance into the environment, in each case in violation of law wherein such violation, individually or in the aggregate, would have a Material Adverse Effect on Telepanel, or (ii) has any liability, contingent or otherwise, under any Environmental Law in connection with any release of any Hazardous Substance, or other substance on property, now or formerly owned or leased by Telepanel or any of the Telepanel Subsidiaries, which, individually or in the aggregate, would have a Material Adverse Effect on Telepanel. No Hazardous Substances have been generated, treated, stored or disposed of or placed in violation of any Environmental Law on any property owned or leased by Telepanel or any Telepanel Subsidiary or on or into any waste disposal site owned or operated by a third party except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Telepanel.

     (b) "Environmental Law" means any applicable federal, provincial, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Government Entity,
(x) relating to the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect.
"Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

     2.15 Interested Party Transactions.

     Except as disclosed in the Telepanel OSC Reports filed prior to the date of this Agreement, no officer or director of Telepanel or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, except for the legal rights of stockholders in Telepanel, a material interest in (i) any person or entity which purchases from or sells, licenses or furnishes to Telepanel or any of the Telepanel Subsidiaries any goods, property, technology or intellectual or other property rights or services, or is a competitor of Telepanel, or (ii) (other than contracts or agreements relating to the remuneration of such officer or director and related matters) any contract or agreement to which Telepanel or any of the Telepanel Subsidiaries is a party or by which it may be bound or affected, or any property, real or personal, tangible or intangible, used in or pertaining to the business of Telepanel or any Telepanel Subsidiary.

     2.16 Real Estate and Leases.

     (a) Set forth in Section 2.16 of the Telepanel Disclosure Letter is a brief description of every parcel of real estate owned by Telepanel or any Telepanel Subsidiary (including, in each case, a description of the improvements and uses, the annual taxes payable and depreciation reserve of any improvements), and lease agreements (including, in each case, the annual rental payable and the expiration date, the cost and depreciation reserve of any leasehold improvements and a brief description of the property covered) under which Telepanel or any of the Telepanel Subsidiaries is lessee of, or holds or operates, any real estate owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto. Neither Telepanel nor any Telepanel Subsidiary is in default under any such lease or agreement, nor, is any other party to any such lease or agreement in default thereunder, and no event has occurred, or is alleged to have occurred, which constitutes, or with lapse of time or giving of notice or both would constitute, a default by any party to any such lease or agreement, or a basis for a claim of force majeure or other claim of excusable delay or non-performance thereunder other than with respect to any default, event or claim which, individually or in the aggregate, would not have any Material Adverse Effect on Telepanel.

     (b) Telepanel or a Telepanel Subsidiary has good, clear and marketable title to the properties set forth in Section 2.16 of the Telepanel Disclosure Letter and all fixtures thereon in fee simple absolute, subject to no Telepanel Liens. There is no option or right held by any third party to purchase any such properties or any part thereof, or any of the fixtures and equipment thereon. All buildings, driveways and other improvements on such properties, respectively, are within its boundary lines, and no improvements on adjoining properties extend across the boundary lines onto such properties.

     (c) The foundation, floor and roof of the buildings and all other structural and mechanical components of the properties owned or leased by Telepanel or the Telepanel Subsidiaries are sound and free of any structural, mechanical or other defect, and all heating, ventilating, air conditioning, electrical, plumbing and other mechanical systems and equipment thereon are in good working order, in each case except insofar as would not, individually or in the aggregate, have a Material Adverse Effect on Telepanel. There are no condemnation or eminent domain proceedings pending or threatened with respect to the properties owned or leased by Telepanel or any Telepanel Subsidiary, all required certificates of occupancy and other government permits necessary to utilize such properties as they are presently utilized have been obtained, and such properties, and the operation thereof, conform to all existing building, zoning, and other laws and ordinances relating to their use or occupancy, in each case except insofar as would not, individually or in the aggregate, have a Material Adverse Effect on Telepanel.

     2.17 Material Contracts; No Defaults.

     (a) As used in this Agreement, the term the "Telepanel Agreements" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, to which Telepanel or any of the Telepanel Subsidiaries is a party or by which Telepanel or any of the Telepanel Subsidiaries or any of their respective properties may be bound or affected, other than those which by their terms have expired prior to the date hereof. There is no Telepanel Agreement which is material to Telepanel and which is not otherwise listed as an exhibit to the Annual Report on Form 20-F of Telepanel for the fiscal year ended January 31,1997
(the "Telepanel Form 20-F"). Set forth, respectively, in the corresponding clauses of Section 2.17 of the Telepanel Disclosure Letter is a list, without regard to materiality, of each of the following Telepanel Agreements which is not otherwise listed as an exhibit in the Telepanel Form 20-F: (i) any order or commitment or agreement for the sale or lease or rental by Telepanel or any Telepanel Subsidiary of an electronic shelf label system or portion thereof; (ii) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by Telepanel or any Telepanel Subsidiary;
(iii) any guaranty, direct or indirect, by Telepanel or any Telepanel Subsidiary of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business; (iv) any Telepanel Agreement made other than in the ordinary course of its business or providing for the grant of any preferential rights to purchase or lease any assets of Telepanel or any Telepanel Subsidiary, except for such agreements which, individually and in the aggregate, are not material to Telepanel;
(v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other companies; (vi) any collective bargaining agreement with any trade or labor union; (vii) any Telepanel Agreement to which any officer or director of Telepanel or any "affiliate" or "associate" (as defined under Section 2.15 hereof) is a party;
(viii) any Telepanel Agreement containing noncompetition or other limitations restricting the conduct of the business of Telepanel or any Telepanel Subsidiary; (ix) any partnership, shareholder agreement, joint venture or similar agreement; and (x) any contract which imposes material geographic or territorial limitations on the conduct of business by Telepanel or any of the Telepanel
Subsidiaries (excluding customary area of interest provisions relating to specific properties and similar restrictions entered into in the ordinary course of business and which do not have a significant impact on their ability to conduct business generally in that geographic area). As of the date hereof, the net hedge and future positions is not materially different from that existing on the Telepanel Balance Sheet Date.

     (b) No event has occurred, or, is, to the best of the knowledge of Telepanel, alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default or a basis for a claim of force majeure or other claim of excusable delay or non-performance by Telepanel or any Telepanel Subsidiary under any Telepanel Agreements, except for any such default or claim which, individually or in the aggregate, would not have a Material Adverse Effect on Telepanel. To the best of the knowledge of Telepanel, no party with whom Telepanel or any Telepanel Subsidiary has any Telepanel Agreement is in default in the performance of any covenant or condition thereunder or has failed in performance thereunder by reason of a claim of force majeure or other claim of excusable delay or non-performance thereunder, except for any such default or claim which, individually or in the aggregate, would not have a Material Adverse Effect on Telepanel.

     2.18 Intellectual Property.

     (a)  Set forth in Section 2.18 of the Telepanel Disclosure
Letter is a list of all of Telepanel's and each Telepanel
Subsidiary's patents, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights and applications for each of the foregoing. Except as disclosed in

Section 2.18 of the Telepanel Disclosure Letter, (i) Telepanel and each of its Subsidiaries owns, or is licensed to use (in each case, clear of any Telepanel Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its businesses as currently conducted and has not transferred, assigned, alienated, limited or encumbered the Intellectual Property or its interest therein in any way; (ii) to Telepanel's knowledge, the use, copying, modification, transmission or licensing of any Intellectual Property by Telepanel and each Telepanel Subsidiary and the conduct of its businesses as currently conducted, does not infringe on or otherwise violate the Intellectual Property, contractual rights or obligations or other rights whatsoever of any person and is in accordance with any applicable permit, license, waiver, assignment, authorization, approval or agreement pursuant to which Telepanel or any Telepanel Subsidiary acquired the right to use, copy, modify or license any Intellectual Property; (iii) to Telepanel's knowledge, no service, product (or component thereof), or process used, licensed, performed, manufactured, copied, transmitted or modified, by and/or for, or supplied by or to Telepanel and each Telepanel Subsidiary infringes or otherwise violates the Intellectual Property or contractual rights or obligations or other rights whatsoever of any other person; and (iv) to the knowledge of Telepanel, no person is challenging, infringing on or otherwise violating any right of Telepanel or any Telepanel Subsidiary with respect to any Intellectual Property owned or use by and/or licensed to or by Telepanel and any Telepanel Subsidiary and no person has instituted, given notice of or threatened any claim, demand, proceeding or action against Telepanel or any Telepanel Subsidiary, with respect to or alleging any infringement or violation by Telepanel or any Telepanel Subsidiary of the Intellectual Property, contractual rights or obligations or other rights whatsoever, of that person. Neither Telepanel nor any Telepanel Subsidiary has, except as set forth in Section 2.18 of the Telepanel Disclosure Letter, granted any outstanding licenses or other rights, and has no obligations to grant licenses or other rights, under any Intellectual Property.

     (b) For purposes of this Agreement "Intellectual Property" shall include all copyrights (including all assignable interests as a user or licensee), integrated circuit topography rights, mask works, registered and unregistered trademarks, service marks, brand names, logos, certification marks, trade dress, assumed names, trade names, industrial designs and other indications of origin, any improvements therein or derivatives thereof, the goodwill associated with any of the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register any of the foregoing, including any extension, modification or renewal of any such registration or application; inventions, processes, improvements, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents
(including divisions, derivatives, reexaminations, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; non-public information, trade secrets, know-how, formulae, processes, inventions, and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings, computer programs, compilations, derivatives works, topographies, and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals, extensions or reversions thereof; the benefit of all waivers of moral rights; and any similar intellectual or industrial property, proprietary rights; and any claims, rights of compensation or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

     2.19 Insurance.

     Telepanel and each of the Telepanel Subsidiaries have their respective assets, and the various occurrences which may arise in the conduct of their respective businesses, insured against loss or damages as is appropriate to their businesses and assets in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverage is set forth in Section 2.19 of the Telepanel Disclosure Letter. Telepanel and each Telepanel Subsidiary has complied with such insurance policies and has received no notices of any pending or threatened terminations or premium increases with respect to such policies, and such policies will not be modified or terminated or lapse by reason of the transactions contemplated by this Agreement.

     2.20 Restrictions on Business Activities.

     There is no material agreement, judgment, injunction, order or decree binding upon Telepanel or any Telepanel Subsidiary that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Telepanel or any Telepanel Subsidiary, any acquisition of property by Telepanel or any Telepanel Subsidiary or the conduct of business by Telepanel or any Telepanel Subsidiary as currently conducted in a manner that would be reasonably likely to have a Material Adverse Effect on Telepanel.

     2.21 Books and Records.

     The books, records and accounts of Telepanel and the Telepanel Subsidiaries (a) have in all material respects been maintained in accordance with good business practices on a basis consistent with prior years and (b) are stated in reasonable detail and in all material respects accurately and fairly reflect the transaction and disposition of the respective assets of Telepanel and the Telepanel Subsidiaries. Telepanel has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (w) transactions are executed in accordance with management's general or specific authorization; (x) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian GAAP, U.S. GAAP or any other criteria applicable to such statements and (ii) to maintain accountability for assets; (y) access to assets is permitted only in accordance with management's general or specific authorization;
and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.22 Board Approval.

     The Telepanel Board has, as of the date hereof: (i) unanimously approved this Agreement and the Arrangement; (ii) determined that the Agreement is in the best interests of the shareholders of Telepanel and (iii) recommended that the shareholders of Telepanel approve this Agreement and the Arrangement.

     2.23 Vote Required.

     The affirmative vote of two-thirds of the votes cast by the holders of the outstanding Telepanel Common Shares entitled to be cast (or such other vote as may be set out in the Interim Order) is the only vote of the holders of any class or series of Telepanel's capital stock necessary to approve this Agreement and the Arrangement.

     2.24 Fairness Opinion.

     The Telepanel Board has received an opinion from Deutsche
Morgan Grenfell, Inc. that the terms of the Arrangement are fair to the holders of Telepanel Common Shares from a financial point of view.

     2.25 Pooling Matters.

     Neither Telepanel nor any of the Telepanel Subsidiaries nor any of their Affiliates have, to Telepanel's knowledge and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreement to be taken by ERS or any of its Affiliates) is reasonably likely to prevent ERS from accounting for the business combination to be effected by the Agreement as a "pooling of interests" under U.S. GAAP or Rule 1-02 of Regulation S-X of the SEC.

                            ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF ERS

     ERS hereby represents and warrants to Telepanel (subject to the matters set forth in Article 3 of the letter dated the date of this Agreement and delivered by ERS to Telepanel concurrently therewith [the "ERS Disclosure Letter"] [such letter by this reference incorporated into this Agreement] with respect to the United States Investment Company Act of 1940 and the rules and regulations thereunder) that:

     3.1 Organization; Good Standing; Qualification and Power.

     Each of ERS and each corporation, partnership, company, joint venture and other entity in which ERS beneficially owns or controls, directly or indirectly, more than 50% of the equity, voting rights, profits interest, capital or other similar interest thereof (the "ERS Subsidiaries"), is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on ERS. Section 3.1 of the ERS Disclosure Letter sets forth a correct and complete list of the ERS Subsidiaries, the percentage of each such subsidiary's outstanding capital stock or other ownership interest owned by ERS or another subsidiary of ERS and a correct and complete list of each jurisdiction in which each of ERS and each ERS Subsidiary is duly qualified and in good standing to do business. Neither ERS nor any ERS Subsidiary, directly or indirectly, beneficially or legally owns or holds any capital stock of Telepanel. ERS has delivered to Telepanel complete and correct copies of the certificate of incorporation and bylaws of ERS, and the certificate of incorporation and bylaws, or partnership agreement, of each ERS Subsidiary, as amended to the date of this Agreement and currently in effect.

     3.2 Capital Structure.

     (a) Stock. The authorized capital stock of ERS consists of 35,000,000 shares of ERS Common Stock and 2,000,000 shares of preferred stock, $1.00 par value, of which 21,114,689 shares of ERS Common Stock were issued and outstanding as of the Measurement
Date. No shares of any class or series of the capital stock of ERS are held as treasury stock. All issued and outstanding shares of ERS Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. All issued and outstanding shares of the capital stock or other proprietary interest of each of the ERS

Subsidiaries are owned as set forth in Section 3.2(a) of the ERS Disclosure Letter, have been duly authorized and validly issued, are fully paid and nonassessable, issued without violation of any preemptive rights, are not subject to any right of rescission, and have been offered, issued, sold and delivered by ERS or the applicable ERS Subsidiary in compliance with all registration, qualification and prospectus requirements (or applicable exemptions therefrom) of applicable federal, provincial and state securities laws. All of the shares of capital stock of the ERS Subsidiaries are owned by ERS free and clear of all security interests, liens, claims, pledges, agreements, limitations on ERS's voting rights, charges or other encumbrances of any nature whatsoever, except as set forth in Section 3.2(a) of the ERS Disclosure Letter.

     (b) No Other Commitments. Except as disclosed in Section 3.2(b) of the ERS Disclosure Letter, there are no subscriptions, options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which ERS or any of the ERS Subsidiaries is a party or by which ERS or any of the ERS Subsidiaries is bound obligating ERS or any of the ERS Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other proprietary interest of ERS or any of the ERS Subsidiaries or securities convertible into or exchangeable for shares of capital stock or other proprietary interest of ERS or any of the ERS Subsidiaries, or obligating ERS or any of the ERS Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. Except for the obligations of ERS pursuant to this Agreement and as disclosed in Section 3.2(a) of the ERS Disclosure Letter, there are no voting trusts or other agreements or understandings to which ERS is a party or of which ERS is aware with respect to the voting of the capital stock or other proprietary interest, or control, of ERS or any of the ERS Subsidiaries.

     3.3  Authority.

     (a) Corporate Action. ERS has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of ERS of this Agreement, the ERS Charter
Changes and the issuance of ERS Common Stock in connection with the Arrangement upon exchange of the Exchangeable Shares and to approval of the Arrangement by the Court, to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by ERS and, subject to approval by the stockholders of ERS of this Agreement, the ERS Charter Changes and the issuance of ERS Common Stock in connection with the Arrangement upon exchange of the Exchangeable Shares and to approval of the Arrangement by the Court, the consummation by ERS of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ERS. This Agreement has been duly executed and delivered by

ERS and this Agreement is the valid and binding obligation of ERS, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

     (b) No Conflict. Neither the execution, delivery and performance of this Agreement or the Plan of Arrangement by ERS, nor the consummation of the transactions contemplated hereby or thereby by ERS, nor compliance with the provisions hereof or thereof by ERS will: (i) result in any breach or violation of the articles of incorporation or bylaws of ERS or the comparable governing instruments of any of the ERS Subsidiaries or, subject to compliance with the regulatory requirements specified under Section 3.3(c) and the matters set forth in Section 3.3(b) of the ERS Disclosure Letter, any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any Governmental Entity binding upon ERS or any of the ERS Subsidiaries; (ii) except as disclosed in Section 3.3(b) of the ERS Disclosure Letter, result in any breach or violation of or cause a default (with or without notice or lapse of time, or both), or require any consent or approval, under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon, or right of first refusal or other option to purchase or acquire, any of the properties or assets of ERS or any of the ERS Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract or agreement applicable to ERS or any of the ERS Subsidiaries or their respective properties or assets, other than any such breaches, violations, rights, defaults, losses, liens, security interest, charges or encumbrances or rights of first refusal or options which, individually or in the aggregate, would not have a Material Adverse Effect on ERS; or (iii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of ERS Common Stock.

     (c) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by ERS or any of the ERS Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for (i)(A) the filing with the SEC of the No Action Request, (B) the filing with the SEC of the Registration Statement, if required, and all information and other documents required by the SEC under the Securities Act in connection therewith, and the SEC's approval thereof and order with respect thereto, (C) the filing with and clearance by the SEC of the Joint Proxy Statement, and all information and other documents required by the SEC under the Exchange Act in connection therewith, and (D) the filing with the

SEC of such reports under the Exchange Act and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing with the Secretary of State of Delaware of a certificate of amendment to ERS' certificate of incorporation setting forth the ERS Charter Changes and appropriate documents with the relevant authorities of states and other jurisdictions in which ERS is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under foreign laws, state securities laws and the rules of Nasdaq or the Alternative Investment Market of the London Stock Exchange ("AIM");
(iv) such filings and notifications and other compliance as may be necessary under the HSR Act; (v) any required notices and filings under the Investment Canada Act; and (vi) such approvals and consents as may be required of the Connecticut Development Authority.

     3.4 SEC Reports and Financial Statements.

     (a) SEC Reports. Since December 31, 1993, ERS has filed each report, schedule, registration statement and definitive proxy statement and other filings required to be filed by it with the SEC (the "ERS SEC Documents"). As of their respective dates or, in the case of registration statements, their effective dates (or, if amended by a filing prior to the date of this Agreement, then on the date of such filing), none of the ERS SEC Documents (including all schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the ERS SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

     (b) Financial Statements. The audited consolidated financial statements (including the related notes and schedules thereto) of ERS included in or incorporated by reference to the ERS SEC
Documents, without limitation for its fiscal year ended December
31, 1996, and the unaudited consolidated financial statements (including the related notes and schedules thereto) of ERS contained in the ERS SEC Documents, without limitation for its fiscal six months ended June 30, 1997, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the
SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments which are described therein) the consolidated financial position of ERS and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as disclosed in the ERS
SEC Documents or Section 3.4(b) of the ERS Disclosure Letter, and other than those incurred after June 30, 1997 in the ordinary course of business, neither ERS nor any of the ERS Subsidiaries has any liabilities, accrued, contingent or otherwise, that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on ERS.

     3.5 Information Supplied.

     None of the information relating to ERS or any of the ERS Subsidiaries contained in this Agreement or in the ERS Disclosure Letter and in the ERS SEC Documents, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. None of the information with respect to ERS, its directors, officers, stockholders or any ERS Subsidiary, included or incorporated by reference in the Joint Proxy Statement (and, if filed, the Registration Statement) will, at the time the Joint Proxy Statement is mailed to the stockholders of ERS and at the time of the ERS Stockholders Meeting (and, if filed, at the time the Registration Statement is declared effective and at the time of any post-effective amendments thereto prior to the Effective Time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     3.6 Compliance with Applicable Laws.

     ERS and the ERS Subsidiaries have complied, in the conduct of their respective businesses, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on ERS. ERS has not been notified by any Governmental Entity of any investigation with respect to ERS or any ERS Subsidiary that is pending or threatened, nor has any Governmental Entity notified ERS of such entity's intention to conduct the same, that would be reasonably likely to have a Material Adverse Effect on ERS. Each of ERS and the ERS Subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on ERS. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, there has been no default or breach thereunder, and there is no pending or, to the best of the knowledge of ERS, threatened proceeding under which any may be revoked, terminated or suspended, except insofar as would not, individually or in the aggregate, have a Material Adverse
Effect on ERS. The execution and delivery of this Agreement, and the consummation of the Arrangement, will not adversely affect or otherwise impair the ability of ERS or the ERS Subsidiaries, as the case may be, fully to enjoy the benefits of any such permits, licenses, certificates of authority, orders or approvals.

     3.7 Title to Assets.

     (a) Each of ERS and the ERS Subsidiaries has good and marketable title to its properties (other than property as to which it is lessee, in which case it has a valid leasehold interest), except for such defects in title that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on ERS, in each case free and clear of all ERS Liens (as hereinafter defined). All real and tangible personal property owned or leased by ERS and each of the ERS Subsidiaries is in good repair and is operational and usable in the operation of ERS, subject to normal wear and tear, except for such property whose failure to be in such condition would not be reasonably likely to have a Material Adverse Effect on ERS. All leases and licenses pursuant to which ERS or the ERS Subsidiaries lease or license personal and intangible property from others are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default, or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim of force majeure or other claim of excusable delay or non-performance) other than any such default, event or claim that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on ERS. ERS and the ERS Subsidiaries lease or own all properties and assets necessary for the operation of their respective businesses as presently conducted, and the assets and properties of ERS and the ERS Subsidiaries include all of the assets, of every kind and nature, whether tangible or intangible, and wherever located, which are utilized by ERS or the ERS Subsidiaries in the conduct of their respective businesses, in each case other than any assets or properties the failure to lease or own which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on ERS, and in each case subject to the matters disclosed in Section 3.7(a) of the ERS Disclosure Letter.

     (b) For purposes of this Agreement, the term "ERS Lien" shall be defined to mean any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature whatsoever except: (a) liens disclosed in the financial statements contained in or incorporated by reference to the ERS SEC Documents;
(b) liens for taxes, assessments, or governmental charges or levies not yet due and delinquent; (c) liens consisting of zoning or planning restrictions, easements, permits, any other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by ERS or any of the ERS Subsidiaries and (d) liens disclosed in Section 3.7(b) of the ERS Disclosure Letter.

     3.8 Litigation.

     There are no suits, actions, arbitrations, demands, claims or proceedings pending or, to the best of the knowledge of ERS, threatened against ERS or any of the ERS Subsidiaries that, individually or in the aggregate, would, if determined adversely, be reasonably likely to have a Material Adverse Effect on ERS nor are there any judgments, decrees, injunctions, writs, stipulations, determinations, awards, rules or orders of any Governmental Entity or arbitrator outstanding against ERS or any of the ERS Subsidiaries that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on ERS.

     3.9  ERISA and Other Compliance.

     (a) All contributions due from ERS or any of the ERS Subsidiaries through the Effective Time with respect to any "employee benefit plan" (the "ERS Employee Plans"), as defined in
Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been or will be timely made as required under ERISA or any applicable legislation, other than any such failure which would not have a Material Adverse Effect on ERS. Each ERS Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such ERS Employee Plans, other than any non-compliance which would not have a Material Adverse Effect on ERS.

     (b) No ERS Employee Plan which individually or collectively would constitute an "Employee Pension Benefit Plan", as defined in
Section 3(2) of ERISA (collectively, the "ERS Pension Plan") constitutes, or since the enactment of ERISA constituted, a "multi-employer plan", as defined in Section 3(37) of ERISA.

     (c) No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any ERS Employee Plan which is covered by Title I of ERISA which would have a Material Adverse Effect on ERS, excluding transactions effected pursuant to a statutory or administrative exemption. Any ERS Pension Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 401(a) of the Code.

     3.10 Absence of Certain Changes or Events.

     Except as disclosed in the ERS SEC Documents filed prior to the date of this Agreement or as disclosed, respectively, in the corresponding clauses of Section 3.10 of the ERS Disclosure Letter, since June 30, 1997 (the "ERS Balance Sheet Date") there has not been: (i) any change or development or combination of changes or developments which, individually or in the aggregate, constitutes a Material Adverse Effect on ERS or would be reasonably likely to result in a Material Adverse Effect on ERS; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to ERS's capital stock, or, directly or indirectly, any redemption, purchase or other acquisition or disposition of any shares of ERS' capital stock by ERS or any ERS Subsidiary; (iii) any change by ERS in its accounting methods, principles or practices; (iv) any writing down or writing off of the value of any material assets other than in the ordinary course of business; (v) any material increase in or material modification of the compensation or benefits payable or to become payable by any of ERS or the ERS Subsidiaries to any directors or "executive officers" (as defined under Rule 3b-7 pursuant to the Exchange Act) of ERS, except in the ordinary course of business; (vi) any acquisition or sale of a material amount of property or assets other than in the ordinary course of business; or (vii) to the knowledge of ERS, any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employee of ERS or any ERS Subsidiary or any campaign conducted to solicit authorization from employees to be represented by such labor union that, in any such case under this clause (vii), would be reasonably likely to have a Material Adverse Effect on ERS.

     3.11 Certain Agreements.

     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or "executive officer" (as defined under Rule 3b-7 pursuant to the Exchange Act) of ERS from ERS or any of the ERS Subsidiaries, under any ERS Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any ERS Employee Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits, including but not limited to the time of exercise of stock options. Nothing has come to ERS's attention as a result of the negotiation or entering into of this Agreement that would lead ERS to believe that the consummation of the transactions contemplated hereby will have a Material Adverse Effect to ERS on labor relations; and ERS has no knowledge that any of its "executive officers" (defined as aforesaid) intends to leave its employ.

     3.12 Taxes.

     ERS and each of the ERS Subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them
(all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes that are due and payable in each case except for any such Tax Returns or Taxes the non-filing or non-payment of which have not had and would not be reasonably likely to have a Material Adverse Effect on ERS, and ERS has provided adequate accruals in accordance with U.S. GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. Since the ERS
Balance Sheet Date, no material Tax liability has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. Neither ERS nor any ERS Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the United States
Internal Revenue Service, Revenue Canada or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and no waivers of statutes of limitations have been given or requested with respect to ERS or any of the ERS Subsidiaries, in each case except for any such written notices or waivers which have not had and would not be likely to have a Material Adverse Effect on ERS.
To the best of the knowledge of ERS, there are no material proposed
(but unassessed) additional Taxes and none have been asserted. No
Tax liens have been filed other than for Taxes not yet due and payable. None of ERS or any of the ERS Subsidiaries (i) has made an election to be treated as a "consenting corporation" under section
341 (f) of the Code, (ii) is a "personal holding company" within the meaning of section 542 of the Code or (iii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person pursuant to which ERS or any of the ERS Subsidiaries has or could have any liabilities in respect of Taxes. Neither ERS nor any of the ERS Subsidiaries is a "specified financial institution" or a "specified person" in relation to any such institution each as defined in subsection 248(1) of the ITA except in the event that ERS or any ERS Subsidiary is or will become at the Effective Time a "specified financial institution" or a "specified person" in relation to any such institution solely because Telepanel was a "specified financial institution". ERS is not, and has not been, at any time within the last five years prior to the date hereof, a "United States real property holding corporation" within the meaning of section 897 of the Code. No ERS Subsidiary or any corporation to which any ERS Subsidiary is the successor in a reorganization described in section 368(a) of the Code for any prior taxable year, has been a "PFIC" within the meaning of section 1296 of the Code, and on the basis of its income and assets for the current taxable year to date, would not be a PFIC for such year.

     3.13 Fees and Expenses.

     Except for the fees and expenses set forth in Section 3.13 of the ERS Disclosure Letter payable to Patricof & Co. Capital Corp., neither ERS nor any of the ERS Subsidiaries, nor any director, officer, agent or employee thereof, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     3.14 Environmental Matters.

     Except as disclosed in the ERS SEC Documents, neither ERS nor any ERS Subsidiary: (i) has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a Hazardous Substance or other substance into the environment, in each case in violation of law wherein such violation, individually or in the aggregate, would have a Material Adverse Effect on ERS, or (ii) has any liability, contingent or otherwise, under any Environmental Law in connection with any release of any Hazardous Substance, or other substance on property, now or formerly owned or leased by ERS or any of the ERS Subsidiaries, which, individually or in the aggregate, would have a Material Adverse Effect on ERS. No Hazardous Substances have been generated, treated, stored or disposed of or placed in violation of any Environmental Law on any property owned or leased by ERS or any ERS Subsidiary or on or into any waste disposal site owned or operated by a third party except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on ERS.

     3.15 Interested Party Transactions.

     Except as disclosed in the ERS SEC Documents filed prior to the date of this Agreement, no officer or director of ERS or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, except for the legal rights of stockholders of ERS, a material interest in (i) any person or entity which purchases from or sells, licenses or furnishes to ERS or any of the ERS Subsidiaries any goods, property, technology or intellectual or other property rights or services, or is a competitor of ERS, or (ii) except as disclosed in Section 3.15 of the ERS Disclosure Letter, any contract or agreement to which ERS or any of the ERS Subsidiaries is a party or by which it may be bound or affected (other than contracts or agreements relating to the remuneration of such officer or director and related matters) or any property, real or personal, tangible or intangible, used in or pertaining to the business of ERS or any ERS Subsidiary.

     3.16 Certain Material Contracts.

     Except for the contracts, agreements, leases and commitments listed in Section 3.16 of the ERS Disclosure Letter, neither ERS nor any of the ERS Subsidiaries is a party to or bound by: (i) any contract which imposes material geographic or territorial limitations on the conduct of business by ERS or any of the ERS Subsidiaries (excluding customary area of interest provisions relating to specific properties and similar restrictions entered into in the ordinary course of business and which do not have a significant impact on their ability to conduct business generally in that geographic area); or (ii) any joint venture or partnership agreement. As of the date hereof, the net hedge and future position is not materially different from that existing on the ERS Balance Sheet Date.

     3.17 Intellectual Property.

     Set forth in Section 3.17(a) of the ERS Disclosure Letter is a list of all of ERS' and each ERS Subsidiary's patents, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights and applications for each of the foregoing. Except as disclosed in Section 3.17(b) of the ERS Disclosure Letter, (a) ERS and each of its Subsidiaries owns, or is licensed to use (in each case, clear of any ERS Liens), all Intellectual Property used in or necessary for the conduct of its businesses as presently conducted and has not transferred, assigned, alienated, limited or encumbered the Intellectual Property or its interest therein in any way; (b) to ERS's knowledge, the use, copying, modification, transmission or licensing of any Intellectual Property by ERS and each Subsidiary and the conduct of its businesses as currently conducted, does not infringe on or otherwise violate the Intellectual Property, contractual rights or obligations or other rights whatsoever of any person and is in accordance with any applicable permit, license, waiver, assignment, authorization, approval or agreement pursuant to which ERS or any Subsidiary acquired the right to use, copy, modify or license any Intellectual Property; (c) to ERS's knowledge, no service, product (or component thereof), or process used, licensed, performed, manufactured, copied, transmitted or modified, by and/or for, or supplied by or to ERS and each ERS Subsidiary infringes or otherwise violates the Intellectual Property or contractual rights or obligations or other rights whatsoever of any other person; and (d) to the knowledge of ERS, no person is challenging, infringing on or otherwise violating any right of ERS or any ERS Subsidiary with respect to any Intellectual Property owned or used by and/or licensed to or by ERS and any ERS Subsidiary and no person has instituted, given notice of or threatened any claim, demand, proceeding or action against ERS or any ERS Subsidiary, with respect to or alleging any infringement or violation by ERS or any ERS Subsidiary of the Intellectual Property, contractual rights or obligations or other rights whatsoever, of that person.

     3.18 Insurance.

     ERS and each of the ERS Subsidiaries have their respective assets insured against loss or damages as is appropriate to their businesses and assets in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets, and such insurance coverage will be continued in full force and effect to and including the Effective Time.

     3.19 No Defaults.

     To ERS's knowledge, neither it nor any of the ERS Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by ERS or any of the ERS Subsidiaries under, any contract or agreement to which ERS or any of the ERS Subsidiaries is a party and which would, if terminated due to such default, have, insofar as can reasonably be foreseen, a Material Adverse Effect on ERS.

     3.20 Restrictions on Business Activities.

     There is no material agreement, judgment, injunction, order or decree binding upon ERS or any ERS Subsidiary that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of ERS or any ERS Subsidiary, any acquisition of property by ERS or any ERS Subsidiary or the conduct of business by ERS or any ERS Subsidiary as currently conducted in a manner that would be reasonably likely to have a Material Adverse Effect on ERS, in each case except as disclosed in Schedule 3.20 of the ERS Disclosure Letter.

     3.21 Books and Records.

     The books, records and accounts of ERS and the ERS Subsidiaries (a) have in all material respects been maintained in accordance with good business practices on a basis consistent with prior years and (b) are stated in reasonable detail and in all material respects accurately and fairly reflect the transactions and disposition of the assets of ERS. ERS has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (w) transactions are executed in accordance with management's general or specific authorization; and
(x) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with U.S. GAAP or any other criteria applicable to such statements and (ii) to maintain accountability for assets, (y) access to assets is permitted only in accordance with management's general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.22 Board Approval.

     The ERS Board has, as of the date hereof, unanimously: (i) approved this Agreement and the ERS Charter Changes; (ii) determined that the transactions contemplated by this Agreement are in the best interests of the stockholders of ERS; and (iii) recommended that the stockholders of ERS approve this Agreement and the ERS Charter Changes.

     3.23 Vote Required.

     The affirmative vote or votes of the holders of a majority of the outstanding shares of ERS Common Stock are the only votes of the holders of any class or series of ERS' capital stock necessary to approve this Agreement and the transactions contemplated hereunder.

     3.24 Fairness Opinion.

     The ERS Board has received an opinion from Patricof & Co.
Capital Corp. that the terms of the Arrangement are fair to the holders of ERS Common Stock from a financial point of view.

     3.25 Pooling Matters.

     Neither ERS nor any of the ERS Subsidiaries or their Affiliates have, to ERS's knowledge and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by Telepanel or any of its Affiliates) is reasonably likely to prevent ERS from accounting for the business combination to be effected by the Arrangement as a "pooling of interests" under U.S. GAAP or Rule 1-02 of Regulation S-X of the SEC.

                            ARTICLE 4

                            COVENANTS

     4.1 Interim Operations.

     (a) Telepanel covenants and agrees as to itself and with respect to the Telepanel Subsidiaries, that, from and after the date hereof until the Effective Time, except insofar as ERS shall otherwise consent and except as required by this Agreement:

          (i) The business of it and the Telepanel Subsidiaries will be conducted only in the ordinary and usual course in all material respects and, to the extent consistent therewith, it and the Telepanel Subsidiaries will use all reasonable efforts to preserve their business organizations intact and maintain their existing relations with customers, suppliers, employees and business associates.

          (ii) It will not: (A) sell or pledge or agree to sell or pledge any stock or other proprietary interest owned by it in any of the Telepanel Subsidiaries; (B) amend its Articles of Incorporation or Bylaws; (C) split, combine or reclassify any outstanding capital stock, or make any other change in its capital structure; (D) declare, set aside or pay any dividend payable in cash, stock or property with respect to any of its capital stock; (E) repurchase, redeem or otherwise acquire, or permit any Telepanel Subsidiary to purchase or otherwise acquire, directly or indirectly, any shares of capital stock of Telepanel or ERS or any securities convertible into or exercisable for any shares of capital stock of Telepanel or ERS; or (F) enter into any material transaction not in the ordinary course of its business, consistent with past practice.

          (iii) Except as described in Section 4.1(a)(iii) of the Telepanel Disclosure Letter, neither it nor any of the Telepanel Subsidiaries will: (A) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible into or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class other than Telepanel Common Shares issuable pursuant to Telepanel Options, Telepanel Warrants and Telepanel Convertible Securities outstanding on the date hereof; (B) transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of, or subject to any Telepanel Lien, any other material property or assets or encumber any material property or assets or (subject to sub-paragraph (vii) of this paragraph (a)) incur or modify any indebtedness or other liability, or guaranty of any liability of any person or entity, in each case under this clause (B) other than in the ordinary and usual course of business consistent with past practice; or (C) make any material acquisition of, or investment in, assets, stock or other securities of any other person or entity other than the wholly-owned Telepanel Subsidiaries.

          (iv) Except as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable law, neither it nor any of the Telepanel Subsidiaries will establish, adopt, enter into, make, amend in any material respect or make any material elections under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees.

          (v) It will not implement any change in its accounting principles, practices or methods, other than as may be required by Canadian GAAP and will maintain its books and records in accordance with good business practices, on a basis consistent with past practice.

          (vi) It and the Telepanel Subsidiaries will comply in all material respects with all laws, rules, regulations, writs, statutes, ordinance, judgments, injunctions, decrees, determinations, awards, and other orders of every court, government and governmental agency and instrumentality, domestic or foreign, applicable to it and to the conduct of its business and perform in all material respects all its obligations without default.

          (vii) Except as set forth in Section 4.1(a)(vii) of the Telepanel Disclosure Letter, it and the Telepanel Subsidiaries will not incur, or agree to incur, any indebtedness for money borrowed, except in the ordinary course of business under Telepanel's line of credit dated January 8, 1996 with The Toronto-Dominion Bank, in an aggregate amount not in excess of the maximum amount thereof permitted on the date hereof plus $1,000,000.

          (viii) Except as set forth in Section 4.1(a)(viii) of the Telepanel Disclosure Letter (but in no event so as to result in a breach, upon consummation of Closing or at the Effective Time, under Section 4.05 of the Indenture dated as of January 24, 1997 [the "ERS Indenture"] between ERS and United States Trust Company of New York), it and the Telepanel Subsidiaries will not make any loans, advances or contributions to, or investments in, any other person other than as permitted by the ERS Indenture (as if Telepanel and the Telepanel Subsidiaries were "Restricted Subsidiaries" thereunder).

          (ix) It and the Telepanel Subsidiaries will maintain and pay all premiums with respect to all policies of insurance relating to its business, and its assets and properties, as are presently held in its name and timely renew all such policies.

          (x) It and the Telepanel Subsidiaries will not make any change materially adverse to it in the terms of any material Telepanel Agreement, nor, except as set forth in
     Section 4.1(a)(x) of the Telepanel Disclosure Letter, approve, amend or modify any Telepanel Agreement to which any director, officer or "affiliate" (within the meaning of Section 405 of the Securities Act) is a party (in each case other than remuneration arrangements in the ordinary course of business).

          (xi) Except as set forth in Section 4.1(a)(xi) of the Telepanel Disclosure Letter, it and the Telepanel Subsidiaries will not take any action described in Section 2.10(vii) through (ix), inclusive, hereof, nor amend, modify, supplement, or in any way change any plan or arrangement established for the benefit of its employees.

          (xii) It and the Telepanel Subsidiaries will not settle or compromise any litigation involving the payment of, or an agreement to pay over time an amount in cash, notes, or other property, or pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise and whether due or to be come due) which involves payments or commitments to make payments exceeding $100,000 in the aggregate, other than (A) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, and (B) scheduled repayments of current portions of and interest on long-term indebtedness or repayments under existing credit agreements.

          (xiii) Neither it nor any of the Telepanel Subsidiaries will authorize or enter into an agreement to take any of the actions referred to in paragraphs (i) through (xii) above.

     (b) ERS covenants and agrees as to itself and with respect to the ERS Subsidiaries that, from and after the date hereof until the Effective Time, except insofar as Telepanel shall otherwise consent and except as required by this Agreement:

          (i) The business of it and the ERS Subsidiaries will be conducted only in the ordinary and usual course in all material respects and, to the extent consistent therewith, it and the ERS Subsidiaries will use all reasonable efforts to preserve their business organizations intact and maintain their existing relations with customers, suppliers, employees and business associates.

          (ii) It will not: (A) sell or pledge or agree to sell or pledge any stock or other proprietary interest owned by it in any of the ERS Subsidiaries; (B) amend its Certificate of Incorporation or Bylaws; (C) split, combine or reclassify any outstanding capital stock, or make any other change in its capital structure; (D) declare, set aside or pay any dividend payable in cash, stock or property with respect to any of its capital stock; or (E) repurchase, redeem or otherwise acquire, or permit any ERS Subsidiary to purchase or otherwise acquire, directly or indirectly, any shares of capital stock of Telepanel or ERS or any securities convertible into or exchangeable for any shares of capital stock of Telepanel or ERS; or (F) enter into any material transaction not in the ordinary course of business.

          (iii) Except as described in Section 4.1(b)(iii) of the ERS Disclosure Letter, neither it nor any of the ERS Subsidiaries will: (A) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible into or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class, other than ERS Common Stock issuable pursuant to options outstanding on the date hereof or granted within the limits of option plans heretofore approved by the ERS Board or issuable pursuant to warrants and conversion rights outstanding on the date hereof; or (B) transfer, lease, license, guaranty, sell, mortgage, pledge or dispose of, or subject to any ERS Lien, any other material property or assets or encumber any material property or assets or incur or modify any indebtedness or other liability, or guaranty of any liability of any person or entity, in each case under this clause (B) other than in the ordinary and usual course of business.

          (iv) It will not implement any change in its accounting principles, practices or methods, other than as may be required by US GAAP and will maintain its books and records in accordance with good business practices, on a basis consistent with past practice.

          (v) It and the ERS Subsidiaries will comply in all material respects with all laws, rules, regulations, writs, statutes, ordinance, judgments, injunctions, decrees, determinations, awards, and other orders of every court, government and governmental agency and instrumentality, domestic or foreign, applicable to it and to the conduct of its business and perform in all material respects all its obligations without default.

          (vi) It and the ERS Subsidiaries will not incur, or agree to incur, any indebtedness for money borrowed, except in the ordinary course of business in connection with letters of credit under existing facilities with The Bank of New York or renewals or replacements thereof.

          (vii) It and the ERS Subsidiaries will not make any loans, advances or contributions to, or investments in, any other person other than as permitted by the ERS Indenture.

          (viii) It and the ERS Subsidiaries will maintain and pay all premiums with respect to all policies of insurance relating to its business, and its assets and properties, as are presently held in its name and timely renew all such policies.

          (ix) It and the ERS Subsidiaries will not approve, amend or modify any agreement to which any director, officer or "affiliate" (within the meaning of Section 405 of the Securities Act) is a party (in each case other than remuneration arrangements in the ordinary course of business).

          (x) It and the ERS Subsidiaries will not settle or compromise any litigation involving the payment of, or an agreement to pay over time an amount in cash, notes, or other property, or pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise and whether due or to be come due) which involves payments or commitments to make payments exceeding $100,000 in the aggregate, other than (A) liabilities or obligations incurred in the ordinary course of business, and (B) scheduled repayments of current portions of and interest on long-term indebtedness or repayments under existing credit agreements.

          (xi) Neither it nor any of its Subsidiaries will authorize or enter into an agreement to take any of the actions referred to in paragraphs (i) through (x) above.

     4.2 Shareholder Approval.

     Telepanel, acting through its Board of Directors, will call the Telepanel Shareholders Meeting and ERS, acting through its Board of Directors, will call the ERS Shareholders Meeting, each to be held as promptly as practicable after the SEC has indicated that it has no further comments on the Joint Proxy Statement (or, if the Registration Statement [other than a shelf Registration Statement] is filed, the date on which such Registration Statement is declared effective by the SEC), but in no event earlier than 30 days after the notice of such meeting, to submit this Agreement, the Arrangement and related matters for the consideration and approval of the Telepanel shareholders and this Agreement, the ERS Charter Changes and related matters for consideration and approval of the ERS shareholders. Such approval will be recommended by the Telepanel Board, and by the ERS Board, subject in each case to the fiduciary obligations of such directors. Such meetings will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

     4.3 Additional Affiliate Agreements.

     To ensure the Arrangements will be accounted for as a "pooling of interests" under U.S. GAAP and to ensure compliance with Rule
145 of the rules and regulations promulgated by the SEC under the Securities Act, Telepanel will use its best efforts to procure the signature and delivery of additional Telepanel Affiliate Agreements from each person or entity becoming an Affiliate promptly after the execution and delivery of this Agreement. To ensure that the arrangement will be accounted for as a "pooling of interests" under U.S. GAAP, ERS will use its best efforts to procure the signature and delivery of additional ERS Affiliate Agreements from each person or entity becoming an Affiliate promptly after the execution and delivery of this Agreement. For purposes of this Agreement, "Affiliate" shall have the meaning referred to in Rule 145 under the Securities Act.

     4.4 Joint Proxy Statement.

     (a)  Telepanel and ERS will contemporaneously mail the Joint
Proxy Statement to their respective shareholders promptly after the Registration Statement, if filed, becomes effective or (if the shares of ERS Common Stock to be issued from time to time after the Effective Time upon the exchange of Exchangeable Shares are exempt from the registration requirements of Section 5 of the Securities
Act or if a shelf Registration Statement is required by the SEC with respect thereto) as promptly as practicable for the purpose of considering and voting upon the Arrangement at the Telepanel
Shareholders Meeting and the ERS Charter Changes and related matters at the ERS Stockholders Meeting, and, if necessary, after the Joint Proxy Statement shall have been so mailed, promptly circulate amended supplemental or supplemented proxy materials and, if required in connection therewith, resolicit proxies. Telepanel shall include in the Joint Proxy Statement the recommendation of its Board of Directors described in Section 4.2 hereof, and ERS shall include in the Joint Proxy Statement the recommendation of its Board of Directors described in Section 4.2 hereof. Neither
Telepanel nor ERS shall use any proxy material in connection with, respectively, the Telepanel Shareholder Meeting and the ERS
Stockholders Meeting without the prior approval of the other party, which shall not be unreasonably withheld or delayed. Each of Telepanel and ERS will promptly provide all information relating to its business or operations necessary for inclusion in the Joint
Proxy Statement to satisfy all requirements of all applicable U.S.
and Canadian state, provincial and federal corporate and securities laws. Telepanel shall be solely responsible for any statement, information or omission in the Joint Proxy Statement relating to it or its Affiliates based upon written information furnished by it. Telepanel will not provide to its shareholders or publish any material concerning it or its Affiliates that violates applicable Canadian law, the Securities Act or the Exchange Act with respect to the transactions contemplated hereby. ERS shall be solely responsible for any statement, information or omission in the Joint
Proxy Statement relating to it or its Affiliates based upon written information furnished by it. ERS will not provide to its stock-holders or publish any material concerning it or its Affiliates that violates applicable Canadian law, the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.
Each of Telepanel and ERS shall use its best efforts to solicit from its stockholders proxies in favor of the proposals set forth in the Joint Proxy Statement, and shall take such action reasonably necessary or, in the opinion of the other party, reasonably helpful to secure a favorable vote for the purpose of approving the proposals set forth in the Joint Proxy Statement. At the request of

ERS, reasonably made, Telepanel shall adjourn its stockholders' meeting to a later date, if (x) the requisite vote of holders of Telepanel Common Shares has not been obtained or (y) ERS shall otherwise request an adjournment in order to attempt to increase the percentage of the vote in favor of the foregoing.

     (b) Telepanel shall cause to be delivered to ERS a letter of Price Waterhouse, Chartered Accountants, Telepanel's independent auditors, dated a date within two business days before the date of mailing of the Joint Proxy Statement and addressed to ERS, in form and substance reasonably satisfactory to ERS, to the effect set forth in Exhibit 4.4(b) hereto.

     (c) ERS shall cause to be delivered to Telepanel a letter of Price Waterhouse LLP, ERS' independent auditors, dated a date within two business days before the date of mailing of the Joint Proxy Statement and addressed to Telepanel, in form and substance reasonably satisfactory to Telepanel, to the effect set forth in
Exhibit 4.4(c) hereto.

     4.5 Regulatory Approvals.

     Each of Telepanel and ERS will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. Each of Telepanel and ERS will use its best efforts to obtain promptly all such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after it becomes required, each of Telepanel and ERS shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice, a pre-Arrangement notification report under the HSR Act and shall make such filings as are necessary under the Investment Canada Act. In addition, Telepanel shall promptly make application to the OSC and other relevant Canadian securities regulatory authorities seeking the orders and rulings contemplated by Section 7.11.

     4.6 Necessary Consents; Certain Notices.

     During the term of this Agreement, each of Telepanel and ERS will use its best efforts to obtain such written consents, authorizations, approvals and waivers and take such other actions as may be necessary or appropriate, in addition to those set forth in Section 4.5, to allow the consummation of the transactions contemplated hereby and the preservation of the respective rights and assets of the parties. Without limiting the generality of the foregoing, ERS shall submit to Telepanel for prior review and comment (which shall not be unreasonably withheld or delayed) any information circular distributed generally to the holders of the ERS Notes (as hereinafter defined) in order to satisfy the condition set forth under Section 5.11 hereof. In addition, promptly after the date hereof Telepanel shall submit to ERS for prior review and comment (which shall not be unreasonably withheld or delayed) such notice or notices of the transactions contemplated hereby as may be required pursuant to the counterparts of the Put Option (collectively, the "Telepanel Europe Put Option"), the Incorporation Agreement (the "Telepanel Europe Incorporation Agreement"), and the Shareholders Agreement (the "Telepanel Europe Shareholders Agreement"), in each case relating to Telepanel Europe (as hereinafter defined), insofar as any rights thereunder shall become exercisable as a result of the Arrangement and the transactions contemplated hereby, and shall deliver such notice or notices so that the period of exercise of such rights, if any, shall expire prior to the Closing Date. Telepanel shall also consult with ERS with respect to the documentation of the 5% Senior Convertible Notes (as defined in the Telepanel Disclosure Schedule), and any agreements related thereto, which prior to completion shall be submitted to ERS for review and confirmation, such confirmation not to be unreasonably delayed or withheld (such confirmation to be deemed unreasonably withheld if on grounds other than the inclusion of provisions (x) constituting a material departure from the term sheet therefor, and any drafts thereof, heretofore provided to ERS, (y) that, if in effect on the date hereof, would have required additional disclosure in any material respect in the Telepanel Disclosure Letter in order to have made the representations, warranties and covenants of Telepanel contained herein accurate on the date hereof, or (z) that would require any further modifications, waivers or consents, as contemplated under Section 5.11 hereof, after they have initially been obtained).

     4.7 Access to Information and Properties.

     Each of Telepanel and ERS will allow the other party and its agents reasonable access, during ordinary business hours, to the files, books, records, properties, assets, operations, personnel and offices of Telepanel and each Telepanel Subsidiary, or ERS and each ERS Subsidiary, as applicable, as such other party shall reasonably request, including, without limitation, any and all information relating to Telepanel's or ERS's electronic shelf labelling systems, customer orders, Taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. Each of Telepanel and ERS will cause its accountants and other advisers to cooperate with the other party and its agents in making available to such other party all information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax Returns and financial statements prepared or audited by such persons subject to the execution of customary access or indemnification agreements among the parties with respect to such review. The rights of access and inspection pursuant to this
Section 4.7 shall be subject to the Confidentiality Agreement referred to in Section 8.3. Each party shall furnish the other party with copies of all filings with the OSC and the SEC subsequent to the date hereof, which shall be prepared in accordance with the rules and regulations promulgated by, respectively, the OSC and the SEC if any such filings are made prior to the Effective Time.

     4.8 Satisfaction of Conditions Precedent.

     During the term of this Agreement, each of Telepanel and ERS will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Articles 5, 6 and 7, and will use its best efforts to cause the Arrangement and other transactions contemplated by this Agreement to be consummated.

     4.9 No Other Negotiations.

     (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Telepanel and the Telepanel Subsidiaries shall not, and shall use their best efforts to see that their respective directors do not, and shall not permit their respective officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly: (i) solicit, initiate or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals or offers by, or take any other actions intended or designed to facilitate the efforts of any person, other than ERS, relating to the possible acquisition of, or business combinations with, Telepanel or any of the Telepanel Subsidiaries (whether by way of arrangement, amalgamation, take-over bid, tender offer, purchase of capital stock, purchase of assets or otherwise) or any material portion or its or their capital stock or assets (with any such efforts by any such person, including a firm proposal to make such acquisitions or combination, to be referred to as a "Telepanel Competing Transaction"); (ii) provide non-public information with respect to Telepanel or any of the Telepanel Subsidiaries, or afford any access to the properties, books or records of Telepanel or its Subsidiaries, to any person, other than ERS, relating to a possible Telepanel Competing Transaction by any person other than ERS; (iii) make or authorize any statement, recommendation or solicitation in support of any possible Telepanel Competing Transaction by any person, other than by ERS; or (iv) enter into an agreement with any person, other than ERS, providing for a possible Telepanel Competing Transaction. Telepanel, the Telepanel Subsidiaries, and their respective directors, officers, employees, representatives, investment bankers, agents and affiliates, shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (b) (i)   Notwithstanding the foregoing, if at any time after
the date of this Agreement and prior to the date of the Telepanel Shareholders' Meeting, the Telepanel Board determines in good faith, acting reasonably, and after consultation with counsel, that it is necessary to do so in order to comply with its fiduciary duties to Telepanel shareholders, Telepanel may, in response to a Telepanel Superior Proposal (as hereinafter defined) which was not solicited by it or which did not otherwise result from a breach of
Section 4.9(a) and subject to providing prior written notice of its decision to take such action to ERS (the "Telepanel Notice") and compliance with subparagraph (ii) immediately succeeding, (x) furnish information with respect to Telepanel and the Telepanel Subsidiaries to any person making a Telepanel Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions (but not negotiations) to clarify the terms of such Telepanel Superior Proposal; provided, however, that neither Telepanel nor the Telepanel Board nor any committee thereof shall: (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ERS, the approval or recommendation by the Telepanel Board or such committee of this Agreement or the Plan of Arrangement; (y) approve or recommend, or propose publicly to approve or recommend, any Telepanel Competing Transaction, other than by ERS; or (z) cause Telepanel to enter into any letter of intent, agreement-in-principle, acquisition agreement or any other similar agreements (each a "Telepanel Acquisition Agreement") related to any Telepanel Competing Transaction, other than with ERS. For the purposes of this Agreement, a "Telepanel Superior Proposal" means any formal proposal made by a third party to acquire, directly or indirectly, all of the Telepanel Common Shares then outstanding or all or substantially all of the assets of Telepanel or with respect to any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Telepanel and otherwise on terms which the Telepanel Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to Telepanel shareholders than the combination contemplated by this Agreement and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Telepanel Board, is reasonably capable of being obtained by such third party. Telepanel shall be permitted to deliver only one Telepanel Notice with respect to each person making a Telepanel Superior Proposal.

         (ii) In addition to the obligations of Telepanel set forth in paragraphs (a) and (b)(i) of this Section 4.9, Telepanel shall immediately advise ERS orally and in writing of any requests for any information or of any Telepanel Competing Transaction, other than by ERS, the material terms and conditions of such request or Telepanel Competing Transaction and the identity of the person making such request or Telepanel Competing Transaction. Telepanel will keep ERS reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Telepanel Competing Transaction, other than with ERS.

         (iii) Nothing contained in Paragraph (a) of Section 4.9 shall prohibit Telepanel from making any disclosure to Telepanel's shareholders if, in the good faith judgment of the Telepanel Board, after consultation with outside counsel, failure so to disclose would violate its obligations under applicable law; provided, however, that neither Telepanel nor the Telepanel Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Plan of Arrangement or approve or recommend, or propose publicly to approve or recommend, a Telepanel Competing Transaction.

         (iv) ERS may, in its sole discretion, prior to the holding of the Telepanel Shareholders Meeting, amend the terms of the Plan of Arrangement to increase the consideration payable to Telepanel's shareholders pursuant thereto, by delivering such amended Plan of Arrangement to Telepanel before the holding of the Telepanel Shareholders Meeting, provided that such amendment shall not materially delay the consummation of the Arrangement.

     (c) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, ERS and the ERS Subsidiaries shall not, and shall use their best efforts to see that their respective directors do not, and shall not permit their respective officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly: (i) solicit, initiate or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals or offers by, or take any other action intended or designed to facilitate the efforts of any person, other than Telepanel, relating to the possible acquisition of, or business combination with, ERS or any of the ERS Subsidiaries (whether by way of merger, consolidation, takeover bid, tender offer, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, wherein such acquisition or combination could reasonably be expected to materially impede, interfere with, prevent or delay the Arrangement or the transactions contemplated by this Agreement or which could reasonably be expected to materially reduce the benefits to Telepanel of the Arrangement or the transactions contemplated by this Agreement (with any such efforts by any such person, including a firm proposal to make such an acquisition or combination, to be referred to as an "ERS Competing Transaction");
(ii) provide non-public information with respect to ERS or any of the ERS Subsidiaries, or afford any access to the properties, books or records of ERS or the ERS Subsidiaries, to any person, other than Telepanel, relating to a possible ERS Competing Transaction by any person other than Telepanel; (iii) make or authorize any statement, recommendation or solicitation in support of any possible ERS Competing Transaction by any person, other than by Telepanel; or (iv) enter into an agreement with any person, other than Telepanel, providing for a possible ERS Competing Transaction. ERS, the ERS Subsidiaries, and their respective directors, officers, employees, representatives, investment bankers, agents and affiliates, shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (d) (i) Notwithstanding the foregoing, if at any time after the date of this Agreement and prior to the date of the ERS Stockholders' Meeting, the ERS Board determines in good faith, acting reasonably, and after consultation with counsel, that it is necessary to do so in order to comply with its fiduciary duties to ERS stockholders, ERS may, in response to an ERS Superior Proposal (as hereinafter defined) which was not solicited by it or which did not otherwise result from a breach of Section 4.9(c) and subject to providing prior written notice of its decision to take such action to Telepanel (the "ERS Notice") and compliance with subparagraph
(ii) immediately succeeding, (x) furnish information with respect to ERS and the ERS Subsidiaries to any person making an ERS Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions (but not negotiations) to clarify the terms of such ERS Superior Proposal; provided, however, that neither ERS nor the ERS Board nor any committee thereof shall:
(x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Telepanel, the approval or recommendation by the ERS Board or such committee of this Agreement or the Plan of Arrangement; (y) approve or recommend, or propose publicly to approve or recommend, any ERS Competing Transaction, other than by Telepanel; or (z) cause ERS to enter into any letter of intent, agreement-in-principle, acquisition agreement or any other similar agreements (each an "ERS Acquisition Agreement") related to any ERS Competing Transaction, other than with Telepanel. For the purposes of this Agreement, an "ERS Superior Proposal" means any formal proposal made by a third party to acquire, directly or indirectly, all of the ERS Common Stock then outstanding or all or sub-stantially all of the assets of ERS or with respect to any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving ERS, in each case wherein such acquisition or other transaction could reasonably be expected to materially impede, interfere with, prevent or delay the Arrangement or the transactions contemplated by this Agreement or which could reasonably be expected to materially reduce the benefits to Telepanel of the Arrangement or the transactions contemplated by this Agreement, and otherwise on terms which the ERS Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to ERS stockholders than the combination contemplated by this Agreement and for which financing, to the extent required, is then committed or which, in the good faith judgment of the ERS Board, is reasonably capable of being obtained by such third party. ERS shall be permitted to deliver only one ERS Notice with respect to each person making an ERS Superior Proposal.

         (ii) In addition to the obligations of ERS set forth in paragraphs (c) and (d)(i) of this Section 4.9, ERS shall immediately advise Telepanel orally and in writing of any requests for any information or of any ERS Competing Transaction, other than by Telepanel, the material terms and conditions of such request or ERS Competing Transaction and the identity of the person making such request or ERS Competing Transaction. ERS will keep Telepanel reasonably informed of the status and details (including amendments or proposed amendments) of any such request or ERS Competing Transaction, other than with Telepanel.

     (iii) Nothing contained in Paragraph (c) of Section 4.9 shall prohibit ERS from making any disclosure to ERS' stockholders if, in the good faith judgment of the ERS Board, after consultation with outside counsel, failure so to disclose would violate its obligations under applicable law; provided, however, that neither ERS nor the ERS Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Plan of Arrangement or approve or recommend, or propose publicly to approve or recommend, an ERS Competing Transaction, other than with Telepanel.

     4.10 Pooling.

     Neither Telepanel nor ERS will take or agree to take any action that it has reason to believe would prevent ERS from accounting for the business combination to be effected by the Arrangement as a "pooling of interests" under U.S. GAAP or Rule 1-02 of Regulation S-X of the SEC.

     4.11 Notification of Certain Matters;
          Interim Financial Statements.

     (a) Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other party, of:
(i) the occurrence, or failure to occur, of any event, which occurrence or failure would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect from the date hereof to the Effective Time, (ii) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against the notifying party or any subsidiary or relating to or involving or otherwise affecting the notifying party or which relate to the consummation of the transactions contemplated by this Agreement, and (v) any material failure of the notifying party or any officer, director, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The giving of any such notice under this Section 4.11 shall in no way change or modify the representations and warranties or the conditions to either party's obligations contained herein or otherwise affect the remedies available to either party hereunder.

     (b) Within 45 days after the end of each calendar quarter after the date of this Agreement, Telepanel will deliver to ERS unaudited consolidated statements of income for such calendar quarter and the corresponding calendar quarter of the preceding fiscal year. All such financial statements shall be true and correct in accordance with Canadian GAAP consistently applied and shall fairly present, in conformity with such principles as so utilized, the consolidated financial position, results of operations and cash flows of Telepanel as at the date or for the periods indicated (and shall be accompanied by a certificate of the chief financial or accounting officer of Telepanel to such effect), except as otherwise indicated in such statements and subject to normal and recurring year-end audit adjustments which would not, individually or in the aggregate, have a Material Adverse Effect on Telepanel. All unaudited financial statements delivered pursuant to this Paragraph (b) shall be prepared on a basis consistent with the unaudited consolidated financial statements of Telepanel referenced under Section 2.4(c).

     4.12 Indemnification.

     (a) ERS agrees that all rights to indemnification or exculpation now existing in favor of the directors or officers (the "Indemnified Parties") of Telepanel or any Telepanel Subsidiary as provided in its articles of incorporation or by-laws, a copy of which has been provided to ERS prior to the date of the execution of this Agreement, in effect on the date hereof shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (b) Telepanel shall use its best efforts to obtain a commitment for coverage with respect to matters occurring prior to the Effective Time, such coverage to become effective at the Effective Time and remain in effect for not less than one year from the Effective Time, and be substantially equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Telepanel, and which is not materially less advantageous, and with no gaps or lapses in coverages (hereinafter referred to as the "Initial Coverage"). The cost of such insurance shall be consistent with the amount set forth in the memorandum dated October 1, 1997 furnished by Telepanel to ERS; and, subject to the foregoing, ERS shall, prior to the expiration of such commitment, pay the premium for such insurance so as to obtain such coverage effective at the Effective
Time, such amount to be refundable to ERS in the event this Agreement terminates prior to Closing. ERS shall further use its best efforts to obtain coverage with respect to matters occurring prior to the Effective Time, such coverage to become effective upon the expiration of the Initial Coverage and remain in effect for not less than five years thereafter, and be substantially equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Telepanel, and which is not materially less advantageous, and with no gaps or lapses in coverage.

     4.13 Closing; Listing.

     The parties shall regularly communicate and consult with each other with respect to the fulfillment of the various conditions to the obligations under this Agreement of the parties hereto. Subject to the termination of this Agreement as provided in Article 8, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of ERS, 488 Main Street, Norwalk, Connecticut on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than ten business days after all conditions to Closing set forth herein shall have been satisfied or waived (other than conditions with respect to actions the parties shall take at Closing). Concurrently with the Closing, the Plan of Arrangement will be filed with the Director under the CBCA. ERS will use its best efforts to cause the shares of ERS Common Stock issuable from time to time upon exchange of the Exchangeable Shares to be listed at the Effective Time on Nasdaq. Telepanel will use its best efforts to cause the Exchangeable Shares to be listed at the Effective Time on the TSE.

     4.14 Continued Telepanel Operations.

     ERS does not presently have any plan or intention to liquidate Telepanel, to merge Telepanel with or into another corporation, or to sell or otherwise dispose of any of the stock of Telepanel (whether acquired pursuant to the Arrangement or pursuant to the exchange of any shares of Telepanel stock for shares of ERS stock).

     4.15 Governance.

     (a)  Board of Directors.

     (i) ERS shall take such action as may be necessary so that the ERS Board of Directors will be expanded at the Effective Time pursuant to ERS' By-Laws, amended as contemplated by Section 5.10 hereof, to include the following nine members: (x) five members designated by ERS prior to the filing with the SEC of the preliminary Joint Proxy Statement from among the incumbent members of the ERS Board (the "ERS Group"); three members designated by Telepanel prior to the filing with the SEC of the preliminary Joint
Proxy Statement from among the incumbent members of the Telepanel
Board (the "Telepanel Group"; each of the ERS Group and the
Telepanel Group referred to as a "Group") and an additional director (the "Additional Director"), who shall be a person with operating expertise and be mutually acceptable to ERS and Telepanel and shall have been designated by both ERS and Telepanel prior to the mailing of the Joint Proxy Statement to the stockholders of either party (all such directors, referred to as the "Closing Directors"). During the period from the Effective Time until the second anniversary thereof (the "Term"), ERS shall nominate and recommend for re-election to the ERS Board of Directors, upon expiration of their terms, the Closing Directors. If during the Term any director included in a Group resigns or is unable to serve for any reason, such vacancy shall be filled with a designee chosen by the remaining members of that director's Group and thereafter
ERS shall nominate and recommend such designee for election to the ERS Board of Directors as provided in the immediately preceding sentence and such director shall be deemed a member of such Group.
If during the Term the Additional Director resigns or is unable to serve for any reason, such vacancy shall be filled by action of the ERS Board and thereafter ERS shall nominate and recommend such successor for election to the ERS Board as hereinabove provided.

     (ii) ERS shall take such action as shall be necessary so that, at the Effective Time, it will be governed by the provisions set forth below:

          (A)  the following new section shall be added after
     Section 12 of Article IV of ERS' By-Laws:

          "Section 13. Approval of Certain Actions. Notwith-standing the provisions contained in Section 8 of this Article IV (and without limiting any provision contained in Section 9 of this Article IV), until the second anniversary of the Closing Date the affirmative vote of at least two-thirds of the Directors then serving, at a meeting at which a quorum is present, shall be required to authorize the following acts of the Board of Directors:

               (a) appointment of a principal executive officer of the Corporation under Section 1 of Article V; and

               (b) any fundamental change in the business of the Corporation and its subsidiaries, taken as a whole, from the business conducted thereby on the Closing Date and any business related, ancillary or complementary thereto and any business utilizing any technology, know-how, patents, processes, copyrights or other intellectual property now or hereafter developed thereby."
; and
          (B) Article XIV of ERS' By-Laws shall be amended to read as follows:

                          "ARTICLE XIV

                           AMENDMENTS

          Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors; provided, however, that until the second anniversary of Closing (as defined in the Combination Agreement dated October 29, 1997 [the "Combination Agreement"] between the Corporation and Telepanel Systems, Inc.), the size of the Board of Directors, as set forth in Section 1 of Article IV, and the provisions of Section 13 of Article IV, may only be amended by the affirmative vote of at least two-thirds of the Board of Directors or by a vote of the Corporation's stockholders holding and voting in favor thereof a majority of the voting power of the shares of the Corporation entitled to vote thereon, at any annual stockholders' meeting or at any special stockholders' meeting."

     (b)  Senior Management Structure.

     (i) ERS shall take such action as shall be necessary so that, at the Effective Time, the following Article IVA shall be added after Article IV of ERS' By-Laws:

                          "ARTICLE IVA

                  CORPORATE EXECUTIVE COMMITTEE

          There shall be a Corporate Executive Committee, which shall consist of the Chairman of the Board and each Vice Chairman of the Board, and such other officers of the Corporation as may from time to time be determined by the Board of Directors. The Corporate Executive Committee, under the direction of the Board of Directors, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and, as a body, shall exercise the principal executive authority of the Corporation. All decisions of the Corporate Executive Committee shall require the concurrence of a majority of its members."

     (ii) ERS shall take such action as may be necessary so that, at the Effective Time, Norton Garfinkle, Bruce F. Failing, Jr. and Christopher Skillen shall be appointed to the three-person Corporate Executive Committee of the Board of Directors established in accordance with and subject to the provisions of the By-Laws of ERS, amended as contemplated under Section 5.10 hereof.

     (iii) ERS shall take such action as may be necessary so that, at the Effective Time, Norton Garfinkle shall be appointed to the office of Chairman of the Board of ERS, Bruce F. Failing, Jr. shall be appointed to the office of Vice Chairman of the Board, Christopher Skillen shall be appointed to the office of Vice Chairman of the Board and William Erdman shall be appointed to the office of Executive Vice President-Chief Operating Officer of ERS, in accordance with and subject to the provisions of the By-Laws of ERS, amended as contemplated under Section 5.10 hereof.

     4.16 Installation Representation.

     Subsequent to the date hereof, ERS and Telepanel shall use their best efforts to enter into an agreement on or prior to November 30, 1997, upon terms commercially reasonable to each, pursuant to which ERS shall represent Telepanel in connection with installation of Telepanel electronic shelf label systems in the United States, without limitation containing such reasonable provisions as shall address the anticipated working capital needs of Telepanel in connection therewith in an amount up to U.S. $4,000,000, until the earlier of closing or termination of this Agreement.

                            ARTICLE 5

        CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

     The obligations of each of Telepanel and ERS to consummate the Arrangement are subject to the fulfillment or satisfaction on or before Closing, of each of the following conditions (any one or more of which may be waived by such party, but only in a writing signed by such party):

     5.1 Compliance with Law.

     There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement.

     5.2 Government Consents.

     There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Arrangement by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal, provincial and state securities laws and the compliance with, and expiration or termination of any applicable waiting period under the HSR Act.

     5.3 SEC Filings.

     The Registration Statement, if filed, shall have been declared effective under the Securities Act prior to the first date on which the Joint Proxy Statement is mailed to stockholders (or, if a shelf Registration Statement is required by the SEC, the shelf Registration Statement shall have been declared effective under the Securities Act effective on or before the Effective Date) and, at or prior to the time required, any approvals of state or provincial securities administrators shall have been obtained; at the Closing the Registration Statement shall not be the subject of any stop-order or proceedings seeking a stop-order or similar restraining order; and the Joint Proxy Statement shall at the Closing not be subject to any similar proceedings commenced or threatened by the SEC or the OSC.

     5.4 Shareholder Approval.

     This Agreement and the Arrangement shall have been approved and adopted by the Telepanel shareholders in accordance with the rules of the TSE and Nasdaq, applicable law and Telepanel's articles of incorporation and bylaws; and the Agreement and the Arrangement and the ERS Charter Changes shall have been approved and adopted by the ERS stockholders in accordance with the rules of Nasdaq, AIM, applicable law and ERS' certificate of incorporation and by-laws.

     5.5 No Legal Action.

     No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or U.S. federal, provincial or state court or any foreign court or tribunal and remain in effect, nor shall any proceeding be pending or threatened which is reasonably likely to result in any of the foregoing.

     5.6 Tax Opinion.

     Telepanel shall have received (i) an opinion reasonably satisfactory to Telepanel and to ERS of Tory Tory DesLauriers & Binnington, counsel for Telepanel, to the effect that the Arrangement will be generally treated for Canadian federal income tax purposes as a reorganization of capital for purposes of section
86 of the ITA for those Telepanel shareholders who hold their Telepanel Common Shares as capital property for purposes of the ITA to the extent that Exchangeable Shares are received in exchange for Telepanel Common Shares, and such other tax opinions as are customary in these transactions and (ii) an opinion reasonably satisfactory to Telepanel and to ERS from Cravath, Swaine & Moore, U.S. special counsel for Telepanel, to the effect that, although not free from doubt, the Arrangement should generally be treated for U.S. federal income tax purposes as a tax-free reorganization under section 368 of the Code.

     5.7 Pooling Opinion.

     ERS shall have received from Price Waterhouse LLP an opinion, in form and substance reasonably satisfactory to Telepanel and ERS, that the Arrangement will be treated as a "pooling of interests" for purposes of U.S. GAAP.

     5.8 Court Approval.

     The Court shall have issued its final order approving the Arrangement and such order shall (a) not impose any material conditions or costs, (b) be in form and substance reasonably satisfactory to ERS and Telepanel (such approvals not to be unreasonably withheld or delayed by ERS or Telepanel) and (c) reflect the terms hereof.

     5.9 OSC, Etc.

     All necessary orders shall have been obtained from the OSC and other relevant Canadian securities regulatory authorities in connection with the Arrangement.

     5.10 Appointment to ERS Board; ERS Charter Changes;
          ERS By-Law Amendments.

     ERS shall have filed with the Secretary of State of Delaware a certificate of amendment to its Certificate of Incorporation pursuant to the DGCL, effective on the Effective Date, setting forth the ERS Charter Changes. The amendments to ERS' by-laws in the form thereof attached hereto as Exhibit 5.10 shall have been adopted by the Board of Directors of ERS, and the restructuring of the ERS Board and management provided for in Section 4.15 shall be effected, in each case effective on the Effective Date.

     5.11 High Yield Bonds.

     All modifications of, or waivers or consents under or in connection with, ERS' Senior Discount Notes due 2004 (the "ERS
Notes") and the ERS Indenture necessary in order to consummate the transactions contemplated hereby, and after the Effective Time to permit Telepanel to perform its obligations under the Adjusted
Telepanel Options, the Adjusted Telepanel Warrants and the Adjusted Telepanel Convertible Securities and (unless waived by ERS) after the Effective Time to permit prepayment of any liabilities of Telepanel or the Telepanel Subsidiaries existing at the Effective
Time, in each case under this Section 5.11 as if Telepanel and each of the Telepanel Subsidiaries were a "Restricted Subsidiary" under the ERS Indenture and as if Telepanel Europe S.A. ("Telepanel
Europe") were also a "Joint Venture" thereunder, shall have been effected or obtained (and in a manner so that neither Telepanel nor any Telepanel Subsidiary shall be obligated to become a guarantor under the ERS Indenture).

                            ARTICLE 6

        CONDITIONS PRECEDENT TO OBLIGATIONS OF TELEPANEL

     The obligations of Telepanel to consummate the Arrangement are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by Telepanel, but only in a writing signed by Telepanel):

     6.1 Accuracy of Representations and Warranties.

     The representations and warranties of ERS set forth in Article 3 shall be true and accurate in all material respects when made and on and as of the Closing Date with the same force and effect as if they had been made at the Closing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement and provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty must be true and accurate; and Telepanel shall receive a certificate to such effect executed by ERS's Chairman or Chief Executive Officer and its Chief Financial Officer.

     6.2 Covenants.

     ERS shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement and the Plan of Arrangement on or before Closing, and Telepanel shall receive a certificate to such effect signed by ERS's Chairman or Chief Executive Officer and its Chief Financial Officer.

     6.3 Absence of Material Adverse Effect.

     Since the date of this Agreement, there shall not have been one or more events or changes that has had or would be reasonably likely to have a Material Adverse Effect on ERS.

     6.4  Certified Resolutions.

     Telepanel shall have received a certificate of the Secretary or an Assistant Secretary of ERS, in form and substance reasonably satisfactory to Telepanel, with respect to the authorization by its board of directors and stockholders of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, the number of authorized shares of ERS Common

Stock as of the Closing Date, the number of issued and outstanding, fully-paid and non-assessable shares of the capital stock of ERS as of such date, and the number of shares of ERS Common Stock subject to issuance upon exercise of options and warrants, convertible securities and similar obligations on such date.

     6.5  Third Party Consents.

     All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby shall have been made or obtained, and all other notices, consents or waivers with respect to the transactions contemplated by this Agreement, identified in Section 2.3(b) of the Telepanel Disclosure Letter or in Section 3.3(b) of the ERS Disclosure Letter or the failure to obtain which would have a Material Adverse Effect on Telepanel or on ERS, shall have been made or obtained.

     6.6  FIRPTA.

     Telepanel shall have received from ERS a certification complying with the Code and the regulations thereunder, in form and substance reasonably satisfactory to Telepanel, duly executed and acknowledged, certifying that an interest in ERS does not constitute a "United States real property interest" within the meaning of Section 897 of the Code.

     6.7  Letter of ERS' Accountants.

     Telepanel shall have received a letter of Price Waterhouse LLP, ERS' independent auditors, dated the Closing Date, addressed to Telepanel, in form and substance reasonably satisfactory to Telepanel, making the statements required by Section 4.4(c), on the basis of procedures set forth therein carried out by them not more than three business days prior to the Closing Date.

     6.8  Other Certificates.

     Telepanel shall have received such additional certificates, instruments and other documents, in form and substance reasonably satisfactory to Telepanel, as Telepanel shall have reasonably requested in connection with compliance with the conditions set forth in this Agreement.

                            ARTICLE 7

           CONDITIONS PRECEDENT TO OBLIGATIONS OF ERS

     The obligations of ERS to consummate the Arrangements are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by ERS, but only in a writing signed by ERS):

     7.1 Accuracy of Representations and Warranties.

     The representations and warranties of Telepanel set forth in
Article 2 shall be true and accurate in all material respects when made and on and as of the Closing Date with the same force and effect as if they had been made at the Closing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement and provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty must be true and accurate, except to the extent the failure of such representations and warranties to be true and accurate has not had and would not be reasonably likely to have a Material Adverse Effect on Telepanel; and ERS shall receive a certificate to such effect executed by Telepanel's Chief Executive Officer and Chief Financial Officer.

     7.2 Covenants.

     Telepanel shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement and the Plan of Arrangement on or before the Closing, and ERS shall receive a certificate to such effect signed by Telepanel's Chief Executive Officer and Chief Financial Officer.

     7.3 Absence of Material Adverse Change.

     Since the date of this Agreement, there shall not have been one or more events or changes that has had or would be reasonably likely to have a Material Adverse Effect on Telepanel.

     7.4 Dissenting Shares.

     Telepanel shall not have received on or prior to the Effective Time notice from the holders of more than eight percent of the Telepanel Common Shares of their intention to exercise their rights of dissent under section 190 of the CBCA.

     7.5 Affiliate Agreements.

     ERS shall have received executed originals of Telepanel
Affiliate Agreements from each officer and director of Telepanel and each other holder of securities of Telepanel who, in the opinion of counsel for ERS, may be an Affiliate.

     7.6  Certified Resolutions; Capitalization.

     (a) ERS shall have received a certificate of the Secretary or an Assistant Secretary of Telepanel in form and substance reasonably satisfactory to ERS, with respect to the authorization by the board of directors and the stockholders of Telepanel of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, the number of authorized
Telepanel Common Shares as of the Closing Date, the number of issued and outstanding, fully paid and non-assessable shares of the capital stock of Telepanel as of such date, and the number of Telepanel Common Shares subject to issuance upon exercise of the Telepanel Options and the Telepanel Warrants and Telepanel convertible securities or similar obligations on such date.

     (b) ERS shall have received assurances, reasonably satisfactory to it, that at and after the Effective Time, there shall not exist any security, option, warrant, right, put, call, subscription, agreement, commitment, understanding or claim of any kind, fixed or contingent (including the Telepanel Options and the Telepanel Warrants and the Telepanel Convertible Securities), that directly or indirectly calls for Telepanel or any of the Telepanel Subsidiaries to acquire, issue, deliver or sell, or to cause to be acquired, issued, delivered or sold, any shares of the capital stock of or equity interest in Telepanel or any Telepanel Subsidiary or obligating Telepanel or any Telepanel Subsidiary to grant, extend or enter into any of the foregoing (in each case other than the rights of the holders of Exchangeable Shares pursuant to the Arrangement).

     7.7  Third Party Consents.

     All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby shall have been made or obtained, and all other notices, consents or waivers with respect to the transactions contemplated by this Agreement, identified in Section 2.3(b) of the Telepanel Disclosure Letter or in Section 3.3(b) of the ERS Disclosure Letter or the failure to obtain which would have a Material Adverse Effect on Telepanel or on ERS, or otherwise to change the fiscal year end of Telepanel and any of the Telepanel Subsidiaries in such manner as shall be determined by ERS, shall have been made or obtained.

     7.8  Resignations.

     ERS shall have received the resignations of all such officers and directors of Telepanel and each Telepanel Subsidiary requested by it or all such officers and directors have ceased to hold office.

     7.9 Letter of Accountants for Telepanel.

     ERS shall have received a letter of Price Waterhouse, Chartered Accountants, Telepanel's independent auditors, dated the Closing Date, addressed to ERS, in form and substance reasonably satisfactory to ERS, making the statements required by Section
4.4(b) on the basis of procedures set forth therein carried out by them, respectively, not more than three business days prior to the Closing Date.

     7.10 Relief from Telepanel Reporting Obligations.

     Orders or rulings shall have been obtained, on terms at least as favorable to the parties as those customarily obtained in transactions similar to the Arrangement, which relieve Telepanel, following the Effective Time, of ongoing filing and reporting obligations under the Securities Act (Ontario) and other relevant Canadian securities laws on condition that ERS file with the OSC and other relevant Canadian securities regulatory authorities copies of its reports and filings made in accordance with applicable United States securities laws and otherwise on conditions acceptable to ERS, acting reasonably.

     7.11 Telepanel Europe.

     Insofar as exercisable as a result of the Arrangement and the transactions contemplated hereby, all rights under the Telepanel Europe Put Option shall have been exercised and settled or shall have expired, and all rights under Section 10.2 of the Telepanel Europe Incorporation Agreement, if any, shall have been waived, and all rights under Section 5 of the Telepanel Europe Shareholders Agreement, if any, shall have been waived; and, subject to the commitment by ERS to reserve a sufficient number of shares of ERS Common Stock for issuance upon exchange of such Exchangeable Shares, each of the Telepanel Europe Put Option and all counterparts of the Call Option relating to Telepanel Europe shall have been appropriately amended, upon such terms and subject to such conditions as shall be reasonably satisfactory to ERS, so that, for purposes of calculation of the "price/earnings ratio" thereunder, references to the promisor shall be deemed references to ERS, and, for purposes of settlement following the exercise of any option thereunder, references to common stock of the promisor shall be deemed references to ERS Common Stock.

     7.12 Certain Adjustments.

     All adjustments in the terms of the Telepanel Options, the Telepanel Warrants and the Telepanel Convertible Securities, solely in accordance with the terms thereof in effect on the date hereof or prior to the Effective Time, reasonably requested by ERS, shall have been effected.

     7.13 Other Certificates.

     ERS shall have received such additional certificates, instruments and other documents, in form and substance reasonably satisfactory to ERS, as it shall have reasonably requested in connection with compliance with the conditions set forth in this Agreement.

                            ARTICLE 8

                    TERMINATION OF AGREEMENT

     8.1 Termination.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Arrangement by the stockholders of ERS or shareholders of Telepanel:

     (a)  by mutual agreement of Telepanel and ERS;

     (b) by Telepanel, if there has been a breach by ERS in any material respect of any representation, warranty, covenant or agreement set forth in this Agreement on the part of ERS and which ERS fails to cure within 15 business days after written notice thereof from Telepanel (except that no cure period shall be provided for a breach by ERS which by its nature cannot be cured), or if any representation of ERS shall not be true in all material respects as of the Effective Time (with such exceptions therein as are permitted by Section 6.1 hereof);

     (c) by ERS, if there has been a breach by Telepanel in any material respect of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Telepanel and which Telepanel fails to cure within 15 business days after written notice thereof from ERS (except that no cure period shall be provided for a breach by Telepanel which by its nature cannot be cured), or if any representation of Telepanel shall not be true in all material respects as of the Effective Time (with such exceptions therein as are permitted by Section 7.1 hereof);

     (d) by either party (provided that such party is not then in breach of this Agreement) if the shareholders of Telepanel do not approve the Arrangement at the Telepanel Shareholders Meeting or the stockholders of ERS do not approve at the ERS Stockholders Meeting this Agreement and the ERS Charter Changes;

     (e) by either Telepanel or ERS, if all the conditions for Closing the Arrangement shall not have been satisfied or waived and the Closing shall not have occurred on or before 5:00 p.m. New York time on May 31, 1998, other than as a result of a breach of this Agreement by the terminating party or a breach by any of the Affiliates of the Affiliate Agreements referred to in Section 4.3; or

     (f) by either party, if a permanent injunction or other order by any U.S. or Canadian federal, provincial or state court shall have been issued and shall have become final and nonappealable which would make illegal or otherwise restrain or prohibit the consummation of the Arrangement.

     8.2 Notice of Termination.

     Any termination of this Agreement under Section 8.1 above will be effective by the delivery of written notice by the terminating party to the other party hereto.

     8.3 Effect of Termination.

     In the case of any termination of this Agreement as provided in this Article 8, this Agreement shall be of no further force and effect (except as provided in Section 8.4 or in Article 10) and nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations contained in the separate Confidentiality Agreement dated August 6, 1997 between Telepanel and ERS (the "Confidentiality Agreement").

     8.4  Subsequent Payments.

     (a) If this Agreement is terminated pursuant to this Article 8 (other than under Sections 8.1(a) or (b), and except if the ERS stockholders have disapproved the Agreement and the ERS Charter Changes), and within six months after termination Telepanel consummates a Telepanel Competing Transaction which was the subject of a Telepanel Notice, other than with ERS, or Telepanel enters into a Telepanel Acquisition Agreement relating to a Telepanel Competing Transaction which was the subject of a Telepanel Notice, other than with ERS, and such transaction is within such period or thereafter consummated, Telepanel shall, upon consummation, cause any third party with whom it has consummated such Telepanel Competing Transaction to pay to ERS (by wire transfer in immediately available funds) the sum of:

          (x) an amount equal to 5% of the consideration that would have been payable to Telepanel and its shareholders under this Agreement; plus

          (y) the aggregate out-of-pocket expenses paid or payable by ERS in connection with this Agreement and the transactions contemplated hereby.

     (b) If this Agreement is terminated pursuant to this Article 8 (other than under Sections 8.1(a) or (c), and except if the Telepanel shareholders have disapproved the Arrangement), and within six months after termination ERS consummates an ERS Competing Transaction which was the subject of an ERS Notice, other than with Telepanel, or ERS enters into an ERS Acquisition Agreement relating to an ERS Competing Transaction which was the subject of an ERS Notice, other than with Telepanel, and such transaction is within such period or thereafter consummated, ERS shall, upon consummation, cause any third party with whom it has consummated such ERS Competing Transaction to pay to Telepanel (by wire transfer in immediately available funds) the sum of:

          (x) an amount equal to 5% of the consideration that would have been payable to the Telepanel shareholders under this Agreement; plus

          (y) the aggregate out-of-pocket expenses paid or payable by Telepanel in connection with this Agreement and the transactions contemplated hereby.

     (c) For purposes of this Section 8.4, the aggregate consideration that would have been payable to the Telepanel shareholders under this Agreement shall be calculated as the product obtained by multiplying: (A) the product obtained by multiplying (i) number of Telepanel Common Shares outstanding upon termination of this Agreement by (ii) the number of Exchangeable Shares exchangeable for each Telepanel Common Share pursuant to the Exchange Ratio; by (B) the Current Market Price (as defined in the Voting, Support and Exchange Trust Agreement) in respect of a share of ERS Common Stock on the date of termination of this Agreement.

     (d) Telepanel and ERS agree that, in view of the nature of the issues likely to arise in the event of termination in the circumstances described in this Section 8.4, it would be impracticable or extremely difficult to fix the actual damages resulting from such termination and proving actual damages, causation and foreseeability in the case of such termination would be costly, inconvenient and difficult. In requiring payment of the amounts as set forth herein, it is the intent of the parties to provide, as of the date of this Agreement, for a liquidated amount of damages. Such liquidated amount shall be deemed full and adequate damages for such termination and is not intended by either party to be a penalty.

                            ARTICLE 9

                   SURVIVAL OF REPRESENTATIONS

     All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Effective Time, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

                           ARTICLE 10

                          MISCELLANEOUS

     10.1 Governing Law.

     The internal laws of the State of New York (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

     10.2 Assignment; Binding Upon Successors and Assigns.

     Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     10.3 Severability.

     If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     10.4 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     10.5 Other Remedies; Specific Performance.

     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. The parties each recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce the terms and provisions of this Agreement by a decree of specific performance in any action instituted in any court of the United States or Canada or any state or province thereof having jurisdiction without the necessity of proving the inadequacy as a remedy of money damages.

     10.6 Amendment and Waivers.

     Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the Telepanel shareholders or the ERS stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Telepanel shareholders or the ERS stockholders without obtaining such further approval.

     10.7 Expenses.

     Each party will bear its respective expenses including legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

     10.8 Notices.

     All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied or sent by nationally recognized overnight courier to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Telepanel:    Telepanel Systems, Inc.
                         245 Riviera Drive
                         Markham, Ontario
                         Canada L3R SJ9

                         Attention: Christopher Skillen, President
                         Telecopy No: (905) 477-9528

     With a copy to:     Tory Tory DesLauriers & Binnington
                         Suite 3000 Aetna Tower
                         P.O. Box 270
                         Toronto-Dominion Centre
                         Toronto, Ontario
                         Canada M5K 1N2

                         Attention: Barry Reiter and Patricia Koval
                         Telecopy No.: (416) 865-7380

     and to:             Cravath, Swaine & Moore
                         Worldwide Plaza
                         825 Eighth Avenue
                         New York, N.Y. 10019

                         Attention: William P. Rogers, Jr.
                         Telecopy No.: (212) 474-3700

     If to ERS:          Electronic Retailing Systems
                          International, Inc.
                         488 Main Avenue
                         Norwalk, Connecticut 06851

                         Attention: Norton Garfinkle
                                    Chairman of the Board
                         Telecopy No.: (203) 849-2501

     With a copy to:     Krugman Chapnick & Grimshaw LLP
                         Park 80-Plaza West Two
                         Saddle Brook, New Jersey 07663-5819

                         Attention: Howard Kailes
                         Telecopy No.: (201) 845-9627

     and to:             Stikeman, Elliott
                         Commerce Court West
                         Suite 5300, P.O. Box 85
                         Toronto, Ontario
                         Canada M5L 1B9

                         Attention: Ian Douglas
                         Telecopy No.: (416) 947-0866

     All such notices and other communications shall be deemed to be effective upon receipt by the party to whom given; provided that any notice or other communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

     10.9 Construction of Agreement.

     This Agreement has been negotiated by each party and its attorneys and the language will not be construed for or against either party. A reference to a section or an exhibit will mean a section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

     10.10 No Joint Venture.

     Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and the status of each is, and at all times, will continue to be, that of an independent contractor with respect to the other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this section.

     10.11 Further Assurances.

     Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions described in and contemplated by this Agreement and to carry into effect the intents and purposes of this Agreement.

     10.12 Absence of Third Party Beneficiary Rights.

     No provision of this Agreement is intended, nor will any provision be interpreted, to provide or create any third party beneficiary right or any other right of any kind in any client, customer, affiliate, stockholder or partner of any party or any other person or entity except as specifically provided otherwise herein and, except as so provided, all provisions of this Agreement will be personal solely between the parties to this Agreement. Anything contained herein to the contrary notwithstanding, the Indemnified Parties are intended beneficiaries of Section 4.12 hereof.

     10.13 Public Announcement.

     Upon execution of this Agreement, ERS and Telepanel promptly will issue a joint press release approved by both parties announcing the Arrangement. Thereafter, any and all publicity, and notices by the parties hereto to other parties (other than Governmental Entities), concerning the Arrangement and the other transactions contemplated by this Agreement shall be subject to the prior approval of both parties, except that ERS or Telepanel may issue such press releases, and make such other disclosures regarding the Arrangement, as it determines in good faith (after consultation with legal counsel) are required under applicable securities laws or by the Nasdaq or the TSE or the AIM rules;
provided that to the extent reasonably practicable each party making any such disclosure will provide advance notice to the other of the form and content of any such disclosure and opportunity to comment promptly thereon, and will in any case promptly deliver a copy of such disclosure, in the form in which the disclosure was released, to the other party.

     10.14 Entire Agreement.

     This Agreement and the exhibits constitute the entire understanding and agreement of the parties with respect to the subject matter and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter other than the Confidentiality Agreement, which shall remain in full force and effect. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Combination Agreement as of the date first above written in the City of New York, State of New York, United States of America.

ELECTRONIC RETAILING SYSTEMS  TELEPANEL SYSTEMS INC.
  INTERNATIONAL, INC.



By: s/Norton Garfinkle        By: s/Christopher Skillen
   ------------------------      ----------------------------
     Chairman                    President and Chief Executive
                                  Officer

                                                      Exhibit 1.1















                       PLAN OF ARRANGEMENT

                        UNDER SECTION 192

                             OF THE

                CANADA BUSINESS CORPORATIONS ACT

                       PLAN OF ARRANGEMENT
                        UNDER SECTION 192
             OF THE CANADA BUSINESS CORPORATIONS ACT

                            ARTICLE 1

                         INTERPRETATION

1.1. Definitions.

     In this Plan of Arrangement unless something in the subject matter or context is inconsistent therewith;

     "Arrangement" means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 5.1 or made at the direction of the Court in the Final Order.

     "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of New York, New York and Toronto, Ontario.

     "CBCA" means the Canada Business Corporations Act, as amended.

     "Corporation" means Telepanel Systems Inc., a corporation existing under the laws of Canada.

     "Court" means the Ontario Court of Justice (General Division).

     "Current Market Price" has the meaning set out in Section 1.1 of the Exchangeable Share Provisions.

     "Depositary" means The Montreal Trust Company of Canada at its principal office in Toronto, Ontario.

     "Dissent Procedures" means the procedures referred to in
section 3.1.

     "Effective Date" means the date shown on the certificate of arrangement issued by the Director under the CBCA giving effect to the Arrangement.

     "Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date.

     "ERS" means Electronic Retailing Systems International, Inc., a corporation existing under the laws of the State of Delaware.

     "ERS Common Stock" means the shares of common stock, par value U.S.$0.01 per share, of ERS, having voting rights of one vote per share and not limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of ERS, as constituted on the date hereof (but including any stock into which it subsequently may be changed, reclassified or converted pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or an amalgamation, merger, liquidation or similar transaction affecting, such shares).

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in paragraph 3 of Schedule A of Appendix A hereof.

     "Exchangeable Shares" means the Exchangeable Shares of the Corporation.

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time.

     "Meeting" means the special meeting of the shareholders of the Corporation to be held to consider the Arrangement.

     "Proxy Statement" means the Joint Management Information
Circular/Proxy Statement of the Corporation dated             .

     "Subsidiary" means any corporation more than 50% of the outstanding stock of which, by vote, is owned, directly or indirectly, by another corporation, by one or more other
Subsidiaries of that other corporation, or by that other corporation and one or more other Subsidiaries of it and, when used with reference to the Corporation, includes Telepanel Europe S.A.

     "Telepanel Common Shares" means the common shares, without par value, of the Corporation.

     "Transfer Agent" has the meaning set forth in Section 1.1 of the Exchangeable Share Provisions.

     1.2. Sections and Headings.

     The division of this Plan of Arrangement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an article, section or Appendix refers to the specified article or section of or Appendix to this Plan of Arrangement.

     1.3. Number, Gender and Persons.

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4  Payments.

     All payments to be made hereunder shall be made without interest and less any tax required by law to be deducted and withheld. Notwithstanding the provisions of Article 4, any cheque deliverable to a holder of Exchangeable Shares whose address as recorded in the securities register of the Corporation is in the United States shall be payable in the U.S. dollar equivalent of the amount due to such holder.

                            ARTICLE 2

                           ARRANGEMENT

     2.1. Binding Effect.

     This Plan will become effective on, and be binding on and after, the Effective Time on (i) the Corporation and its Subsidiaries, (ii) ERS and its Subsidiaries, (iii) all holders of Telepanel Common Shares, (iv) all holders of Exchangeable Shares, and (v) all holders of securities exchangeable for or convertible into Telepanel Common Shares.

     2.2. Events Sequential.

     At the Effective Time, each of the provisions of this Article 2 shall occur and be deemed to occur in the order set out below, without any further act or formality.

     2.3. Amendment of Articles and By-laws.

     The articles of the Corporation shall be amended as set out in the articles of amendment annexed as Appendix A hereto; and the by-laws of the Corporation shall be amended as set out in Appendix B hereto.

     2.4. Issue of Common Shares.

     The Corporation shall issue to ERS 1,000 Telepanel Common
Shares in consideration of the delivery by ERS to the Corporation of a number of shares of ERS Common Stock equal to the number of Exchangeable Shares exchangeable for 1,000 Telepanel Common Shares in the Arrangement. The amount added to the stated capital account maintained for the Telepanel Common Shares with respect to the Telepanel Common Shares issued pursuant to this Section 2.4 shall be equal to the product obtained when the Current Market Price on the Effective Date is multiplied by the number of shares of ERS
Common Stock delivered as aforesaid.

     2.5. Exchange of Telepanel Systems Common Shares.

     (1) Each Telepanel Common Share (other than the Telepanel Common Shares held by ERS and holders who have exercised their rights of dissent in accordance with Article 3 and who are ultimately entitled to be paid fair value for such shares) shall be
exchanged for        fully paid and non-assessable Exchangeable
Shares. No fractional Exchangeable Shares will be delivered. In lieu thereof, each holder of a Telepanel Common Share who otherwise would be entitled to receive a fraction of an Exchangeable Share shall be paid by the Corporation an amount determined in accordance with Section 4.3 hereof.

     (2) Upon the exchange referred to in Section 2.5(1), each holder of a Telepanel Common Share whose share is so exchanged shall be deemed to grant the rights set out in Articles 5, 6 and 7 of the Exchangeable Share Provisions, shall cease to be such a holder, shall have its name removed from the register of holders of Telepanel Common Shares and shall become a holder of the number of Exchangeable Shares to which such holder is entitled as a result of the exchange referred to in section 2.5(1) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

     (3) The amount added to the stated capital account maintained for the Exchangeable Shares with respect to the Exchangeable Shares issued pursuant to this Section 2.5 shall be equal to the aggregate amount of stated capital attributable to the Telepanel Common Shares that are exchanged for Exchangeable Shares pursuant to this
Section 2.5 thereby excluding the stated capital attributable to the fractional shares for which payment is made as contemplated in sub-section 1 above.

     2.6. ERS Common Stock Held by the Corporation.

     The Corporation shall distribute all of the shares of ERS
Common Stock delivered by ERS to Telepanel under Section 2.4 hereof held by the Corporation to ERS for no consideration.

     2.7. Exchange and Call Rights.

     ERS shall be entitled to enforce the exchange right and call rights set out in Articles 5, 6 and 7 of the Exchangeable Share
Provisions and in exercising such rights ERS will not be required to purchase Exchangeable Shares from itself.

     2.8. Directors and Officers of the Corporation.

     (1)  The directors of the Corporation will be               ,
                  and                  .

     (2)  The officers of the Corporation shall be               ,
in the position of President, and                  , in the
position of Secretary.

                            ARTICLE 3

                        RIGHTS OF DISSENT

     3.1. Rights of Dissent.

     (1) Holders of Telepanel Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in section 190 of the CBCA except that, notwithstanding the provisions of section 190 of the CBCA, holders who duly exercise such rights of dissent and who:

          (a) are ultimately entitled to be paid fair value for their Telepanel Common Shares shall (i) be deemed to have transferred their Telepanel Common Shares to the Corporation for cancellation and such shares shall be cancelled at the Effective Time and (ii) not be entitled to any other payment or consideration including any payment that would be payable under the Arrangement had such holders not exercised their right of dissent; or

          (b) are ultimately not entitled, for any reason, to be paid fair value for their Telepanel Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Telepanel Common Shares pursuant to Section 2.5.

In no case shall the Corporation be required to recognize such holders as holders of Telepanel Common Shares after the Effective Time, and the names of such holders of Telepanel Common Shares shall be deleted from the register of holders of Telepanel Common Shares at the Effective Time.

     (2) Holders of Telepanel Common Shares who are ultimately entitled to be paid fair value for their Telepanel Common Shares in accordance with Section 3.1(1)(a) shall be paid by the Corporation with money provided by the Corporation.

                            ARTICLE 4

               CERTIFICATES AND FRACTIONAL SHARES

     4.1. Issuance of Certificates.

     As soon as practicable after the Effective Date, the Corporation shall deposit with the Depositary, for the benefit of the holders of Telepanel Common Shares exchanged pursuant to
Section 2.5, certificates representing the Exchangeable Shares issued in exchange for their outstanding Telepanel Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Telepanel Common Shares that were exchanged for Exchangeable Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and such additional documents and instruments as the Depositary and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares that such holder has the right to receive and a cheque for (i) any dividends or distributions with respect thereto then payable pursuant to Section 4.2 and (ii) any cash in lieu of a fractional Exchangeable Share payable pursuant to
Section 4.3, and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Telepanel Common Shares that is not registered in the transfer records of the Corporation, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Telepanel Common Shares is presented to the Depositary accompanied by all documents required by the Depositary and the Corporation to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Telepanel Common Shares that were exchanged for Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the certificate representing Exchangeable Shares as contemplated by this Section 4.1 and, at the time or times as set forth in Section 4.2, a cheque for (i) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.2 and (ii) a cash payment in lieu of any fractional Exchangeable Share as contemplated by Section 4.3.

     4.2. Distributions with Respect to Unsurrendered Certificates.

     No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate that, immediately prior to the Effective Time, represented outstanding Telepanel Common Shares and no cash payment in lieu of any fractional share shall be paid to any such holder pursuant to Section 4.3, unless and until such certificate shall be surrendered in accordance with Section 4.1. Subject to applicable law at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the registered holder of a certificate representing whole Exchangeable Shares (i) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to Section 4.3,
(ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Shares and (iii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Shares.

     4.3. No Fractional Shares.

     No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender of certificates for exchange pursuant to Section 4.1 and no dividend, stock split or other change in the capital structure of the Corporation shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of the Corporation. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share will receive an amount of cash (rounded to the nearest whole cent) equal to the product obtained when such fraction is multiplied by the Current Market Price on the Effective Date, such amount to be provided to the Depositary by the Corporation upon request.

     4.4. Lost Certificates.

     If any certificate which immediately prior to the Effective
Time represented outstanding Telepanel Common Shares that are exchanged pursuant to Section 2.5 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, a certificate representing Exchangeable
Shares (and a cheque for any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash for a fractional share pursuant to Section 4.3) deliverable in respect thereof. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom a certificate representing Exchangeable Shares is to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation and the Depositary in such sum as the Corporation may direct or otherwise indemnify the Corporation,

ERS and the Depositary in a manner satisfactory to them against any claim that may be made against the Corporation, ERS or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

     4.5. Extinguishment of Rights.

     Notwithstanding any of the other provisions hereof, any certificate which immediately prior to the Effective Time represented outstanding Telepanel Common Shares that were exchanged pursuant to Section 2.5 and has not been surrendered with all other instruments required by Section 4.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of the Corporation. On such date, the Exchangeable Shares to which the former registered holder of such certificate was ultimately entitled shall be deemed to have been surrendered to the Corporation together with all entitlements to dividends, distributions and cash for fractional interests thereon held for such former registered holder for no consideration.

                            ARTICLE 5

                           AMENDMENT

     5.1. Plan of Arrangement Amendment.

     (1) The Corporation reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained an a written document that is (i) agreed to by ERS, (ii) filed with the Court and, if made following the Meeting, approved by the Court and (iii) communicated to holders of Telepanel Common Shares in the manner required by the Court (if so required).

     (2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Corporation at any time prior to or at the Meeting (provided that ERS shall have consented thereto) with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

     (3) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only (i) if it is consented to by the Corporation, (ii) if it is agreed to by ERS and (iii) if required by applicable law, it is approved as required by the holders of the Telepanel Systems Common Shares or the Exchangeable Shares, as the case may be.

                                                       APPENDIX A


Consumer and
Corporate Affairs Canada
                                 FORM 4
                          ARTICLES OF AMENDMENT
                           (SECTION 27 or 177)
Canada Business
Corporations Act


1.   Name of Corporation      2.   Corporation No.

      Telepanel Systems Inc.       211083-1
      Systemes Telepanel Inc.


3.   The articles of the above-named corporation are amended as follows:

     See Schedule "A"



























Date                Signature                Title
              , 199


                                   FOR DEPARTMENT USE ONLY
                                   Filed

                            SCHEDULE "A"


1.   to create an unlimited number of Exchangeable Shares

2. to change the rights, privileges, restrictions and conditions attaching to the Common Shares so as to provide that such rights, privileges, restrictions and conditions are as follows:

     1.1  Dividends

     Subject to the prior rights of the holders of the Exchangeable Shares and any other shares ranking senior to the Common Shares with respect to priority and the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, in such amount and in such form as the board of directors may form time to time determine and all dividends that the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

     2.1  Dissolution

     In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Exchangeable Shares and any other shares ranking senior to the Common Shares with respect to priority and the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Common Shares shall be entitled to participate rateably in any distribution of the assets of the Corporation for the purposes of winding-up its affairs.

     3.1  Voting Rights

     The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

3. to provide that the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares are as follows:

                  EXCHANGEABLE SHARE PROVISIONS

                            ARTICLE 1

                         INTERPRETATION

     1.1. Definitions.

     In these Exchangeable Share Provisions, unless something in the subject matter or context is inconsistent therewith:

     "Automatic Exchange Right" has the meaning set out in Section
5.3(2).

     "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to
Article 7 of these share provisions, which date shall be the first to occur of (a) December 31, 2002, (b) the date selected by the ERS Board of Directors at a time when less than 15% of the Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by ERS and its Subsidiaries and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares) are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matters on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below or
(d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the ERS Common Stock.

     "Board of Directors" means the board of directors of the Corporation.

     "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of New York, New York and Toronto, Ontario.

     "CBCA" means the Canada Business Corporations Act, as amended.

     "CDA Average Market Price" means, in respect of a share of ERS Common Stock for any specified period, the average of the daily closing prices for the business days during such period (as proportionally adjusted for any stock dividend, split, combination of reclassification that took effect during such period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales price took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the ERS Common Stock is listed or admitted to trading (or if the ERS Common Stock is not at the time admitted or listed to trading or any such exchange, then such price as shall be equal to the average of the last reported sale price, as reported on the Nasdaq National Market System on such day, or if the ERS Common Stock is not so reported by Nasdaq on such day or if on any day in question the security shall not be quoted on Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated [or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated]); provided, however, that if the ERS Common Stock is not traded in such manner that the quotations referred to in this definition are available for the period required hereunder, the CDA Average Market Price shall be determined by the ERS Board of Directors or, if such determination cannot be made, by a nationally recognized investment banking firm selected by the ERS Board of Directors (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

     "CDA Warrant" means the Stock Subscription Warrant issued
August 12, 1994, as amended, by ERS to the Connecticut Development
Authority.

     "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the official noon spot exchange rate on such date for such foreign currency as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors to be appropriate for such purpose.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Combination Agreement" means the agreement between ERS and the Corporation, dated as of October 29, 1997, as the same may be amended, providing for, among other things, the Arrangement.

     "Common Shares" means the common shares, without par value, of the Corporation.

     "Corporation" means Telepanel Systems Inc., a corporation existing under the laws of Canada.

     "Current Market Price" means, in respect of a share of ERS Common Stock on any date, the Canadian Dollar Equivalent of the greatest of: (x) the CDA Average Market Price for the 15-day period then ending calculated, (y) the 1997 Warrant Current Market Value per share on such date, or (x) the average during a period of 20 consecutive trading days ending not more than five trading days before such date of the last sale price regular way or, in case no sale takes place on any such day, of the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the ERS Common Stock is listed or admitted to trading, or if the ERS Common Stock is not listed or admitted to trading on any such national securities exchange, of the last sale price of the ERS Common Stock as reported on The Nasdaq National Market, or, if the ERS Common Stock is not so reported, of the average of the closing high bid and low asked prices of the ERS Common Stock in the over-the-counter market as reported on The Nasdaq Stock Market, Inc.; provided, however, that if the shares of ERS Common are not then reported on The Nasdaq Stock Market, Inc., or if, in the opinion of the ERS Board of Directors, the public distribution or trading activity of ERS Common Stock during such period is inadequate to create a market that reflects the fair market value of a share of ERS Common Stock, then the Current Market Price of a share of ERS Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the ERS Board of Directors may deem to be appropriate and provided further that any such selection, opinion or determination by the ERS Board of Directors shall be conclusive and binding.

     "Dividend Amount" means an amount equal to the full amount of all dividends and distributions declared and unpaid on each Exchangeable Share and all dividends and distributions declared on a share of ERS Common Stock that have not been declared on each Exchangeable Share in accordance with Section 3.1, in each case with a record date prior to the effective date of the exchange of such Exchangeable Share for a share of ERS Common Stock hereunder.

     "Effective Date" shall have the meaning set forth in the Plan or Arrangement.

     "ERS" means Electronic Retailing Systems International, Inc., a corporation existing under the laws of the State of Delaware, and any successor corporation.

     "ERS Board of Directors" means the Board of Directors of ERS.

     "ERS Call Notice" has the meaning set out in Section 7.2(2).

     "ERS Common Stock" means the shares of common stock, par value US$O.O1 per share, having voting rights of one vote per share and not limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of ERS, as constituted on the date hereof (including any stock into which it may be changed, reclassified or converted pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting such shares).

     "ERS Dividend Declaration Date" means the date on which the ERS Board of Directors declares any dividend on the shares of ERS
Common Stock.

     "ERS Indenture" means the Indenture dated January 24, 1997 between ERS and United States Trust Company of New York, as may be supplemented or amended.

     "ERS Liquidation Event" has the meaning set out in Section
5.3(1).

     "ERS Liquidation Event Effective Date " has the meaning set out in Section 5.3(3).

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions set out in paragraph 3.1 of Schedule A of the articles of amendment of the articles of Telepanel creating the Exchangeable Shares.

     "Exchangeable Shares" mean the Exchangeable Shares of the Corporation to which are attached the Exchangeable Share
Provisions.

     "Liquidation Amount" has the meaning set out in Section
5.1(1).

     "Liquidation Call Purchase Price" has the meaning set out in
Section 5.2(1).

     "Liquidation Call Right" has the meaning set out in Section
5.2(1).

     "Liquidation Date" has the meaning set out in Section 5.1(1).

     "1997 Warrant Current Market Value" means, in respect of a share of ERS Common Stock on any date, (i) if the ERS Common Stock is not registered under the United States Securities Exchange Act of 1934, (a) the value of the security determined in good faith by the ERS Board of Directors and certified in a board resolution, based on the most recently computed arms-length transaction between ERS and a person or entity (other than a person or entity controlling, controlled by or under common control with ERS, or any director or officer of ERS or any ERS subsidiary, or any beneficial owner of 5% or more of the voting common equity, on a fully-diluted basis, of ERS) and the closing of which occurs on such date or shall have occurred on the six-month period preceding such date, or
(b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under such Act, the average of the daily closing bid prices (or the equivalent in the over-the-counter market) for each business day in New York during the period commencing 15 such business days before such date and ending on the date one day prior to such date.

     "Plan of Arrangement" means the plan of arrangement relating to the arrangement of the Corporation under section 192 of the CBCA contemplated by the Combination Agreement.

     "1997 Warrant Agreement" means the Warrant Agreement dated
January 24, 1997, as amended, between ERS and American Stock
Transfer and Trust Company.

     "Redemption Call Purchase Price" has the meaning set out in
Section 7.2(1).

     "Redemption Call Right" has the meaning set out in Section
7.2(1).

     "Redemption Price" has the meaning set out in Section 7.1(1).

     "Retracted Shares" has the meaning set out in Section 6.1(1).

     "Retraction Call Purchase Price" has the meaning set out in
Section 6.2(1).

     "Retraction Call Right" has the meaning set out in Section
6.2(1).

     "Retraction Date" has the meaning set out in Section 6.1(1).

     "Retraction Price" has the meaning set out in Section 6.1(1).

     "Retraction Request" has the meaning set out in Section
6.1(1).

     "Subsidiary" means, when used with reference to ERS, any corporation more than 50% of the outstanding stock of which, by vote, is owned, directly or indirectly, by ERS, by one or more other Subsidiaries of ERS, or by ERS and one or more other Subsidiaries of ERS.

     "Transfer Agent" means The Montreal Trust Company of Canada, a corporation existing under the laws of Canada, or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

     "Trustee" means The Montreal Trust Company of Canada, a corporation existing under the laws of Canada, and any successor trustee appointed under the Voting, Support and Exchange Trust
Agreement.

     "Trust Estate" has the meaning set out in Section 1.1 of the Voting, Support and Exchange Trust Agreement.

     "Voting, Support and Exchange Trust Agreement" means the
Voting, Support and Exchange Trust Agreement among the Corporation, ERS and the Trustee, made as of the date that the Plan of Arrangement becomes effective.

     1.2. Sections and Headings.

     The division of these Exchangeable Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Exchangeable Share Provisions. Unless otherwise indicated, any reference in these Exchangeable Share Provisions to an article or section refers to the specified article or section of these Exchangeable Share Provisions.

     1.3. Number, Gender and Persons.

     In these Exchangeable Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4. Payments.

     All payments to be made hereunder shall be made without interest and less any tax required by law to be deducted and withheld.

                            ARTICLE 2

                 RANKING OF EXCHANGEABLE SHARES

     2.1. Ranking.

     The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends as and to the extent provided in Article 3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in Article 5.

                            ARTICLE 3

                            DIVIDENDS

     3.1. Dividends.

     A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each ERS Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend or distribution declared on the shares of ERS Common Stock, in an amount in cash for each Exchangeable Share as is equal to the Canadian Dollar Equivalent on the ERS Dividend Declaration Date of the cash dividend or distribution declared on each share of ERS Common Stock, (b) in the case of a stock dividend or distribution declared on the shares of ERS Common Stock to be paid in shares of ERS Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of ERS Common Stock to be paid on each share of ERS Common Stock or (c) in the case of a dividend or distribution declared on the shares of ERS Common Stock to be paid in property other than cash or shares of ERS Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 6.7 of the Voting, Support and Exchange Trust Agreement) the type and amount of property declared as a dividend or distribution on each share of ERS Common Stock. Such dividends shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation.

     3.2. Payment of Dividends.

     Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or other distribution of Exchangeable Shares contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution of Exchangeable Shares represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend or distribution was payable.

     3.3. Record and Payment Dates.

     The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 3.1 hereof shall be the same as the record date and payment date respectively, for the corresponding dividend or distribution declared on the shares of ERS Common Stock.

     3.4 Partial Payment.

     If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 3.1 hereof the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient money or other assets properly applicable to the payment of such dividends or distributions.

                            ARTICLE 4

                      CERTAIN RESTRICTIONS

     4.1. Certain Restrictions

     (1) Except as provided in Section 4.1(2) and except pursuant to obligations existing on the date hereof, so long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
9.2 hereof:

          (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

          (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

          (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

          (d) issue any shares other than (i) Exchangeable Shares,
     (ii) Common Shares, and (iii) any other shares not ranking superior to the Exchangeable Shares.


     (2) The restrictions in Sections 4.1(1)(a), 4.1(1)(b) and 4.1(1)(c) shall not apply if all dividends and distributions on the outstanding Exchangeable Shares corresponding to dividends and distributions declared to date on the ERS Common Stock shall have been declared on the Exchangeable Shares and paid in full.

                            ARTICLE 5

                           LIQUIDATION

     5.1. Participation Upon Liquidation,
          Dissolution or Winding Up of the Corporation.

     (1) Subject to applicable law and the due exercise by ERS of a Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding up (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a share of ERS Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of ERS Common Stock, plus (b) the Dividend Amount, if any

(collectively, the "Liquidation Amount"). In connection with payment of the Liquidation Amount, the Corporation shall be entitled to sell some of the ERS Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

     (2) In the case of a distribution on Exchangeable Shares under this Section 5.1, on or promptly after the Liquidation Date, and subject to the exercise by ERS of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the aggregate Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the aggregate number of shares of ERS Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and nonassessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim created by ERS or arising from acts or omissions of ERS) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Liquidation Amount payable to such holder. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada.

Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the ERS Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Liquidation Amount, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting, Support and Exchange Trust Agreement.

     (3) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount pursuant to this Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

     5.2. Liquidation Call Rights.

     (1) Subject to the limitations set forth in Section 5.2(2), ERS shall have the overriding right (a "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation referred to in Section
5.1 hereof, to purchase from all but not less than all of the holders (other than ERS) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by ERS of an amount per share equal to
(a) the Current Market Price of a share of ERS Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one share of ERS Common Stock, plus (b) the Dividend Amount, if any (collectively, the "Liquidation Call Purchase Price"). In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Shares (other than ERS) shall be obligated to sell all the Exchangeable Shares held by such holder to ERS on the Liquidation Date on payment by ERS to the holder of the Liquidation Call Purchase Price for each such share.

     (2) In order to exercise its Liquidation Call Right, ERS must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of its intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Liquidation Call Right has been exercised forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by ERS to the Transfer Agent. If ERS duly exercises its Liquidation Call Right in accordance with this
Section 5.2, all obligations of the Corporation under Section 5.1 shall terminate and on the Liquidation Date ERS will purchase and the holders of Exchangeable Shares will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, ERS shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the total number of shares of ERS Common Stock deliverable by ERS (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim created by ERS or arising from acts or omissions of
ERS) in payment of the total Liquidation Call Purchase Price and a cheque in the amount of the remaining portion of the total Liquidation Call Purchase Price and any interest allowed on such deposit shall belong to ERS. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than ERS) will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by ERS, upon presentation and surrender by the holder of Exchangeable Shares of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of ERS Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares, under the CBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of ERS shall deliver to such holder, a certificate representing the shares of ERS Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Liquidation Call Purchase Price. If ERS does not exercise its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof.

     5.3. Automatic Exchange on Liquidation of ERS.

     (1) ERS shall give the Transfer Agent written notice of each of the following events (each a "ERS Liquidation Event") at the time set forth below:

          (a) In the event of any determination by the ERS Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ERS or to effect any other distribution of assets of ERS among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (b) immediately, upon the earlier of (i) receipt by ERS of notice of and (ii) ERS otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ERS or to effect any other distribution of assets of ERS among its stockholders for the purpose of winding up its affairs.

     (2) Immediately following receipt by the Transfer Agent from ERS of notice of any ERS Liquidation Event contemplated by Section 5.3(1)(a) or 5.3(1)(b), the Transfer Agent will give notice thereof to the holders of Exchangeable Shares. Such notice shall be provided by ERS to the Transfer Agent and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of ERS Common Stock provided for in Section 5.3(3) below (the "Automatic Exchange Right").

     (3) In order that the holders of Exchangeable Shares (other than ERS) will be able to participate on a pro rata basis with the holders of ERS Common Stock in the distribution of assets of ERS in connection with a ERS Liquidation Event, on the fifth Business Day prior to the effective date (the "ERS Liquidation Event Effective Date") of a ERS Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by ERS) shall be automatically exchanged for shares of ERS Common Stock. To effect such automatic exchange, ERS shall be deemed to have purchased on the fifth Business Day prior to the ERS Liquidation Event Effective Date each Exchangeable Share then outstanding and held by a holder of Exchangeable Shares (other than ERS), and each such holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to
(a) the Current Market Price of a share of ERS Common Stock on the Business Day prior to the fifth Business Day prior to the ERS Liquidation Event Effective Date, which shall be satisfied in full by ERS delivering to such holder one share of ERS Common Stock, plus (b) the Dividend Amount, if any.

     (4) On the fifth Business Day prior to the ERS Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for ERS Common Stock shall be deemed to have occurred, and each holder of Exchangeable Shares (other than ERS) shall be deemed to have transferred to ERS all of such holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and ERS shall deliver or cause to be delivered to the Transfer Agent, for delivery to such holders, the certificates for the number of shares of ERS Common Stock deliverable upon the automatic exchange of Exchangeable Shares for ERS Common Stock (which shares shall be duly issued as fully paid and non-assessable shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim created by ERS or arising from acts or omissions of ERS) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to ERS. Concurrently with each such holder ceasing to be a holder of Exchangeable Shares, such holder shall be considered and deemed for all purposes to be the holder of the shares of ERS Common Stock delivered to it, or to the Transfer Agent on its behalf, pursuant to the automatic exchange of Exchangeable Shares for ERS Common Stock and the certificates held by such holder previously representing the Exchangeable Shares exchanged by such holder with ERS pursuant to such automatic exchange shall thereafter be deemed to represent the shares of ERS Common Stock delivered to such holder by ERS pursuant to such automatic exchange. Upon the request of any such former holder of Exchangeable Shares and the surrender by such holder of Exchangeable Share certificates deemed to represent shares of ERS Common Stock duly endorsed in blank and accompanied by such instruments of transfer as ERS may reasonably require, the Transfer Agent shall deliver or cause to be delivered to such holder certificates representing the shares of ERS Common Stock of which such holder is the holder and a cheque in payment of the remaining portion, if any, of the purchase price.

                            ARTICLE 6

                 RETRACTION AT OPTION OF HOLDER

     6.1. Retraction at Option of Holder.

     (1) Subject to applicable law and the due exercise by ERS of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Corporation to redeem, on the fifth Business Day after the date on which the Retraction Request is received by the Corporation (the "Retraction Date"), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a share of ERS Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of ERS

Common Stock for each Exchangeable Share presented and surrendered by the holder, plus (b) the Dividend Amount, if any (collectively, the "Retraction Price"). In connection with the payment of the Retraction Price, the Corporation shall be entitled to sell some of the ERS Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect a redemption under this Section 6.1, the holder must present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate representing the Exchangeable Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate (the "Retracted Shares") redeemed by the Corporation.

     (2) In the case of a redemption of Exchangeable Shares under this Section 6.1, and subject to the exercise by ERS of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1(1) hereof of a certificate representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Corporation shall deliver or cause the Transfer Agent to deliver to the relevant holder at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of ERS Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim created by ERS or arising from acts or omissions of ERS) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Price and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate
Retraction Price to which such holder is entitled and such delivery of such certificate and cheque on behalf of the Corporation by the

Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     (3) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the aggregate Retraction Price for such Retracted Shares, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected under such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the shares of ERS Common Stock delivered to such holder.

     (4) Notwithstanding any other provision of this Section 6.1, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and ERS shall not have exercised its Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law and more than one holder has delivered a Retraction Request, the Corporation shall redeem Retracted Shares in accordance with
Section 6.1(2) on a pro rata basis and shall issue to each such holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) hereof if the Retraction Request is not revoked by the holder in the manner specified in

Section 6.1(5) and ERS shall not have exercised its Retraction Call Right in respect of any such Retracted Shares, an Insolvency Event (as defined in the Voting, Support and Exchange Trust Agreement) shall, to the extent it has not theretofore occurred, be deemed thereupon to have occurred and the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have exercised its Exchange Right (as defined in the Voting, Support and Exchange Trust Agreement) so as to require ERS to purchase the unredeemed Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by ERS to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting, Support and Exchange Trust Agreement.

     (5) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void.

     6.2. Retraction Call Rights.

     (1) In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6.1 and subject to the limitations set forth in Section 6.2(2), ERS shall have the overriding right (a "Retraction Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 6.1 hereof, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by ERS of a purchase price (the "Retraction Call Purchase Price") per share equal to the Retraction Price. In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to ERS on the Retraction Date on payment by ERS of the Retraction Call Purchase Price.

     (2) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify ERS thereof. In order to exercise its Retraction Call Right, ERS must notify the Corporation in writing of its determination to do so (a "ERS Call Notice") within two Business Days of notification to ERS by the Corporation of the receipt by the Corporation of the Retraction Request. If ERS so notifies the Corporation within such two Business Day period, the Corporation shall notify the holder as soon as possible thereafter as to the exercise of a Retraction Call Right. If ERS delivers an ERS Call Notice within such two Business Day period and duly exercises its Retraction Call Right in accordance with this
Section 6.2, the obligation of the Corporation to redeem the Retracted Shares shall terminate and, provided that the Retraction

Request is not revoked by the holder in the manner specified in
Section 6.1(5), ERS shall purchase from such holder and such holder shall sell to ERS on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price. For the purposes of completing a purchase pursuant to a Retraction Call Right, ERS shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing the number of shares of ERS Common Stock to which such holder is entitled and a cheque in the amount of the remaining portion, if any, of the aggregate Retraction Call Purchase Price to which such holder is entitled. Provided that the aggregate Retraction Call Purchase Price has been so deposited to the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that ERS does not deliver a ERS Call Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in Section 6.1.

     (3) For the purpose of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, ERS shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of ERS Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim created by ERS or arising from acts or omissions of ERS) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of ERS payable at par and in Canadian dollars at any branch of the bankers of ERS or of the Corporation in Canada in payment of the remaining portion, if any, of such aggregate Retraction Call Purchase Price and such delivery of such certificate and cheque on behalf of ERS by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such change is not paid on due presentation.

     (4) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by ERS shall thereafter be considered and deemed for all purposes to be a holder of the shares of ERS Common Stock delivered to such holder.

                            ARTICLE 7

                  REDEMPTION BY THE CORPORATION

     7.1. Redemption by the Corporation.

     (1) Subject to applicable law and the due exercise by ERS of a Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem all of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a share of ERS Common Stock on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one share of ERS Common Stock for each Exchangeable Share held by such holder, plus (b) the Dividend Amount, if any (collectively, the "Redemption Price"). In connection with the payment of the Redemption Price, the Corporation shall be entitled to sell some of the ERS Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

     (2)  In case of a redemption of Exchangeable Shares under this
Section 7.1, the Corporation shall, at least 30 days before the Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by ERS under its Redemption Call Right, as the case may be, of the Exchangeable
Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call
Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible
Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

     (3) On or after the Automatic Redemption Date and subject to the exercise by ERS of a Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable
Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA, and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the aggregate Redemption Price for Exchangeable Shares held by a holder shall be made by delivery to such holder, at the address of such holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, of a certificate representing the aggregate number of shares of ERS Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim created by ERS or arising form acts or omissions of
ERS) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of such aggregate Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable
Shares called for redemption shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the aggregate Redemption Price deliverable to a holder for Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the aggregate Redemption Price deliverable to such holder has been paid in the manner hereinbefore provided.
The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest allowed on such deposit shall belong to the Corporation. Provided that such total Redemption Price has been so deposited prior to the Automatic Redemption Date, on and after the Automatic Redemption Date, the Exchangeable Shares shall be redeemed and the rights of the holders thereof after the Automatic Redemption Date shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of ERS Common Stock delivered to them.

     7.2. Redemption Call Rights.

     (1) Subject to the limitations set forth in Section 7.2(2), ERS shall have the overriding right (a "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 7.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares (other than ERS) on the last Business Day prior to the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by ERS of an amount per share equal to (a) the Current Market Price of a share of ERS Common Stock on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one share of ERS Common Stock plus (b) the Dividend Amount, if any (collectively, the "Redemption Call Purchase Price"). In the event of the exercise of a Redemption Call Right, each holder of Exchangeable Shares (other than ERS) shall be obligated to sell all the Exchangeable Shares held by such holder to ERS on the last Business Day prior to the Automatic Redemption Date on payment by ERS to such holder of the Redemption Call Purchase Price for each such share.

     (2) In order to exercise its Redemption Call Right, ERS must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of its intention to exercise such right not later than the date by which the Corporation is required to give notice of the Automatic Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Redemption Call Right has been exercised forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by ERS to the Transfer Agent. If ERS duly exercises its Redemption Call Right in accordance with this Section 7.2, the right of the Corporation to redeem any Exchangeable Shares pursuant to Section 7.1 on the Automatic Redemption Date shall terminate at such time and on the last Business Day prior to the Automatic Redemption Date ERS will purchase and the holders of Exchangeable Shares (other than ERS) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Redemption Call Right, ERS shall deposit with the Transfer Agent, on or before the last Business Day prior to the Automatic Redemption Date, certificates representing the total number of shares of ERS Common Stock deliverable by ERS (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim created by ERS or arising from acts or omissions of ERS) in payment of the total Redemption Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price and any interest allowed on such deposit shall belong to ERS. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the last Business Day prior to such Automatic Redemption Date the rights of each holder of Exchangeable Shares (other than ERS) will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by ERS upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the last Business Day prior to the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the shares of ERS Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of ERS shall deliver to such holder, a certificate representing the shares of ERS Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Redemption Call Purchase Price. If ERS does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date a holder of Exchangeable Shares shall be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Section 7.1 hereof.

                            ARTICLE 8

                          VOTING RIGHTS

     8.1. Voting Rights. Except as required by applicable law and the provisions of Sections 9.1, 10.1 and 11.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. The holders of the Exchangeable Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation.

                            ARTICLE 9

                     AMENDMENT AND APPROVAL

     9.1. Amendment. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

     9.2. Approval. Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Shares represented in person or by proxy at the meeting excluding Exchangeable Shares beneficially owned by ERS or any of its Subsidiaries. If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                           ARTICLE 10

                    RECIPROCAL CHANGES, ETC.
                 IN RESPECT OF ERS COMMON STOCK

     10.1.  Economic Equivalence.

     (1) Each holder of an Exchangeable Share acknowledges that the Voting, Support and Exchange Trust Agreement provides, in part, that ERS will not, except as provided in the Voting, Support and Exchange Trust Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 hereof:

          (a) issue or distribute shares of ERS Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire ERS Common Stock) to the holders of all or substantially all of the then outstanding shares of ERS Common Stock by way of stock dividend or other distribution, other than an issue of shares of ERS Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire ERS Common Stock) to holders of shares of ERS Common Stock who exercise an option to receive dividends in shares of ERS Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of ERS Common Stock) in lieu of receiving cash dividends;

          (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of ERS Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire ERS Common Stock); or

          (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of ERS Common Stock (i)shares or securities of ERS of any class other than ERS Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of ERS Common Stock), (ii) rights, options or warrants other than those referred to in Section 10.1 (1) (b) above, (iii) evidences of indebtedness of ERS or (iv) assets of ERS;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

     (2) Each holder of an Exchangeable Share acknowledges that the Voting, Support and Exchange Trust Agreement further provides, in part, that ERS will not, except as provided in the Voting, Support and Exchange Trust Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provision:

          (a) subdivide, redivide or change the then outstanding shares of ERS Common Stock into a greater number of shares of ERS Common Stock; or

          (b) reduce, combine or consolidate or change the then outstanding shares of ERS Common Stock into a lesser number of shares of ERS Common Stock; or

          (c)  reclassify or otherwise change the shares of ERS
     Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the ERS Common Stock;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

     (3) The Voting, Support and Exchange Trust Agreement further provides, in part, that the aforesaid provisions of the Voting, Support and Exchange Trust Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof.

                           ARTICLE 11

          ACTIONS BY THE CORPORATION UNDER THE VOTING,
              SUPPORT AND EXCHANGE TRUST AGREEMENT

     11.1. Compliance. The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by ERS with all provisions of the Voting, Support and Exchange Trust Agreement applicable to the Corporation and ERS, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

     11.2. Amendments. The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Voting, Support and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof other than as permitted by the Voting, Support and Exchange Trust Agreement and other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

          (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares;

          (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                           ARTICLE 12

                             LEGEND

     12.1. Legend. The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the provisions of the Plan of Arrangement and the Voting, Support and Exchange Trust Agreement (including the provisions with respect to the call rights, voting rights and exchange rights thereunder).

                           ARTICLE 13

                             NOTICES

     13.1.  Notices.   Subject to applicable law, any notice,
request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

     13.2. Delivery of Certificates. Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the

Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     13.3. Notices to Holders. Subject to applicable law, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request order communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                           SCHEDULE A

                      NOTICE OF RETRACTION

To the Corporation and ERS
c/o The Montreal Trust Company of Canada

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem on the Retraction Date (being the fifth Business Day after the date upon which this notice is received by the Corporation) in accordance with Article 6 of the Share Provisions;

     all share(s) represented by this certificate; or

                     share(s) only.

     The undersigned acknowledges the Retraction Call Right of ERS to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to ERS in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If ERS determines not to exercise its Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to ERS, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency requirements or other provisions of applicable law, the Corporation is unable to redeem all Retracted Shares an Insolvency Event (as defined in the Voting, Support and Exchange Trust Agreement) shall, to the extent it shall not theretofore have occurred, be deemed thereupon to have occurred, and the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting, Support and Exchange Trust Agreement) so as to require ERS to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and ERS that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or ERS, as the case may be, free and clear of all liens, claims and encumbrances.




(Date)         (Signature of Shareholder)    (Guarantee of Signature)


Please check box if the securities and any check(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of Transfer Agent in Toronto, Ontario, failing which the securities and any cheque will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent and the Corporation may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed, all exigible transfer taxes are paid and the signature of the registered holder is guaranteed by a Canadian chartered bank or trust company, member of a recognized stock exchange in Canada or a member of the Securities Transfer Association Medallion (STAMP) Program.


                                                  Date
------------------------------------                  ------------
Name of Person in Whose Name Securities
and Cheques Are To Be Registered, Issued or Delivered (please print)


------------------------------------         ---------------------
Street Address or P.O. Box                   Signature of
                                             Registered Holder

------------------------------------         ---------------------
City - Province                              Signature Guaranteed
                                             by

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

U.S. Residents/Citizens must provide their Taxpayer Identification
Number here:

                                                       APPENDIX B
                     TELEPANEL SYSTEMS INC.
                           BY-LAW NO. 5

     BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of the
Corporation, as follows:

     (i) Section 2.03 of By-law No. 1 shall be deleted in its entirety and the following substituted in lieu thereof:

          2.03 Financial Year - Until changed by the
          Board, the Financial Year of the Corporation shall end on the 31st day of December in each year.

     (ii) Section 2.04 of By-law No. 1 shall be deleted in its entirety and the following substituted in lieu thereof:

          2.04 Execution of Instruments - Deeds,
          transfers, assignments, contracts,
          obligations, certificates and other
          instruments may be signed on behalf of the Corporation by one person who holds the office of chairman of the board, president, managing director or vice-president. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

     (iii) Section 4.01 of By-law No. 1 shall be deleted in its entirety and the following substituted in lieu thereof.

          4.01 Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of five directors. Subject to
          Section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of four directors or such other number of directors as the board may from time to time determine.

     ENACTED this      th day of            , 199 .

     WITNESS the seal of the Corporation.


                         ------------------------------
                         President

                         ------------------------------
                         Secretary

                                                Exhibit 1.1(b)(i)
















          VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT

                              AMONG

        ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

                     TELEPANEL SYSTEMS, INC.

                               AND


              THE MONTREAL TRUST COMPANY OF CANADA

                        TABLE OF CONTENTS
                                                             Page

ARTICLE 1      DEFINITIONS AND INTERPRETATION. . . . . . . . .  2

     1.1. Definitions. . . . . . . . . . . . . . . . . . . . .  2
     1.2. Interpretation Not Affected by Headings, etc.. . . .  7
     1.3. Number, Gender and Persons . . . . . . . . . . . . .  7
     1.4. Date for Any Action. . . . . . . . . . . . . . . . .  7
     1.5. Payments . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 2      TRUST . . . . . . . . . . . . . . . . . . . . .  8

     2.1. Establishment of Trust . . . . . . . . . . . . . . .  8

ARTICLE 3      VOTING SHARE. . . . . . . . . . . . . . . . . .  8

     3.1. Issue and Ownership of the Voting Share. . . . . . .  8
     3.2. Legended Share Certificates. . . . . . . . . . . . .  8
     3.3. Safekeeping of Certificate . . . . . . . . . . . . .  9
     3.4. Retirement of Voting Share . . . . . . . . . . . . .  9

ARTICLE 4      EXERCISE OF VOTING RIGHTS . . . . . . . . . . .  9

     4.1.  Voting Rights . . . . . . . . . . . . . . . . . . .  9
     4.2.  Number of Votes . . . . . . . . . . . . . . . . . .  9
     4.3.  Mailings to Shareholders. . . . . . . . . . . . . .  9
     4.4.  Copies of Stockholder Information . . . . . . . . . 11
     4.5.  Other Materials . . . . . . . . . . . . . . . . . . 11
     4.6.  List of Persons Entitled to Vote. . . . . . . . . . 11
     4.7.  Entitlement to Direct Votes . . . . . . . . . . . . 12
     4.8.  Voting by Trustee, and Attendance of Trustee
           Representative, at Meeting. . . . . . . . . . . . . 12
     4.9.  Distribution of Written Materials . . . . . . . . . 13
     4.10. Termination of Voting Rights. . . . . . . . . . . . 13

ARTICLE 5      EXCHANGE RIGHT AND PARENT SUPPORT . . . . . . . 14

     5.1.  Grant and Ownership of the Exchange Right . . . . . 14
     5.2.  Legended Share Certificates . . . . . . . . . . . . 15
     5.3.  General Exercise of Exchange Right. . . . . . . . . 15
     5.4.  Purchase Price. . . . . . . . . . . . . . . . . . . 15
     5.5.  Exercise Instructions . . . . . . . . . . . . . . . 15
     5.6.  Delivery of Parent Common Stock;
            Effect of  Exercise. . . . . . . . . . . . . . . . 16
     5.7.  Exercise of Exchange Right
            Subsequent to  Retraction. . . . . . . . . . . . . 17
     5.8.  Stamp or Other Transfer Taxes . . . . . . . . . . . 17
     5.9.  Notice of Insolvency Event. . . . . . . . . . . . . 18
     5.10. Call Rights . . . . . . . . . . . . . . . . . . . . 18

ARTICLE 6      COVENANTS, REPRESENTATIONS AND WARRANTIES . . . 18

     6.1.  Covenants of Parent Regarding Exchangeable
            Shares . . . . . . . . . . . . . . . . . . . . . . 18
     6.2   Segregation of Funds. . . . . . . . . . . . . . . . 19
     6.3.  Certain Representations . . . . . . . . . . . . . . 20
     6.4.  Notification of Certain Events. . . . . . . . . . . 20
     6.5.  Delivery of Shares of Parent Common Stock . . . . . 21
     6.6.  Qualification of Shares of Parent Common Stock. . . 21
     6.7   Economic Equivalence. . . . . . . . . . . . . . . . 22
     6.8.  Tender Offers; etc. . . . . . . . . . . . . . . . . 24
     6.9.  Parent Not to Vote Exchangeable Shares. . . . . . . 25
     6.10. Due Performance . . . . . . . . . . . . . . . . . . 25
     6.11. Issuance of Additional Shares . . . . . . . . . . . 25

ARTICLE 7      CONCERNING THE TRUSTEE. . . . . . . . . . . . . 25

     7.1.  Powers and Duties of the Trustee. . . . . . . . . . 25
     7.2.  No Conflict of Interest . . . . . . . . . . . . . . 27
     7.3.  Dealings with Transfer Agents, Registrars, etc. . . 27
     7.4.  Book and Records. . . . . . . . . . . . . . . . . . 27
     7.5.  Income Tax Returns and Reports. . . . . . . . . . . 28
     7.6.  Indemnification Prior to Certain Actions
            by  Trustee. . . . . . . . . . . . . . . . . . . . 28
     7.7.  Actions by Non-Affiliated Holders . . . . . . . . . 28
     7.8.  Reliance upon Declarations. . . . . . . . . . . . . 29
     7.9.  Evidence and Authority to Trustee . . . . . . . . . 29
     7.10. Experts, Advisors and Agents. . . . . . . . . . . . 30
     7.11. Investment of Money Held by Trustee . . . . . . . . 30
     7.12. Trustee Not Required to Give Security . . . . . . . 31
     7.13. Trustee Not Bound to Act on Corporation's
            Request. . . . . . . . . . . . . . . . . . . . . . 31
     7.14. Authority to Carry on Business. . . . . . . . . . . 31
     7.15. Conflicting Claims. . . . . . . . . . . . . . . . . 31
     7.16. Acceptance of Trust . . . . . . . . . . . . . . . . 32

ARTICLE 8      COMPENSATION. . . . . . . . . . . . . . . . . . 32

     8.1. Fees and Expenses of the Trustee . . . . . . . . . . 32

ARTICLE 9      INDEMNIFICATION AND LIMITATION OF LIABILITY . . 33

     9.1. Indemnification of the Trustee . . . . . . . . . . . 33
     9.2. Limitation of Liability. . . . . . . . . . . . . . . 33

ARTICLE 10     CHANGE OF TRUSTEE . . . . . . . . . . . . . . . 34

     10.1. Resignation . . . . . . . . . . . . . . . . . . . . 34
     10.2. Removal . . . . . . . . . . . . . . . . . . . . . . 34
     10.3. Successor Trustee . . . . . . . . . . . . . . . . . 34
     10.4. Notice of Successor Trustee . . . . . . . . . . . . 34

ARTICLE 11     PARENT SUCCESSORS . . . . . . . . . . . . . . . 35

     11.1. Certain Requirements in Respect of
            Combination, etc.. . . . . . . . . . . . . . . . . 35
     11.2. Vesting of Powers in Successor. . . . . . . . . . . 35
     11.3. Wholly-Owned Subsidiaries . . . . . . . . . . . . . 35

ARTICLE 12     AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS. . 36

     12.1. Amendments, Modifications, etc. . . . . . . . . . . 36
     12.2. Ministerial Amendments. . . . . . . . . . . . . . . 36
     12.3. Meeting to Consider Amendments. . . . . . . . . . . 36
     12.4. Changes in Exchangeable Shares. . . . . . . . . . . 37
     12.5. Execution of Supplemental Trust Agreements. . . . . 37

ARTICLE 13     TERMINATION . . . . . . . . . . . . . . . . . . 37

     13.1. Term. . . . . . . . . . . . . . . . . . . . . . . . 37
     13.2. Survival of Agreement . . . . . . . . . . . . . . . 38

ARTICLE 14     GENERAL . . . . . . . . . . . . . . . . . . . . 38

     14.1. Severability. . . . . . . . . . . . . . . . . . . . 38
     14.2. Enurement . . . . . . . . . . . . . . . . . . . . . 38
     14.3. Notices to Parties. . . . . . . . . . . . . . . . . 38
     14.4. Notice of Non-Affiliated Holders. . . . . . . . . . 39
     14.5. Risk of Payments by Post. . . . . . . . . . . . . . 39
     14.6. Counterparts. . . . . . . . . . . . . . . . . . . . 39
     14.7. Jurisdiction. . . . . . . . . . . . . . . . . . . . 40
     14.8. Attornment. . . . . . . . . . . . . . . . . . . . . 40

          VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT

     AGREEMENT made as of the       day of               , 199 .

AMONG:

     ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a corporation existing under the laws of the State of Delaware
     (the "Parent")

                             - and -

     TELEPANEL SYSTEMS INC., a corporation existing under the laws of Canada (the "Corporation")

                             - and -

     THE MONTREAL TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the "Trustee").

                      W I T N E S S E T H:

     WHEREAS, pursuant to a combination agreement dated as of October 29, 1997 between the Parent and the Corporation (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that effective on the Effective Date (as defined in the Combination Agreement), the Parent, the Corporation and a Canadian trust company selected by the Parent and satisfactory to the Corporation, acting reasonably, would execute and deliver a Voting, Support and Exchange Trust Agreement substantially in the form set forth in
Exhibit 1.1(b)(i) to the Combination Agreement; and

     WHEREAS, pursuant to an arrangement (the "Arrangement")
effected by articles of arrangement dated                  , 199
filed pursuant to the (Canada) Business Corporations Act, each issued and outstanding common share, without par value (a "Corporation Common Share"), of the Corporation, other than Corporation Common Shares held by the Parent or by holders who duly exercised their rights of dissent, was exchanged for the number of issued and outstanding Exchangeable Shares of the Corporation (the "Exchangeable Shares") required thereunder; and

     WHEREAS, the Parent is to grant to and in favor of Non-Affiliated Holders (as hereinafter defined) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require the Parent to purchase from each Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder; and

     WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in the Parent shall be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to the Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Non-Affiliated Holders and whereby the rights to require the Parent to purchase Exchangeable
Shares from the Non-Affiliated Holders shall be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of Non-Affiliated Holders; and

     WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of Parent Common Stock (as hereinafter defined) in satisfaction of the obligations of the Corporation under the Exchangeable Share Provisions (as hereinafter defined) and this trust agreement; and

     WHEREAS, these recitals and any statements of fact in this trust agreement are made by the Parent and the Corporation and not by the Trustee;

     NOW THEREFORE, in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                            ARTICLE 1

                 DEFINITIONS AND INTERPRETATION

     1.1. Definitions. In this trust agreement, unless something in the subject matter or content is inconsistent therewith:

     "Applicable Laws" has the meaning set out in section 6.6 hereof.

     "Arrangement" has the meaning set out in the recitals hereto.

     "Automatic Exchange Rights" means the automatic exchange of shares of Parent Common Stock for Exchangeable Shares pursuant to
Section 5.3 of the Exchangeable Share Provisions.

     "best efforts" means an obligation of such party to use every reasonable commercial effort and shall not be interpreted to require such party to enter into an agreement or undertaking to pay or otherwise confer anything of value to or for the benefit of a third party (except for fees of Governmental Entities [as defined in the Combination Agreement] and securities exchanges and except as otherwise expressly provided herein), to guaranty any obligation, to make whole or keep well a third party or the like or to take such other action which would have an unreasonably adverse effect on the business of such party.

     "Board of Directors" means the board of directors of the Corporation.

     "Business Day" means a day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of New York, New York and Toronto, Ontario.

     "CDA Average Market Price" means, in respect of a share of Parent Common Stock for any specified period, the average of the daily closing prices for the business days during such period (as proportionally adjusted for any stock dividend, split, combination of reclassification that took effect during such period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales price took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Parent Common Stock is listed or admitted to trading (or if the Parent Common Stock is not at the time admitted or listed to trading or any such exchange, then such price as shall be equal to the average of the last reported sale price, as reported on the Nasdaq National Market System on such day, or if the Parent Common Stock is not so reported by Nasdaq on such day or if on any day in question the security shall not be quoted on Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated [or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated]); provided, however, that if the Parent Common Stock is not traded in such manner that the quotations referred to in this definition are available for the period required hereunder, the CDA Average Market Price shall be determined by the Parent Board of Directors or, if such determination cannot be made, by a nationally recognized investment banking firm selected by the Parent Board of Directors (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

     "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the official noon spot exchange rate on such date for such foreign currency as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors to be appropriate for such purpose.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Combination Agreement" has the meaning set out in the recitals hereto.

     "Corporation Common Shares" has the meaning set out in the recitals hereto.

     "Current Market Price" means, in respect of a share of Parent Common Stock on any date, the Canadian Dollar Equivalent of the greatest of: (x) the CDA Average Market Price for the 15-day period then ending, (y) the 1997 Warrant Current Market Value per share on such date, or (z) the average during a period of 20 consecutive trading days ending not more than five trading days before such date of the last sale price regular way or, in case no sale takes place on any such day, of the average of the closing bid and asked prices regular way, in either case on the principal United States national securities exchange on which the Parent Common Stock is listed or admitted to trading, or, if the Parent Common Stock is not listed or admitted to trading on any such national securities exchange, of the last sale price of the Parent Common Stock as reported on The Nasdaq National Market, or, if the Parent Common Stock is not so reported, of the average of the closing high bid and low asked prices of the Parent Common Stock in the over-the-counter market, as reported on The Nasdaq Stock Market, Inc.; provided, however, that if the shares of Parent Common Stock are not then reported on the Nasdaq Stock Market, Inc., or if, in the opinion of the Parent Board of Directors, the public distribution or trading activity of Parent Common Stock during such period is inadequate to create a market that reflects the fair market value of the Parent Common Stock, then the Current Market Price of a share of the Parent Common Stock shall be determined by the Parent Board of Directors based upon the advice of such qualified independent financial advisors as the Parent Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Parent Board of Directors shall be conclusive and binding.

     "Dividend Amount" has the meaning set out in Section 1.1 of the Exchangeable Shares Provisions.

     "Effective Date" has the meaning set out in section 1.1 of the Plan of Arrangement.

     "ERS Indenture" means the Indenture dated January 24, 1997 between the Parent and United States Trust Company of New York, as may be supplemented or amended.

     "Exchange Right" has the meaning set out in section 5.1 hereof.

     "Exchange Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

     "Exchangeable Shares" has the meaning set out in the recitals hereto.

     "Insolvency Event" means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect to the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of other provisions of applicable law, to redeem any Retracted Shares pursuant to Section
5.1 of the Exchangeable Share Provisions.

     "Liquidation Amount" has the meaning set out in Section 6.1(1) of the Exchangeable Share Provisions.

     "Liquidation Call Right" has the meaning set out in Section
5.2(1) of the Exchangeable Share Provisions.

     "List" has the meaning set out in section 4.6 hereof.

     "1997 Warrant Agreement" means the Warrant Agreement dated
January 24, 1997, as amended, between the Parent and American Stock Transfer and Trust Company.

     "1997 Warrant Current Market Value" means, in respect of a share of Parent Common Stock on any date, (i) if the Parent Common Stock is not registered under the United States Securities Exchange Act of 1934, (a) the value of the security determined in good faith by the Parent Board of Directors and certified in a board resolution, based on the most recently computed arms-length transaction between Parent and a person or entity (other than a person or entity controlling, controlled by or under common control with Parent, or any director or officer of Parent or any Parent subsidiary, or any beneficial owner of 5% or more of the voting common equity, on a fully-diluted basis, of Parent) and the closing of which occurs on such date or shall have occurred on the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under such Act, the average of the daily closing bid prices (or the equivalent in the over-the-counter market) for each business day in New York during the period commencing 15 such business days before such date and ending on the date one day prior to such date.

     "Non-Affiliated Holder Votes" has the meaning set out in
section 4.2 hereof.

     "Non-Affiliated Holders", means the registered holders of Exchangeable Shares other than the Parent and its Subsidiaries.

     "Offer" has the meaning set out in section 6.8 hereof.

     "Officer's Certificate" means, with respect to the Parent or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of the Parent or the Corporation, as the case may be.

     "Parent Board of Directors" means the board of directors of the Parent.

     "Parent Common Stock" means the shares of common stock of the Parent, par value US$0.01 per share, having voting rights of one vote per share and not limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or the involuntary liquidation, dissolution or winding-up of the Parent, as constituted on the date hereof (but including any stock into which it subsequently may be changed, reclassified or converted pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting such shares).

     "Parent Consent" has the meaning set out in section 4.2 hereof.

     "Parent Meeting" has the meaning set out in section 4.2 hereof.

     "Parent Special Voting Stock" means the Special Voting Stock of the Parent, par value U.S.$0.01 per share.

     "Parent Successor" has the meaning set out in section 11.1 hereof.

     "Plan of Arrangement" means the plan of arrangement of the Corporation providing for the Arrangement.

     "Redemption Call Right" has the meaning set out in Section
7.2(1) of the Exchangeable Share Provisions.

     "Redemption Price" has the meaning set out in Section 7.1(1) of the Exchangeable Share Provisions.

     "Retracted Shares" has the meaning set out in Section 5.7 hereof.

     "Retraction Call Right" has the meaning set out in Section
6.2(1) of the Exchangeable Share Provisions.

     "Retraction Price" has the meaning set out in Section 6.1(1) of the Exchangeable Share Provisions.

     "Subsidiary" of the Parent means any corporation more than 50% of the outstanding stock of which, by vote, is owned, directly or indirectly, by the Parent, by one or more other Subsidiaries of the Parent or by the Parent and one or more other Subsidiaries of the Parent.

     "Transfer Agent" has the meaning set out in Section 1.1 of the Exchangeable Share Provisions.

     "Trust" means the trust created by this trust agreement.

     "Trust Estate" means the Voting Shares, any other securities, the Exchange Right and any money or other rights or assets that may be held by the Trustee from time to time pursuant to this trust agreement.

     "Trustee" means The Montreal Trust Company of Canada and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

     "Voting Rights" means the voting rights attached to the Voting
Share.

     "Voting Share" means the one share of Parent Special Voting Stock issued by the Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.

     1.2. Interpretation Not Affected by Headings, etc. The division of this trust agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this trust agreement. Unless otherwise indicated, any reference in this trust agreement to an article or section refers to the specified article or section of this trust agreement.

     1.3. Number, Gender and Persons. In this trust agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4. Date for Any Action. If any date on which any action is required to be taken under this trust agreement is not a Business
Day, such action shall be required to be taken on the next succeeding Business Day.

     1.5. Payments. All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.

                            ARTICLE 2

                             TRUST

     2.1. Establishment of Trust. The purpose of this trust agreement is to create the Trust for the benefit of the Non-Affiliated Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this trust agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Non-Affiliated Holders as provided in this trust agreement.

                            ARTICLE 3

                          VOTING SHARE

     3.1. Issue and Ownership of the Voting Share. Simultaneously with the execution and delivery of this trust agreement, the Parent will issue to and deposit with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders, in accordance with the provisions of this trust agreement. The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Non-Affiliated Holders of the amount of U.S.$.01 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

          (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Non-Affiliated
     Holders in accordance with the provisions of this trust agreement; and

          (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this trust agreement.

     3.2. Legended Share Certificates. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Non-Affiliated Holder.

     3.3. Safekeeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

     3.4. Retirement of Voting Share. Upon termination of the term of the Trust, the Trustee shall assign to the Parent all rights to the Voting Share, which shall be retired by the Parent in accordance with Section 243 of the Delaware General Corporation
Law.

                            ARTICLE 4

                    EXERCISE OF VOTING RIGHTS

     4.1. Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may come before the stockholders of the Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.14 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this
Article 4 from Non-Affiliated Holders entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Voting Rights to which such Non-Affiliated Holder is entitled, the Trustee shall not exercise or permit the exercise of the Voting Rights relating to such Non-Affiliated Holder's Exchangeable Shares.

     4.2. Number of Votes. With respect to all meetings of stockholders of the Parent at which holders of shares of Parent Common Stock are entitled to vote (a "Parent Meeting") and with respect to all written consents sought from the holders of shares of Parent Common Stock (a "Parent Consent"), each Non-Affiliated Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Non-Affiliated Holder on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Non-Affiliated Holder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

     4.3. Mailings to Shareholders. With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner that the Parent utilizes in communications to holders of Parent Common Stock, subject to the Trustee being advised in writing of such method and its ability to provide this method of communication) to each of the Non-Affiliated Holders named in the List on a day reasonably proximate to the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its stockholders:

          (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of the Parent;

          (b) a statement that such Non-Affiliated Holder is entitled, subject to the provisions of section 4.7 hereof, to instruct the Trustee as to the exercise of the Non-Affiliated Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant and subject to section 4.7 hereof, to attend such Parent Meeting and to exercise personally the Non-Affiliated Holder Votes thereat;

          (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give (in the form so mailed with such statement):

               (i) a proxy to such Non-Affiliated Holder or its designee to exercise personally such holder's
          Non-Affiliated Holder Votes; or

               (ii) a proxy to a designated agent or other representative of the management of the Parent to exercise such Non-Affiliated Holder Votes;

          (d) a statement that if no such instructions are received from the Non-Affiliated Holder, the Non-Affiliated
     Holder Votes to which such Non-Affiliated Holder is entitled will not be exercised;

          (e)  a form of direction whereby the Non-Affiliated
     Holder may so direct and instruct the Trustee as contemplated herein; and

          (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

The materials referred to above are to be provided by the Parent to the Trustee, but (in the case of the materials referred to under clauses (b) through (f), inclusive, above) shall be subject to review and comment by the Trustee, acting reasonably. For the purpose of determining Non-Affiliated Holder Votes to which a Non-Affiliated Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Non-Affiliated Holder shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. The Parent will notify the Trustee in writing of any decision of the Parent Board of Directors of the Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

     4.4. Copies of Stockholder Information. The Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to the holders of Parent Common Stock, in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Non-Affiliated Holder at a time reasonably proximate to the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Non-Affiliated Holders or to the Trustee for the benefit of the Non-Affiliated Holders by the Parent) received by the Trustee from the Parent at a time (other than in the case of materials specifically directed as aforesaid) reasonably proximate to the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will make copies of all such materials available for inspection by any Non-Affiliated Holder at the Trustee's principal office in the cities of Montreal, Toronto and Vancouver.

     4.5. Other Materials. Promptly after receipt by the Parent of any materials sent or given generally to the holders of Parent Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Non-Affiliated Holders by such third party) to each Non-Affiliated Holder as soon as practicable thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent. The Trustee will also make copies of all such materials available for inspection by any Non-Affiliated Holder at the Trustee's principal office in the cities of Montreal, Toronto and Vancouver.

     4.6. List of Persons Entitled to Vote. The Corporation shall:
(a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each reasonable request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Non-Affiliated Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Non-Affiliated Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee within a reasonable time after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this trust agreement. The Parent agrees to give the Corporation written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this section 4.6.

     4.7. Entitlement to Direct Votes. Any Non-Affiliated Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 hereof with respect to the exercise of the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled or (b) subject to the provisions of section 4.3 hereof, to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled except, in each case, to the extent that such Non-Affiliated Holder has transferred the ownership of any Exchangeable Shares in respect of which such Non-Affiliated Holder is entitled to Non-Affiliated Holder Votes after the close of business on the record date for such meeting or seeking of consent.

     4.8. Voting by Trustee, and Attendance of Trustee
          Representative, at Meeting.

     (1) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, in accordance with the instructions received from a Non-Affiliated Holder pursuant to section 4.3 hereof, the Non-Affiliated Holder Votes as to which such Non-Affiliated Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Non-Affiliated Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Non-Affiliated Holder pursuant to section 4.3 hereof.

     (2) Subject to the provisions of section 4.3 hereof, the Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Non-Affiliated Holder to attend each Parent Meeting. Upon submission by a Non-Affiliated Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Non-Affiliated Holder's request made in the manner described in section 4.3 hereof, such representatives shall sign and deliver to such Non-Affiliated Holder (or its designee) a proxy to exercise personally the Non-Affiliated Holder Votes as to which such Non-Affiliated Holder is otherwise entitled hereunder to direct the vote, if such Non-Affiliated Holder either
(i) has not previously given the Trustee instructions pursuant to section 4.3 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions in the manner described in section 4.3 hereof. At such meeting, the Non-Affiliated Holder exercising such Non-Affiliated Holder Votes shall have the same rights as the Trustee would have but for such proxy (and without reference to the immediately succeeding proviso) to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition; provided, however, that, in connection with each Parent Meeting, to the extent that the Trustee has not, in accordance with the provisions hereof, signed and delivered to Non-Affiliated Holders (or their designees) proxies as aforesaid, the Trustee shall exercise the Non-Affiliate Holder Votes (or any lesser number thereof as may be set forth in the instructions delivered hereunder), in accordance with the provisions hereof, by proxy and not in person (such proxy to be given with respect to the number of Non-Affiliate Holder Votes set forth in the instructions delivered hereunder).

     4.9. Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Non-Affiliated Holders pursuant to this trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Stock, subject to the Trustee being advised in writing of such method of communication and its ability to provide same) to each Non-Affiliated Holder at its address as shown on the books of the Corporation. The Corporation shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

          (a)  current lists of the Non-Affiliated Holders; and

          (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

     4.10. Termination of Voting Rights. All the rights of a Non-Affiliated Holder with respect to the Non-Affiliated Holder Votes exercisable in respect of the Exchangeable Shares held by such Non-Affiliated Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Non-Affiliated Holder Votes, shall be deemed to be surrendered by the Non-Affiliated Holder and such Non-Affiliated Holder Votes and the Voting Rights represented thereby shall cease immediately upon the exercise by the Non-Affiliated Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock, or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by the Parent pursuant to the exercise by the Parent of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless in any case the Corporation or the Parent shall not have delivered the requisite shares of Parent Common Stock and cheque, if any, deliverable in exchange therefor to the Transfer Agent or the Trustee for delivery to a Non-Affiliated Holder).

                            ARTICLE 5

                EXCHANGE RIGHT AND PARENT SUPPORT

     5.1. Grant and Ownership of the Exchange Right. The Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders the right
(the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require the Parent to purchase from each or any Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder, all in accordance with the provisions of this trust agreement. The Parent hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Non-Affiliated Holders, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by the Parent to the Trustee. During the term of the

Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right, provided that the Trustee shall:

          (a) hold the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this trust agreement; and

          (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

     5.2. Legended Share Certificates. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Exchange Right, in respect of the Exchangeable Shares held by a Non-Affiliated Holder.

     5.3. General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Non-Affiliated Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

     5.4. Purchase Price. The purchase price payable by the Parent for each Exchangeable Share to be purchased by the Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the date of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one share of Parent Common Stock, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by the Parent delivering or causing to be delivered to the Trustee, on behalf of the relevant Non-Affiliated Holder, one share of Parent Common Stock and a cheque for the balance, if any, of the purchase price without interest.

     5.5. Exercise Instructions. Subject to the terms and conditions herein set forth, a Non-Affiliated Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange

Right with respect to all or any part of the Exchangeable Shares registered in the name of such Non-Affiliated Holder on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Non-Affiliated Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Non-Affiliated Holders, the certificates representing the Exchangeable Shares which such Non-Affiliated Holder desires the Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Trustee or the Corporation may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Non-Affiliated Holder thereby instructs the Trustee to exercise the Exchange Right so as to require the Parent to purchase from the Non-Affiliated Holder the number of Exchangeable Shares specified therein, (ii) that such Non-Affiliated Holder has good title to and owns all such Exchangeable Shares to be acquired by the Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Corporation and the Parent of payment) of the taxes (if any) payable as contemplated by section
5.8 hereof. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by the Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     5.6. Delivery of Parent Common Stock; Effect of Exercise.
Promptly after receipt of the certificates representing the Exchangeable Shares that a Non-Affiliated Holder desires the Parent to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right and payment of taxes payable as contemplated by section 5.8 hereof, if any, or evidence thereof), duly endorsed for transfer to the Parent, the Trustee shall notify the Parent and the Corporation of its receipt of the same, which notice to the Parent and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and the Parent shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Non-Affiliated Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Non-Affiliated Holder), a certificate for the number of shares of Parent Common
Stock deliverable in connection with such exercise of the Exchange

Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim created by the Parent or arising from acts or omissions of the Parent) and a cheque for the balance, if any, of the purchase price therefor; provided, however that no such delivery shall be made unless and until the Non-Affiliated Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Corporation and the Parent of the payment of) the taxes (if any) payable as contemplated by section 5.8 hereof. Immediately upon the giving of notice by the Trustee to the Parent and the Corporation of the exercise of the Exchange Right, as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Non-Affiliated Holder of such Exchangeable Shares shall be deemed to have transferred to the Parent all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of shares of Parent Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by the Parent to the Trustee, for delivery to such Non-Affiliated Holder (or to such other persons, if any, properly designated by such Non-Affiliated Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights to such Non-Affiliated Holder shall remain unaffected until such shares of Parent Common Stock are so delivered by the Parent and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Non-Affiliated Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Right.

     5.7. Exercise of Exchange Right Subsequent to Retraction. In the event that a Non-Affiliated Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by such Non-Affiliated Holder (the "Retracted Shares") and is notified by the Corporation pursuant to Section 6.1(4) of the Exchangeable
Share Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Corporation and provided that the Parent shall not have exercised its Retraction Call Right with respect to the Retracted Shares and that the Non-Affiliated Holder shall not have revoked the retraction request delivered by the Non-Affiliated Holder to the Corporation pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Non-Affiliated Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favor of the Non-Affiliated Holder immediately to notify the Trustee of such prohibition against the Corporation redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Non-Affiliated
Holder to the Corporation or to the Transfer Agent (including without limitation a copy of the retraction request delivered pursuant to Section 6.1(1) of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this Article 5.

     5.8. Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to the Parent pursuant to the Exchange Right, the share certificate or certificates representing the Parent Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Non-Affiliated Holder of the Exchangeable Shares so sold without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Non-Affiliated Holder (a) shall pay (and neither the Parent, the Corporation nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Non-Affiliated Holder or (b) shall have established to the satisfaction of the Trustee, the Parent and the Corporation that such taxes, if any, have been paid.

     5.9. Notice of Insolvency Event. Promptly upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation and the Parent shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Corporation or the Parent or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Non-Affiliated Holder, at the expense of the Parent, a notice of such Insolvency Event in the form provided by the Parent, which notice shall contain a brief statement of the right of the Non-Affiliated Holders with respect to the Exchange Right.

     5.10. Call Rights. The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Automatic Exchange Right are hereby agreed, acknowledged and confirmed, and it is agreed and acknowledged that such rights are granted in part in consideration of the obligations of the Parent under this trust agreement.

                            ARTICLE 6

            COVENANTS, REPRESENTATIONS AND WARRANTIES

     6.1. Covenants of Parent Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, the Parent will:

     (a) not declare or pay any dividend on the Parent Common Stock unless (i) the Corporation will have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and (ii) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares;

     (b) advise the Corporation sufficiently in advance of the declaration by the Parent of any dividend on the Parent Common Stock and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Stock and that such dividend on the Exchangeable Shares shall correspond with any requirements of the stock exchange on which the Exchangeable Shares are listed;

     (c) ensure that the record date for determining shareholders entitled to receive any dividend declared on the Parent Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period within which applicable law may be complied with;

     (d) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of
Article 5 of the Exchangeable Share Provisions;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction
Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be;

     (f) use its best efforts to enable the Corporation to maintain the listing of the Exchangeable Shares on The Toronto
Stock Exchange or another stock exchange in Canada prescribed under the Income Tax Act (Canada); and

     (g) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation, in each case under this Section 6.1(g) unless there shall have occurred any breach of or default under the ERS Indenture or the notes secured thereby without waiver thereof by such noteholders.

     6.2 Segregation of Funds. The Parent will cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such other assets as is necessary to enable the Corporation to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of the Non-Affiliated Holders from time to time of the Exchangeable Shares, and to use such funds and other assets so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable.

     6.3. Certain Representations. The Parent hereby represents, warrants and covenants that:

     (a) it has reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) (i) as is equal to the sum of (x) the number of Exchangeable Shares issued and outstanding from time to time and
(y) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit each of the Corporation and the Parent to meet its obligations hereunder, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Corporation or the Parent may now or hereafter be required to issue and/or deliver shares of Parent Common Stock; and

     (b) it is not as of the Effective Date, and has not been at any time within the past five (5) years prior to the Effective
Date, a "United States real property holding corporation" within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

     6.4. Notification of Certain Events. In order to assist the Parent to comply with its obligations hereunder, the Corporation will give the Parent notice of each of the following events at the time set forth below:

          (a) in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or to their distribution;

          (b) immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

          (c) immediately, upon receipt by the Corporation of a Retraction Request (as defined in the Exchangeable Share
     Provisions);

          (d) at least 130 days prior to any Automatic Redemption Date determined by the Board of Directors in accordance with clause (b) of the definition of Automatic Redemption Date in the Exchangeable Share Provisions;

          (e) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire
     Exchangeable Shares; and

          (f) immediately in the event of any determination by the Board of Directors of the Corporation to take any action which would require a vote of the holders of Exchangeable Shares.

     6.5. Delivery of Shares of Parent Common Stock. Upon notice of any event that requires the Corporation to cause to be delivered shares of Parent Common Stock to any holder of Exchangeable Shares, the Parent shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to the Corporation, which shall forthwith deliver the requisite shares of Parent Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such shares of Parent Common Stock shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim created by the Parent or arising from acts or omissions of the Parent.

     6.6. Qualification of Shares of Parent Common Stock. The Parent covenants that if any shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Exchange Right, require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) may be issued and delivered by the Parent to the initial holder thereof, the Parent will in good faith use its best efforts expeditiously to take all such actions and do all such things as are necessary to cause such shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) to be and remain duly registered, qualified or approved. The Parent will in good faith use its best efforts expeditiously to take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 6.7 hereof) to be delivered hereunder, including for greater certainty, pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Exchange Right, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

     6.7  Economic Equivalence.

     (1) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

          (a)  issue or distribute shares of Parent Common Stock
     (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common
     Stock) to holders of shares of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) in lieu of receiving cash dividends;

          (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Parent Common Stock entitling them to subscribe for or to purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock); or

          (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of Parent Common Stock (i) shares or securities of the Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Parent Common Stock), (ii) rights, options or warrants other than those referred to in section 6.7(1)(b) above, (iii) evidences of indebtedness of the Parent or (iv) assets of the Parent;

unless (x) one or both of the Parent or the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) one or both of the Parent or the Corporation shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets at a reasonably proximate time to holders of the Exchangeable Shares.

     (2) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

          (a) subdivide, redivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

          (b) reduce, continue or consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock; or

          (c) reclassify or otherwise change the shares of Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the holders of the shares of Parent Common Stock;

unless (x) the Corporation is permitted under applicable law to at a reasonably proximate time make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

     (3) The Parent will ensure that the record date for any event referred to in section 6.7(1) or 6.7(2) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by the Parent (with simultaneous notice thereof to be given by the Parent to the Corporation).

     (4) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in section 6.7(1) or 6.7(2) hereof and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors:

          (a) in the case of any stock dividend or other distribution payable in shares of Parent Common Stock, the number of such shares issued in proportion to the number of shares of Parent Common Stock previously outstanding;

          (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a share of Parent Common Stock;

          (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in section 6.7(4)(b) hereof, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Parent Common Stock and the current market value (as determined by the Board of Directors in the manner above contemplated) of a share of Parent Common Stock; and

          (d) in the case of any subdivision, redivision or change of the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or the reduction, combination or consolidation or change of the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting the Parent Common Stock, the effect thereof upon the then outstanding shares of Parent Common Stock.

For purposes of the foregoing determinations, the current market value of any security shall be calculated in substantially the same manner as Current Market Price in the case of the Parent Common Stock. The Parent shall not enter into any transaction referred to in Section 6.7(1) or 6.7(2) hereof if the primary purpose thereof is to effect distributions on a per share basis to the holders of the Parent Common Stock that are not the economic equivalent of distributions on a per share basis to holders of the Exchangeable Shares, which shall be determined by the Board of Directors in good faith and in its sole discretion as aforesaid.

     6.8. Tender Offers; etc. In the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to Parent Common Stock (each, an "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and recommended by the Parent Board of Directors, or is otherwise effected or to be effected with the consent or approval of the Parent Board of Directors, the Parent will expeditiously and in good faith use its best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, the Parent will use its best efforts to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

     6.9. Parent Not to Vote Exchangeable Shares. The Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by the Parent and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Canada Business Corporations Act (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Shares held by it or by its direct or indirect Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

     6.10. Due Performance. On and after the effective date of the Plan of Arrangement, the Parent shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of any rights by any holder of Exchangeable Shares or Parent under the Exchangeable Share Provisions.

     6.11. Issuance of Additional Shares. During the term of this trust agreement, the Parent will not issue any shares of Parent
Special Voting Stock in addition to the Voting Share.

                            ARTICLE 7

                     CONCERNING THE TRUSTEE

     7.1. Powers and Duties of the Trustee. The rights, powers, duties and authorities of the Trustee under this trust agreement, in its capacity as trustee of the trust, shall include:

          (a) receipt and deposit of the Voting Share from the Parent as trustee for and on behalf of the Non-Affiliated
     Holders in accordance with the provisions of this trust agreement;

          (b) granting proxies and distributing materials to Non-Affiliated Holders as provided in this trust agreement;

          (c) voting the Non-Affiliated Holder Votes in accordance with the provisions of this trust agreement;

          (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from the Parent as trustee for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this trust agreement;

          (e) exercising the Exchange Right in accordance with the provisions of this trust agreement, and in connection therewith receiving from Non-Affiliated Holders Exchangeable Shares and other requisite documents and distributing to such Non-Affiliated Holders the shares of Parent Common Stock and cheques, if any, to which such Non-Affiliated Holders are entitled upon the exercise of the Exchange Right;

          (f)  holding title to the Trust Estate;

          (g) investing any money forming, from time to time, a part of the Trust Estate as provided in this trust agreement; and

          (h) taking action at the direction of a Non-Affiliated Holder to enforce the obligations of the Corporation and/or the Parent under this trust agreement and/or under the Plan of Arrangement, including the Exchangeable Share Provisions; and

          (i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose for the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this trust agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Non-Affiliated Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do of to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this trust agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

     7.2. No Conflict of Interest. The Trustee represents to the Corporation and the Parent that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in
Article 10 hereof. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Court of Justice (General Division) for an order that the Trustee be replaced as trustee hereunder.

     7.3. Dealings with Transfer Agents, Registrars, etc. The
Corporation and the Parent irrevocably authorize the Trustee, from time to time, to:

          (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable
     Shares and the Parent Common Stock; and

          (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement. The Parent covenants that it will supply the Trustee, or the Transfer Agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Parent Common Stock hereunder, under the Plan of Arrangement, under the Exchangeable Share Provisions and under any other security or commitment given to the Non-Affiliated Holders pursuant thereto, in each case pursuant to the provisions hereof, of the Plan of Arrangement or of the Exchangeable Share provisions or otherwise.

     7.4. Book and Records. The Trustee shall keep available for inspection by the Parent and the Corporation, at the Trustee's principal office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee's actions under this trust agreement, including without limitation all information relating to mailings and instructions to and from Non-Affiliated Holders and all transactions pursuant to the Voting Rights and the Exchange Right for the term of this Agreement. On or before March 31 in every year after the date hereof, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to the Parent and the Corporation a brief report, dated as of the preceding December 31, with respect to: (a) the property and funds comprising the Trust Estate as of that date; (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Non-Affiliated Holders in consideration of the issue and delivery by the Parent of shares of Parent Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and (c) all other actions taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.

     7.5. Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, the Parent shall retain such experts as may be required for the purposes of providing such advice and assistance.

     7.6. Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Non-Affiliated Holder upon such Non-Affiliated Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Non-Affiliated Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to
Article 4 hereof and with respect to the Exchange Right pursuant to
Article 5 hereof, subject to the provisions of section 7.16 hereof. None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

     7.7. Actions by Non-Affiliated Holders. No Non-Affiliated Holder shall have the right to institute any action, suits or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Non-Affiliated Holder has requested the Trustee to take or institute such action, suits or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Non-Affiliated Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Non-Affiliated Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights or the Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Non-Affiliated Holders.

     7.8. Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with any applicable provisions of this trust agreement.

     7.9. Evidence and Authority to Trustee. The Corporation and/or the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by the Corporation and/or the Parent under this trust agreement or as a result of any obligation imposed on the Corporation or the Parent under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation and/or the Parent forthwith if and when:

     (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement gives the Corporation and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of the Corporation and/or the Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement. Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right and except as otherwise specified provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation and/or the Parent it shall be in the form of an Officer's Certificate or a statutory declaration. Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

     (a) declaring that such person has read and understands the provisions of this trust agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

     7.10. Experts, Advisors and Agents. The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Corporation and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

     7.11. Investment of Money Held by Trustee. Unless otherwise provided in this trust agreement, any money held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust money, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such money on the written direction of the Corporation. Pending the investment of any money as hereinbefore provided, such money may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     7.12. Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

     7.13. Trustee Not Bound to Act on Corporation's Request. Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation and/or the Parent or of the directors thereof until a duly executed copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be executed and believed by the Trustee to be genuine.

     7.14. Authority to Carry on Business. The Trustee represents to the Corporation and the Parent that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the other rights granted in or resulting from the Trustee being a party to this trust agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

     7.15. Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Non-Affiliated Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Non-Affiliated Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, the Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

          (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

          (b) all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

     7.16. Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Non-Affiliated Holders, subject to all the terms and conditions herein set forth.

                            ARTICLE 8

                          COMPENSATION

     8.1. Fees and Expenses of the Trustee. The Parent and the Corporation jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this trust agreement; provided that the Parent and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.

                            ARTICLE 9

           INDEMNIFICATION AND LIMITATION OF LIABILITY

     9.1. Indemnification of the Trustee. The Parent and the
Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instructions delivered to the Trustee by the Parent or the Corporation pursuant hereto. In no case shall the Parent or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties if such claim is incurred or suffered by reason of or as a result of the fraud, negligence, wilful misconduct or bad faith of an Indemnified Party and unless the Parent and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, the Parent and the Corporation shall be entitled to participate at their own expense in the defense and, if the Parent and the Corporation so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Parent or the Corporation, such authorization not to be unreasonably withheld; or
(ii) the named parties to any such suit include both the Trustee and the Parent or the Corporation the Trustee shall have been advised by counsel acceptable to the Parent or the Corporation that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to the Parent and the Corporation and that an actual or potential conflict of interest exists (in which case the Parent and the Corporation shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Such indemnification shall survive the resignation or removal of the Trustee and the termination of this trust agreement.

     9.2. Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.

                           ARTICLE 10

                        CHANGE OF TRUSTEE

     10.1. Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent and the Corporation specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless the Parent and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent and the Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.
Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Ontario Court of Justice (General Division) upon application of one or more of the parties hereto.

     10.2. Removal. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by the Parent and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

     10.3. Successor Trustee. Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to the Parent and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor or trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with like effect as if originally named as trustee in this trust agreement. However, on the written request of the Parent and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee, all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trusted, the Parent and the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

     10.4. Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, the Parent and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Non-Affiliated Holder specified in a List. If the Parent or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent and the Corporation.

                           ARTICLE 11

                        PARENT SUCCESSORS

     11.1. Certain Requirements in Respect of Combination, etc.
The Parent shall not consolidate or amalgamate with, or merge into, any other person, but may do so if:

     (a) such other person or (in the case of any consolidation or amalgamation) the continuing corporation (the "Parent Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, acting reasonably, are necessary or advisable to evidence the assumption by the Parent Successor of liability for all money payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this trust agreement; and

     (b) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, in each case acting reasonably, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Non-Affiliated Holders hereunder.

     11.2. Vesting of Powers in Successor. Whenever the conditions of section 11.1 hereof have been duly observed and performed, if required by section 11.1 hereof, the Trustee, the Parent Successor and the Corporation shall execute and deliver the supplemental trust agreement provided for in Article 12 hereof and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this trust agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Parent Board of Directors or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

     11.3. Wholly-Owned Subsidiaries. Except as provided in Section 5.10, nothing herein shall be construed as preventing the amalgamation or consolidation of any Subsidiary of the Parent with the Parent or the winding-up, liquidation or dissolution of any Subsidiary of the Parent, provided that all of the assets of such Subsidiary are transferred to the Parent or a wholly-owned Subsidiary of the Parent.

                           ARTICLE 12

          AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

     12.1. Amendments, Modifications, etc. This trust agreement may not be amended or modified except by an agreement in writing executed by the Corporation, the Parent and the Trustee and approved by the Non-Affiliated Holders in accordance with Section
9.2 of the Exchangeable Share Provisions.

     12.2. Ministerial Amendments. Notwithstanding the provisions of Section 12.1 hereof, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Non-Affiliated Holders, amend or modify this trust agreement for the purposes of:

          (a) adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders hereunder;

          (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors and the Parent Board of Directors and in the opinion of the Trustee and its counsel, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Non-Affiliated Holders as a whole; or

          (c) making such changes or corrections which, on the advice of counsel to the Corporation, the Parent and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors and the Parent Board of Directors shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the NonAffiliated Holders as a whole.

     12.3. Meeting to Consider Amendments. The Corporation, at the request of the Parent, shall call a meeting or meetings of the Non-Affiliated Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

     12.4. Changes in Exchangeable Shares. At all times after the occurrence of any event effected pursuant to Section 6.7 or Section
6.8 of this trust agreement, as a result of which the Exchangeable

Shares are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Exchangeable Shares are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

     12.5. Execution of Supplemental Trust Agreements. No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Corporation (when authorized by a resolution of its Board of Directors), the Parent (when authorized by a resolution of the Parent Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (a) evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

          (b) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, acting reasonably, the rights of the Trustee and the Non-Affiliated Holders as a whole will not be prejudiced thereby.

                           ARTICLE 13

                           TERMINATION

     13.1. Term. The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

          (a) no outstanding Exchangeable Shares are held by any Non-Affiliated Holders;

          (b) each of the Corporation and the Parent elects in writing to terminate the Trust and such termination is approved by the Non-Affiliated Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

          (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United
     Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

     13.2. Survival of Agreement. This trust agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by any Non-Affiliated Holder; provided, however, that the provisions of Article 8 and 9 hereof and the representation contained in Section 6.3(b) hereof shall survive any such termination of this trust agreement.

                           ARTICLE 14

                             GENERAL

     14.1. Severability. If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and this trust agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     14.2. Enurement. This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Non-Affiliated Holders, and with respect to the representations contained in Section 6.3(b), all shareholders of the Corporation who receive Parent Common Stock through holding Exchangeable Shares.

     14.3. Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)  if to the Parent at:

          Electronic Retailing Systems International, Inc.
          488 Main Avenue
          Norwalk, Connecticut  06851

          Attention:  Chairman of the Board

          Telecopy: (203) 849-2501

     (b)  if to the Corporation at:

          Telepanel Systems, Inc.
          245 Riviera Drive
          Markham, Ontario
          Canada L3R SJ9

          Attention:  President

          Telecopy: (905) 477-9528

     (c)  if to the Trustee at:

          The Montreal Trust Company of Canada
          151 Front Street West
          Suite 800
          Toronto, Ontario M5J 2N1

          Telecopy: (416) 981-9800


     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     14.4. Notice of Non-Affiliated Holders. Any and all notices to be given and any documents to be sent to any Non-Affiliated Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by the Canada Business Corporations Act from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such Act, the provisions of which Act shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

     14.5. Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Non-Affiliated Holder by the Trustee or by the Corporation, the Parent or by such Non-Affiliated Holder to the Trustee or to the Parent or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation, in the case of payments made or documents sent by the Trustee or the Corporation or the Parent, and the Non-Affiliated Holder, in the case of payments or documents sent by the Non-Affiliated Holder.

     14.6. Counterparts. This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     14.7. Jurisdiction. This trust agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     14.8. Attornment. The Parent agrees that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, and irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment (after all appeals have been exhausted or waived) of the said courts and agrees not to seek, and hereby waives any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Ontario as its attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                    ELECTRONIC RETAILING SYSTEMS
                     INTERNATIONAL, INC.


                    By:
                       -------------------------------------
                       Name:
                       Title:

                    By:
                       -------------------------------------
                       Name:
                       Title:



                    TELEPANEL SYSTEMS, INC.


                    By:
                       -------------------------------------
                       Name:
                       Title:



                    By:
                       -------------------------------------
                       Name:
                       Title:

                    THE MONTREAL TRUST COMPANY OF CANADA



                    By:
                       -------------------------------------
                       Name:
                       Title:


                    By:
                       -------------------------------------
                       Name:
                       Title:

                                               EXHIBIT 1.1(b)(ii)
AMENDMENTS TO ERS
CERTIFICATE OF INCORPORATION

     Article FOURTH of the Certificate of Incorporation of ERS shall be amended as follows:

     (a) The first paragraph of Article FOURTH shall be deleted and the following new paragraphs substituted therefor:

          "FOURTH: the total number of shares of capital stock which the Corporation shall have the authority to issue is 2,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"), 50,000,000 shares of common stock, $.01 par value per share ("Common Stock"), and one share of special voting stock, $.01 par value per share ("Special Voting Stock"). The following is a description of the different classes and a statement of the relative rights of the holders of the Preferred Stock, the Common Stock and the Special Voting Stock.

          A. Preferred Stock. The powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Preferred Stock shall be as follows:"

     (b)  The following shall be added at the end of Article
FOURTH:

          "B. Common Stock and Special Voting Stock. The rights, privileges and restrictions of the Common Stock and the Special Voting Stock shall be as set forth in this Article
     FOURTH as follows:

          1. (a) Except as otherwise required by law or this Certificate of Incorporation: (a) each holder of record of Common Stock shall have one vote in respect of each share of stock held by the holder on the books of the Corporation, and
     (b) the holder of record of the share of Special Voting Stock shall have a number of votes equal to the number of Exchangeable Shares ("Exchangeable Shares") of Telepanel Systems Inc., a company incorporated under the Canada Business Corporations Act ("Telepanel"), from time to time which are not owned by the Corporation or any of its Subsidiaries (as defined in the Trust Agreement hereinafter identified), in each case for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

          (b) In respect of all matters concerning the voting of shares, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects except as required by applicable law. As permitted by Section 242(b)(ii) of the Delaware

     General Corporation Law, any increase or decrease in the authorized number of shares of Common Stock shall not require the approval of the holders of the Common Stock voting separately as a class.

          2. Subject to any prior rights of holders of Preferred Stock, and the prior payment to the holder of the Special Voting Stock of an amount equal to the par value thereof, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall share ratably in all of the remaining assets of the Corporation available for distribution to its stockholders and the holders of Special Voting Stock shall not be entitled to receive any such assets.

          3. Subject to any prior rights of holders of Preferred Stock of the Corporation, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock and the holders of Special Voting Stock shall not be entitled to receive any such dividends.

          4. (a) Pursuant to the terms of that certain Combination Agreement, dated as of October 29, 1997, between the Corporation and Telepanel, one share of Special Voting Stock is being issued to the trustee (the "Trustee") under the Voting, Support and Exchange Trust Agreement, dated as of
            , 199 (the "Trust Agreement") by and among the Corporation, Telepanel and the Trustee.

          (b) At such time as the Special Voting Stock has no votes attached to it because there are no Exchangeable Shares of Telepanel outstanding which are not owned by the Corporation or, any of its Subsidiaries, and there are no shares of stock, debt, options or other agreements of Telepanel which could give rise to the issuance of any Exchangeable Shares of Telepanel to any person (other than the Corporation or any of its Subsidiaries), the Special Voting Stock shall, without further action, cease to have any rights whatsoever. From and after assignment to the Corporation of the Special Voting Stock in accordance with the Trust Agreement and retirement in accordance with Section 243 of The Delaware General Corporation Law, the Special Voting Stock shall not be reissued."

                                                   EXHIBIT 1.9(a)







                                                    , 1997
                                        ------------

Electronic Retailing Systems
 International, Inc.
488 Main Avenue
Norwalk, Connecticut 06851-2500

Telepanel Systems Inc.
245 Riviera Drive
Markham, Ontario
Canada  L3R SJ9


Ladies and Gentlemen:

     In connection with and in furtherance of the transactions contemplated by the Combination Agreement dated as of October 29, 1997 (the "Agreement") between Electronic Retailing Systems International, Inc., a company incorporated under the laws of the State of Delaware ("ERS"), and Telepanel Systems Inc., a company incorporated under the Canada Business Corporations Act ("Telepanel"), the undersigned hereby agrees that:

     (a) The undersigned will not sell, transfer, pledge, hypothecate or otherwise convey or dispose of or enter into any contract or arrangement for the sale, transfer, pledge, hypothecation, conveyance or other disposition of any shares of the common stock, $.01 par value ("ERS Common Stock"), of ERS or any common shares, without par value ("Telepanel Common Shares"), of Telepanel or any Exchangeable Shares ("Exchangeable Shares") of Telepanel, owned by the undersigned: (x) from the date of the notice (the "Notice") delivered by ERS of its stockholder meeting contemplated under the Agreement (said Notice not to be less than 30 days prior to such meeting) until the earlier of (i) the termination of the Agreement or (ii) the date of the first publication of combined operating results of ERS and Telepanel covering at least a 30-day period after the Effective Date (as specified in the Agreement); or (y) from the date hereof through the date of the Notice if such transactions, individually or in the aggregate, during any 90-day period would relate to securities representing in excess of one percent of the outstanding securities of the same class.

     (b) In order to enable you to enforce the aforesaid covenant against disposition of shares, the undersigned hereby consents to placing stop-transfer orders with the transfer agents, respectively, of the ERS Common Stock, with respect to any shares of ERS Common Stock registered in the name of the undersigned or beneficially owned by the undersigned, and with the transfer agents, respectively, of the Telepanel Common Shares, with respect to any Telepanel Common Shares registered in the name of the undersigned or beneficially owned by the undersigned, and with the transfer agents, respectively, of the Exchangeable Shares, with respect to any Exchangeable Shares registered in the name of the undersigned or beneficially owned by the undersigned.





                                   _______________________________

                                                   EXHIBIT 1.9(b)





                                                        , 1997
                                             -----------


Electronic Retailing Systems
 International, Inc.
488 Main Avenue
Norwalk, Connecticut  06851

Telepanel Systems Inc.
245 Riviera Drive
Markham, Ontario
Canada L3R SJ9


Ladies and Gentlemen:

     In connection with and in furtherance of the transactions contemplated by the Combination Agreement dated as of October 29, 1997 (the "Agreement") between Electronic Retailing Systems International, Inc., a company incorporated under the laws of the State of Delaware ("ERS"), and Telepanel Systems Inc., a company incorporated under the Canada Business Corporations Act ("Telepanel"), the undersigned hereby agrees that:

     (a) The undersigned will not sell, transfer, pledge, hypothecate or otherwise convey or dispose of or enter into any contract or arrangement for the sale, transfer, pledge, hypothecation, conveyance or other disposition of any shares of the common stock, $.01 par value (the "ERS Common Stock"), of ERS, any common shares, without par value ("Telepanel Common Shares"), of Telepanel or any Exchangeable Shares ("Exchangeable Shares") of Telepanel owned by the undersigned: (x) from the date of the notice (the "Notice") delivered by Telepanel of its shareholder meeting contemplated under the Agreement (said Notice not to be less than 30 days prior to such meeting) until the earlier of (i) the termination of the Agreement or (ii) the date of the first publication of combined operating results of ERS and Telepanel covering at least a 30-day period after the Effective Date (as specified in the Agreement); or (y) from the date hereof through the date of the Notice if such transactions, individually or in the aggregate, during any 90-day period would relate to securities representing in excess of one percent of the outstanding securities of the same class.

     (b) The undersigned shall make no disposition of any Exchangeable Shares that it receives pursuant to the Arrangement (as defined in the Agreement), or any shares of ERS Common Stock that it receives in exchange for any Exchangeable Shares, except in accordance with the applicable provisions of the United States Securities Act of 1933, as amended, and the rules and regulations thereunder; and agrees that the certificates evidencing such shares shall bear a customary legend setting forth such restrictions.

     (c) In order to enable you to enforce the aforesaid covenants against disposition of shares, the undersigned hereby consents to placing stop-transfer orders with the transfer agents, respectively, of the ERS Common Stock, with respect to any shares of ERS Common Stock registered in the name of the undersigned or beneficially owned by the undersigned, and with the transfer agents, respectively, of the Telepanel Common Shares, with respect to any Telepanel Common Shares registered in the name of the undersigned or beneficially owned by the undersigned, and with the transfer agents, respectively, of the Exchangeable Shares, with respect to any Exchangeable Shares registered in the name of the undersigned or beneficially owned by the undersigned.

     The undersigned represents that it has no present plan, intention, or arrangement to sell, transfer or otherwise dispose of any of the Exchangeable Shares that it receives pursuant to the Arrangement or any shares of ERS Common Stock that it receives in exchange for Exchangeable Shares, and shall not change such intention or enter into any such arrangement, prior to the Effective Date (as defined in the Agreement).




                                   _______________________________

                                                   EXHIBIT 4.4(b)

     The letter to be delivered to ERS from Telepanel's independent auditors referred to in Section 4.4(b) of the Agreement shall be in form and substance reasonably satisfactory to ERS and contain statements by such auditors to the effect that:

     (1) They are independent certified public accountants with respect to Telepanel within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     (2) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included or incorporated by reference in the Joint Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

     (3) They have not audited any financial statements of Telepanel as of any date or for any period subsequent to the date of the most recent consolidated financial statements audited by them and included or incorporated by reference into the Joint Proxy Statement; although they have conducted an audit for the year ended on the date of the most recent consolidated financial statements audited by them and included or incorporated by reference in the Joint Proxy Statement, the purpose (and therefor the scope) of such audit was to enable them to express their opinion on the consolidated financial statements as of the date of the most recent consolidated financial statements audited by them and included or incorporated by reference into the Joint Proxy Statement and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet included or incorporated by reference in the Joint Proxy Statement, or the unaudited condensed consolidated statements of operations and deficit and changes in financial position included or incorporated by reference in the Joint Proxy Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to January 31, 1997 the date of the most recent consolidated financial statements audited by them and included or incorporated by reference into the Joint Proxy Statement.

     (4) For purposes of such letter, they have read the minutes of the meetings of the stockholders, the Board of Directors (and other appropriate committees, if any) of Telepanel and its subsidiaries as set forth in the minute books from the date of their report on the most recent consolidated financial statements audited by them and included or incorporated by reference in the Joint Proxy Statement to such date not more than five business days prior to the date of the Joint Proxy Statement, officials of Telepanel having advised them that the minutes of all such meetings through that date were set forth therein (except for the minutes of any Board of Directors meeting which were not approved in final form, for which drafts were provided to them; officials of Telepanel having represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to such date not more than five business days prior to the date of the Joint Proxy Statement (their work not having extended to the period from such date not more than five business days prior to the date of the Joint Proxy Statement to the date of the Joint Proxy Statement, inclusive) as follows:

          (a) With respect to the periods covered by the unaudited financial statements of Telepanel and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy Statement, they have:

               (1) performed the procedures specified by the Canadian Institute of Chartered Accountants for the review of unaudited interim financial information included in prospectuses or other offering documents as set out in the CICA Handbook section 7100, on the most recent unaudited condensed consolidated balance sheet, the most recent unaudited condensed consolidated statements of operations and deficit and changes in financial position included or incorporated by reference in the Joint Proxy Statement; and

               (2) inquired of certain officials of Telepanel who have responsibility for financial and accounting matters whether the unaudited consolidated condensed financial statements referred to under (a)(1) above comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder.

          (b) With respect to the period from the date of the most recent financial statements of Telepanel and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy Statement to the end of the next to last month prior to the calendar month of the date of the joint Proxy Statement, they have:

               (1) read the unaudited consolidated financial data of Telepanel and subsidiaries for each month of both the current year and the corresponding month of the prior year furnished them by Telepanel, officials of Telepanel having advised them that no such financial data as of any date or for any period subsequent to the end of the next to last month prior to the calendar month of the date of the Joint Proxy Statement were available; and

               (2) inquired of certain officials of Telepanel who have responsibility for financial and accounting matters as to whether the unaudited financial data referred to under (b)(1) above are stated on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Joint Proxy Statement.

The foregoing procedures do not constitute an audit made in accordance with Canadian GAAP. Also, such procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, they make no representations as to the sufficiency of the foregoing procedures for purposes of ERS.

     (5) Nothing came to their attention as a result of the foregoing procedures, however, that caused them to believe that:

          (a)(i) the unaudited condensed consolidated financial statements described in 4(a)(1) above, included in the Joint Proxy Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (ii) any material modifications should be made to the unaudited condensed consolidated financial statements described in 4(a)(1) for them to be in conformity with Canadian GAAP; or

          (b)(i) as of the end of the next to last month prior to the calendar month of the date of the Joint Proxy Statement, there was, except as set forth in such letter, any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of Telepanel and subsidiaries consolidated as compared with amounts shown in the most recent unaudited condensed consolidated balance sheet of Telepanel included in the Joint Proxy Statement or (ii) for the period from the date of the most recent balance sheet of Telepanel included or incorporated by reference in the Joint Proxy Statement to the end of the month immediately preceding the date of the Joint Proxy Statement, unless the date of the Joint Proxy Statement is within the first 15 calendar days of a month, in which case the end of the next to last month prior to the calendar month of the date of the Joint Proxy Statement, there were, except as set forth in such letter, any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or increases in the total or per-share amounts of loss before extraordinary items or of net loss, except in all instances for changes, increases or decreases which the Joint Proxy Statement discloses have occurred or may occur.

     (6) As mentioned under (4)(b), Telepanel officials have advised them that no consolidated financial data as of any date or for any period subsequent to the end of the next to last month prior to the calendar month of the date of the Joint Proxy Statement are available; accordingly, the procedures carried out by them with respect to changes in financial statement items after the date of the most recent financial statements of Telepanel and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy Statement have, of necessity, been even more limited than those with respect to the periods referred to in (4). They have made inquiries of certain officials of Telepanel who have responsibility for financial and accounting matters as to whether
(i) there was any change at a date not more than five business days prior to the date of the Joint Proxy Statement in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of Telepanel and subsidiaries consolidated as compared with amounts shown on the most recent condensed consolidated balance sheet of Telepanel included or incorporated by reference in the Joint Proxy Statement, or (ii) for the period from the date of the most recent condensed consolidated balance sheet of Telepanel included or incorporated by reference in the Joint Proxy Statement to a date not more than five business days before the date of the Joint Proxy Statement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or increases in the total or per-share amounts of loss before extraordinary items or of net loss. On the basis of these inquiries and their reading of the minutes as described in (4), nothing came to their attention that caused them to believe that there was, except as set forth in such letter, any such change, increase or decrease, except in all instances for changes, increases or decreases which the Joint Proxy Statement discloses have occurred or may occur.

                                                   EXHIBIT 4.4(c)


     The letter to be delivered to Telepanel from ERS' independent auditors referred to in Section 4.4(c) of the Agreement shall be in form and substance reasonably satisfactory to Telepanel and contain statements by such auditors to the effect that:

     (1) They are independent certified public accountants with respect to ERS within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     (2) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included or incorporated by reference in the Joint Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

     (3) They have not audited any financial statements of ERS as of any date or for any period subsequent to the date of the most recent consolidated financial statements audited by them and included or incorporated by reference into the Joint Proxy Statement; although they have conducted an audit for the year ended on the date of the most recent consolidated financial statements audited by them and included or incorporated by reference in the Joint Proxy Statement, the purpose (and therefor the scope) of such audit was to enable them to express their opinion on the consolidated financial statements as of the date of the most recent consolidated financial statements audited by them and included or incorporated by reference into the Joint Proxy Statement and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet included or incorporated by reference in the Joint Proxy Statement, or the unaudited condensed consolidated statements of income, and of cash flows, and of changes in stockholder equity included or incorporated by reference in the Joint Proxy Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to the date of the most recent consolidated financial statements audited by them and included or incorporated by reference into the Joint Proxy Statement.

     (4) For purposes of such letter, they have read the minutes of the meetings of the stockholders, the Board of Directors (and other appropriate committees, if any) of ERS and its subsidiaries as set forth in the minute books from the date of their report on the most recent consolidated financial statements audited by them and included or incorporated by reference in the Joint Proxy
Statement to such date not more than five business days prior to the date of the Joint Proxy Statement, officials of ERS having advised them that the minutes of all such meetings through that date were set forth therein (except for the minutes of any Board of Directors meeting which were not approved in final form, for which drafts were provided to them; officials of ERS having represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to such date not more than five business days prior to the date of the Joint Proxy
Statement (their work not having extended to the period from such date not more than five business days prior to the date of the Joint Proxy Statement to the date of the Joint Proxy Statement, inclusive) as follows:

          (a) With respect to the periods covered by the unaudited financial statements of ERS and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy
     Statement, they have:

               (1) performed the procedures specified by the American Institute of Certified Public Accountants for the review of unaudited interim financial information as described in SAS No. 71, Interim Financial Information, on the most recent unaudited condensed consolidated balance sheet, the most recent unaudited condensed consolidated statements of income, of cash flows and of changes in stockholders' equity included or incorporated by reference in the Joint Proxy Statement; and

               (2) inquired of certain officials of ERS who have responsibility for financial and accounting matters whether the unaudited consolidated condensed financial statements referred to under (a)(1) above comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder.

          (b) With respect to the period from the date of the most recent financial statements of ERS and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy Statement to the end of the next to last month prior to the calendar month of the date of the joint Proxy Statement, they have:

               (1) read the unaudited consolidated financial data of ERS and its consolidated subsidiaries for each month of both the current year and the corresponding month of the prior year furnished them by ERS, officials of ERS having advised them that no such financial data as of any date or for any period subsequent to the end of the next to last month prior to the calendar month of the date of the Joint Proxy Statement were available; and

               (2) inquired of certain officials of ERS who have responsibility for financial and accounting matters as to whether the unaudited financial data referred to under
          (b)(1) above are stated on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Joint Proxy Statement.

The foregoing procedures do not constitute an audit made in accordance with U.S. GAAP. Also, such procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, they make no representations as to the sufficiency of the foregoing procedures for purposes of Telepanel.

     (5) Nothing came to their attention as a result of the foregoing procedures, however, that caused them to believe that:

          (a)(i) the unaudited condensed consolidated financial statements described in 4(a)(1) above, included in the Joint Proxy Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (ii) any material modifications should be made to the unaudited condensed consolidated financial statements described in 4(a)(1) for them to be in conformity with U.S. GAAP; or

          (b)(i) as of the end of the next to last month prior to the calendar month of the date of the Joint Proxy Statement, there was, except as set forth in such letter, any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of ERS and subsidiaries consolidated as compared with amounts shown in the most recent unaudited condensed consolidated balance sheet of ERS included in the Joint Proxy Statement or (ii) for the period from the date of the most recent balance sheet of ERS included or incorporated by reference in the Joint Proxy Statement to the end of the month immediately preceding the date of the Joint Proxy Statement, unless the date of the Joint Proxy Statement is within the first 15 calendar days of a month, in which case the end of the next to last month prior to the calendar month of the date of the Joint Proxy Statement, there were, except as set forth in such letter, any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or increases in the total or per-share amounts of loss before extraordinary items or of net loss, except in all instances for changes, increases or decreases which the Joint Proxy Statement discloses have occurred or may occur.

     (6) As mentioned under (4)(b), ERS officials have advised them that no consolidated financial data as of any date or for any period subsequent to the end of the next to last month prior to the calendar month of the date of the Joint Proxy Statement are available; accordingly, the procedures carried out by them with respect to changes in financial statement items after the date of the most recent financial statements of ERS and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy Statement have, of necessity, been even more limited than those with respect to the periods referred to in (4). They have made inquiries of certain officials of ERS who have responsibility for financial and accounting matters as to whether (i) there was any change at a date not more than five business days prior to the date of the Joint Proxy Statement in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of ERS and subsidiaries consolidated as compared with amounts shown on the most recent condensed consolidated balance sheet of ERS included or incorporated by reference in the Joint Proxy Statement, or (ii) for the period from the date of the most recent condensed consolidated balance sheet of ERS included or incorporated by reference in the Joint Proxy Statement to a date not more than five business days before the date of the Joint Proxy Statement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or increases in the total or per-share amounts of loss before extraordinary items or of net loss. On the basis of these inquiries and their reading of the minutes as described in (4), nothing came to their attention that caused them to believe that there was, except as set forth in such letter, any such change, increase or decrease, except in all instances for changes, increases or decreases which the Joint Proxy Statement discloses have occurred or may occur.

     (7)  At your request, they have:

          (a) read the unaudited pro forma condensed consolidated balance sheet and the unaudited pro form condensed consolidated statements of income, included in the Joint Proxy Statement.

          (b) inquired of certain officials of ERS and of Telepanel who have responsibility for financial and accounting matters about:

          (i) the basis for their determination of the pro forma adjustments, and

          (ii) whether the unaudited pro forma condensed consolidated financial statements referred to in
               (7)(a) comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of the SEC's Regulation S-X.

          (c) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumption, the pro form adjustments, and the application of those adjustments to historical financial information. Accordingly, they do not express such an opinion.
The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, they make no representation about the sufficiency of such procedures for your purposes.

     (8) Nothing, except as set forth in such letter, came to their attention as a result of the procedures specified in paragraph (7), however, that caused them to believe that the unaudited pro forma condensed consolidated financial statements referred to in (7)(a) included in the Joint Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of the SEC's Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had they performed additional procedures or had we made an examination of the condensed consolidated pro forma financial statements, other matters might have come to their attention that would have been reported to you.

                                                     Exhibit 5.10

                    AMENDMENTS TO ERS BY-LAWS

     (i) The second sentence of Section 1 of Article IV shall be deleted and the following substituted in lieu thereof:

     "The number of Directors which shall constitute the whole Board shall be nine; provided, however, that the size of the Board shall increase automatically, without any further amendment to this Section 1, to ten (10) Directors upon the election or appointment of the Additional Nominee (as hereinafter defined). The "Additional Nominee" shall be defined as any nominee for election or appointment to the Board of Directors pursuant to contractual obligations entered into by the Corporation prior to the Closing Date, other than pursuant to Section 4.15 of the Combination Agreement (as such terms are hereinafter defined), as such obligations may subsequently be amended, and any replacements or substitutions for such obligations."

     (ii) Sections 1 through 4, inclusive, of Article V shall be deleted and the following added after Section 12 of Article IV:

     "Section 13. Approval of Certain Actions. Notwithstanding the provisions contained in Section 8 of this Article IV (and without limiting any provision contained in Section 9 of this Article IV), until the second anniversary of the Closing Date the affirmative vote of at least two-thirds of the Directors then serving, at a meeting at which a quorum is present, shall be required to authorize the following acts of the Board of Directors:

          (a) appointment of a principal executive officer of the Corporation under Section 1 of Article V; and

          (b) any fundamental change in the business of the Corporation and its subsidiaries, taken as a whole, from the business conducted thereby on the Closing Date and any business related, ancillary or complementary thereto and any business utilizing any technology, know-how, patents, processes, copyrights or other intellectual property now or hereafter developed thereby.

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                           ARTICLE IVA

                  CORPORATE EXECUTIVE COMMITTEE

     There shall be a Corporate Executive Committee, which shall consist of the Chairman of the Board and each Vice Chairman of the Board, and such other officers of the Corporation as may from time to time be determined by the Board of Directors. The Corporate Executive Committee, under the direction of the Board of Directors, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and, as a body, shall exercise the principal executive authority of the Corporation. All decisions of the Corporate Executive Committee shall require the concurrence of a majority of its members.

                           ARTICLE V

                           OFFICERS

     Section 1. Number, Election and Term of Office. The officers of the Corporation shall be a Chairman of the Board, two Vice Chairmen of the Board, a President, an Executive Vice President, one or more Vice Presidents, a Secretary and a Treasurer, and may, at the discretion of the Board of Directors, include any other officers and agents as the interest of the Corporation may require. The Corporate Executive Committee may, subject to approval by the Board of Directors as set forth under Section 13 of Article IV, authorize the Chairman of the Board, either Vice Chairman of the Board, the President, or any other officer of the Corporation, or any combination of them, to exercise the duties of the principal executive officer of the Corporation, under the direction of the Corporate Executive Committee. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person.

     Section 2. Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and all meetings of the stockholders and will perform such other duties as may from time to time be assigned to him by the Board of Directors, the Corporate Executive Committee, or these By-laws.

     Section 2A. Vice Chairmen of the Board. In the absence of the Chairman of the Board or in the event of his death, inability or refusal to act, either Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all the restrictions on the Chairman of the Board. The Vice Chairmen of the Board shall perform such other duties as may be prescribed from time to time by the Board, the Corporate Executive Committee, or these by-laws.
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     Section 3. President. The President shall have such powers and duties as from time to time may be assigned to him by the Board of Directors, the Corporate Executive Committee, or these By-laws, and shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have the general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto, and to sign stock certificates. Subject to authorization and approval by the Board of Directors, the Corporate Executive Committee, or pursuant to these By-laws, he shall have the authority: to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation; and to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him.

     Section 3A. Executive Vice President. The Executive Vice President shall be the chief operating officer of the Corporation and manage the day-to-day operations of the Corporation. The Executive Vice President shall report to the Corporate Executive Committee and shall have such other powers and duties as from time to time may be assigned to him by the Corporate Executive Committee or by the Board of Directors and, generally, shall exercise all the powers and authority usually appertaining to the chief operating officer of a corporation. The Executive Vice President shall, during the absence or incapacity of the President, assume and perform his duties.

     Section 4. Vice Presidents. The Vice Presidents shall perform such duties as the President, the Executive Vice President, the Corporate Executive Committee or the Board of Directors shall require. Any Vice President shall, during the absence or incapacity of the Executive Vice President, assume and perform his duties."

     (iii) Article XIV shall be amended to read as follows:

                         "ARTICLE XIV

                           AMENDMENTS

     Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors; provided, however, that, until the second anniversary of the Closing Date (as defined in the Combination
Agreement dated October 29, 1997 [the "Combination Agreement"] between the Corporation and Telepanel Systems, Inc.), the size of the Board of Directors, as set forth in Section 1 of Article IV, and the provisions of Section 13 of Article IV, may only be amended by a vote of at least two-thirds of the Board of Directors or by the affirmative vote of the Corporation's stockholders holding and
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voting in favor thereof a majority of the voting power of the shares of the Corporation entitled to vote thereon, at any annual stockholders' meeting or at any special stockholders' meeting."